CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Amount of Registration Fee(2)
Brandywine Realty Trust 6.90% Series E Cumulative Redeemable Preferred Shares, $0.01 par value per share and liquidation preference $25 per share	4,600,000 (1)	$25.00	$115,000,000	$13,179

(1)	Includes 600,000 shares of 6.90% Series E Cumulative Redeemable Preferred Shares, $0.01 par value per share and liquidation preference $25 per share, which may be purchased by the underwriters upon the exercise of the underwriters’ over-allotment option.

(2)	The filing fee is calculated in accordance with Rule 457(r) of the Securities Act of 1933 and is paid herewith.

Filed Pursuant to Rule 424(b)(5)
Registration No. 333-174700

PROSPECTUS    SUPPLEMENT

(to Prospectus dated June 3, 2011)

4,000,000 Shares

6.90% Series E Cumulative Redeemable Preferred Shares of Beneficial Interest (Liquidation Preference $25 Per Share)

Brandywine Realty Trust is offering 4,000,000 shares of its 6.90% Series E Cumulative Redeemable Preferred Shares of Beneficial Interest, $0.01 par value per share and liquidation preference $25.00 per share, or “Series E Preferred Shares.”

Distributions on the Series E Preferred Shares will be payable on a cumulative basis quarterly in arrears on or about January 15, April 15, July 15 and October 15 of each year. The distribution rate will be 6.90% per annum of the $25.00 liquidation preference, which is equivalent to $1.725 per annum per Series E Preferred Share. The first distribution on the Series E Preferred Shares sold in this offering will be paid on July 15, 2012 and will be in the amount of $0.4504 per share.

Generally, we may not redeem the Series E Preferred Shares until April 11, 2017. On and after April 11, 2017, we may, at our option, redeem the Series E Preferred Shares, in whole or in part, at any time at a redemption price of $25.00 per share, plus any accumulated and unpaid distributions to, but not including the redemption date. In addition, upon the occurrence of a change of control the result of which is that our common shares of beneficial interest, $0.01 par value per share, or “common shares,” and the common securities of the acquiring or surviving entity (or American Depositary Receipts representing such securities) are not listed on the New York Stock Exchange, the NYSE Amex or NASDAQ or listed or quoted on a successor exchange or quotation system, we may, at our option, redeem the Series E Preferred Shares, in whole or in part, no later than 120 days after the first date on which such change of control occurs, at a redemption price of $25.00 per share, plus any accumulated and unpaid distributions to, but not including the redemption date. If we exercise any of our redemption rights relating to the Series E Preferred Shares, the holders of Series E Preferred Shares will not have the conversion right described below. The Series E Preferred Shares will have no maturity date and will remain outstanding indefinitely unless redeemed by us or converted into common shares in connection with a change of control by the holders of Series E Preferred Shares.

Upon the occurrence of a change of control event, each holder of Series E Preferred Shares will have the right (unless, prior to the change of control conversion date, we have provided or provide notice of our election to redeem the Series E Preferred Shares) to convert some or all of the Series E Preferred Shares held by such holder on the change of control conversion date into a number of our common shares per Series E Preferred Share to be converted equal to the lesser of:

•

the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference plus the amount of any accumulated and unpaid distributions to, but not including the change of control conversion date (unless the change of control conversion date is after a record date for a Series E Preferred Share distribution payment and prior to the corresponding Series E Preferred Share distribution payment date, in which case no additional amount for such accumulated and unpaid distribution will be included in this sum) by (ii) the common share price (as defined herein); and

•	4.3215, subject to certain adjustments,

subject, in each case, to an aggregate cap on the total number of common shares issuable upon exercise of the change of control conversion right and to provisions for the receipt of alternative consideration as described under “Description of the Series E Preferred Shares — Conversion Rights” in this prospectus supplement.

We are organized and conduct our operations to qualify as a real estate investment trust, or “REIT,” for federal income tax purposes. To assist us in qualifying as a REIT, among other purposes, ownership of our outstanding Series E Preferred Shares by any person is subject to certain restrictions on ownership and transfer. See “Description of the Series E Preferred Shares — Restrictions on Ownership and Transfer” in this prospectus supplement and “Description of the Shares of Beneficial Interest — Shares — Restrictions on Transfer” in the accompanying prospectus.

There is currently no public market for the Series E Preferred Stock. We intend to file an application to list the Series E Preferred Shares on the New York Stock Exchange under the symbol “BDN PrE.” If this listing is approved, we expect trading to commence within 30 days after initial delivery of the Series E Preferred Shares. Our common shares are listed on the New York Stock Exchange under the symbol “BDN.” The last reported sale price of our common shares on the New York Stock Exchange on April 2, 2012 was $11.57 per share.

Investing in our Series E Preferred Shares involves a high degree of risk. Before investing in our Series E Preferred Shares, you should carefully read the discussion of material risks of investing in our Series E Preferred Shares under “Risk Factors ” beginning on page S-8 of this prospectus supplement and beginning on page 14 of our Annual Report on Form 10-K for the year ended December 31, 2011.

We have granted the underwriters a 30-day option to purchase up to an additional 600,000 Series E Preferred Shares from us at the public offering price, less the underwriting discount, if the underwriters sell more than 4,000,000 Series E Preferred Shares in this offering.

Neither the Securities and Exchange Commission, nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement and the accompanying prospectus are truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the Series E Preferred Shares on or about April 11, 2012.

Joint Book-Running Managers

BofA Merrill Lynch	Citigroup

Senior Co-Managers

J.P. Morgan	RBC Capital Markets

Co-Managers

Janney Montgomery Scott	PNC Capital Markets LLC

Prospectus Supplement dated April 3, 2012.

PROSPECTUS SUPPLEMENT

PROSPECTUS

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any applicable free writing prospectus filed with the Securities and Exchange Commission, or “SEC,” in connection with this offering. We have not, and the underwriters have not, authorized anyone to provide you with additional or different information. If any person provides you with additional or different information, you should not rely on it. Neither we nor the underwriter is making an offer to sell Series E Preferred Shares in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, any such free writing prospectus and the documents incorporated by reference herein and therein is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes certain matters relating to us and this offering. The second part is the accompanying prospectus, which gives more general information about our preferred shares and other securities we may offer from time to time.

You should carefully read this prospectus supplement, the accompanying prospectus and the additional information incorporated by reference herein before investing in our Series E Preferred Shares. See “Incorporation of Certain Information By Reference” and “Where You Can Find More Information” in this prospectus supplement. These documents contain important information that you should consider before making your investment decision. This prospectus supplement and the accompanying prospectus contain the terms of this offering of Series E Preferred Shares. This prospectus supplement may add, update or change information contained in or incorporated by reference in the accompanying prospectus. If the information in or incorporated by reference in this prospectus supplement is inconsistent with any information contained in or incorporated by reference in the accompanying prospectus, the information in or incorporated by reference in this prospectus supplement will apply and will supersede the inconsistent information contained in or incorporated by reference in the accompanying prospectus.

As used in this prospectus supplement, unless the context otherwise requires, references to “Brandywine” refer to Brandywine Realty Trust, a Maryland real estate investment trust, or “REIT”; references to the “Operating Partnership” refer to Brandywine Operating Partnership, L.P., a Delaware limited partnership; and references to “we,” “us,” “our” or similar expressions refer collectively to Brandywine Realty Trust and its consolidated subsidiaries (including the Operating Partnership).

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus, together with other documents and information incorporated by reference into this prospectus, contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or “Securities Act,” and Section 21E of the Securities Exchange Act of 1934, as amended, or “Exchange Act,” including statements relating to business and real estate development activities, acquisitions, dispositions, future capital expenditures, financing sources, governmental regulation (including environmental regulation) and competition. These statements are based on assumptions and expectations that may not be realized and are inherently subject to risks, uncertainties and other factors, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Although we believe the expectations reflected in these forward-looking statements are based on reasonable assumptions, future events and actual results, performance, transactions or achievements, financial and otherwise, may differ materially from the results, performance, transactions or achievements expressed or implied by the forward-looking statements contained in or contemplated by this prospectus supplement or the accompanying prospectus. Any forward-looking statements should be considered in light of the risks and uncertainties referred to in this prospectus supplement, the accompanying prospectus and our Annual Report on Form 10-K for the year ended December 31, 2011 and, from time to time, in other reports we file with the SEC or in other documents that we publicly disseminate. The most significant of these risks, uncertainties and other factors that might cause such differences include, but are not limited to:

•	the continuing impact of the global economic slowdown, which is having and may continue to have a negative effect on the following, among other things:

•	the fundamentals of our business, including overall market occupancy, demand for office space and rental rates;

•	the financial condition of our tenants, many of which are financial, legal and other professional firms, our lenders, counterparties to our derivative financial instruments and institutions that hold

S-ii

our cash balances and short-term investments, which may expose us to increased risks of default by these parties;

•

the availability of financing on attractive terms or at all, which may adversely impact our future interest expense and our ability to pursue acquisition and development opportunities and refinance existing debt; and

•

a decline in real estate asset valuations, which may limit our ability to dispose of assets at attractive prices or obtain or maintain debt financing secured by our properties or on an unsecured basis.

•	changes in local real estate conditions (including changes in rental rates and the number of properties that compete with our properties);

•	changes in the economic conditions affecting industries in which our principal tenants compete;

•	the unavailability of equity and debt financing;

•	our failure to lease unoccupied space in accordance with our projections;

•	our failure to re-lease occupied space upon expiration of leases;

•	tenant defaults and the bankruptcy of major tenants;

•	increases in interest rates;

•	failure of interest rate hedging contracts to perform as expected and the effectiveness of such arrangements;

•	failure of acquisitions to perform as expected;

•	unanticipated costs associated with the acquisition, integration and operation of our acquisitions;

•	unanticipated costs to complete, lease-up and operate our developments and redevelopments;

•

unanticipated costs associated with land development, including building moratoriums and inability to obtain necessary zoning, land-use, building, occupancy and other required governmental approvals, construction cost increases or overruns and construction delays;

•	impairment charges;

•	increased costs for, or lack of availability of, adequate insurance, including for terrorist acts;

•	actual or threatened terrorist attacks;

•	demand for tenant services beyond those traditionally provided by landlords;

•	liability under environmental or other laws;

•	failure or bankruptcy of real estate venture partners;

•	inability of real estate venture partners to fund venture obligations;

S-iii

•	failure of dispositions to close in a timely manner;

•	failure of buyers of our properties to comply with terms of their financing agreements to us;

•	earthquakes and other natural disasters;

•	the unforeseen impact of climate change and compliance costs relating to laws and regulations governing climate change;

•	risks associated with federal, state and local tax audits;

•	complex regulations relating to our status as a REIT and the adverse consequences of our failure to qualify as a REIT; and

•	the impact of newly adopted accounting principles on our accounting policies and on period-to-period comparisons of financial results.

In light of these uncertainties and risks, prospective investors are cautioned not to place undue reliance on these forward-looking statements. Except with respect to such material changes to our risk factors as may be reflected from time to time in our periodic reports or as otherwise required by law, we are under no obligation to, and expressly disclaim any obligation to, update or revise any forward-looking statements included or incorporated by reference in this prospectus supplement or the accompanying prospectus, whether as a result of new information, future events or otherwise. Because of the factors referred to above, the future events discussed in or incorporated by reference in this prospectus supplement or the accompanying prospectus may not occur and actual results, performance or achievement could differ materially from that anticipated or implied in the forward-looking statements.

S-iv

SUMMARY

The information below is only a summary of more detailed information included elsewhere in or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary does not contain all the information that is important to you or that you should consider before investing in our Series E Preferred Shares. You should read carefully this prospectus supplement and the accompanying prospectus, as well as the information incorporated by reference.

Brandywine Realty Trust

We are a self-administered and self-managed REIT that provides leasing, property management, development, redevelopment, acquisition and other tenant-related services for a portfolio of office and industrial properties. We own our assets and conduct our operations through our operating subsidiary, Brandywine Operating Partnership, L.P., and its subsidiaries. We control the Operating Partnership as its sole general partner and, as of December 31, 2011, owned an approximate 98.1% interest in the Operating Partnership.

As of December 31, 2011, we owned and consolidated 232 properties (collectively, the “Properties”) containing an aggregate of approximately 25.2 million net rentable square feet. The Properties include 207 office properties, 20 industrial properties and five mixed-use properties. As of December 31, 2011, we also owned interests in 18 unconsolidated real estate ventures (collectively, the “Real Estate Ventures”) that own properties that contain approximately 6.7 million net rentable square feet. In addition, as of December 31, 2011, we owned 444 acres of undeveloped land, and held options to purchase approximately 52 additional acres of undeveloped land. The Properties and the properties owned by the Real Estate Ventures are located in or near Philadelphia, Pennsylvania; Metropolitan Washington, D.C.; Southern and Central New Jersey; Richmond, Virginia; Wilmington, Delaware; Austin, Texas; and Oakland, Concord, Carlsbad and Rancho Bernardo, California. In addition to managing properties that we own, as of December 31, 2011, we managed approximately 7.4 million square feet of office and industrial properties for third parties and Real Estate Ventures. Unless otherwise indicated, all references to square feet represent net rentable area.

We were organized and commenced operations in 1986 as a Maryland REIT. Our Operating Partnership was formed and commenced operations in 1996 as a Delaware limited partnership.

Our principal executive offices are located at 555 East Lancaster Avenue, Radnor, Pennsylvania 19087, and our telephone number is (610) 325-5600.

We maintain an Internet website at http://www.brandywinerealty.com. We have not incorporated by reference into this prospectus supplement or the accompanying prospectus the information in, or that can be accessed through, our website, and you should not consider it to be a part of this prospectus supplement or the accompanying prospectus.

Recent Developments

Herndon Property

On March 22, 2012, we sold a 268,240 square foot office property located in Herndon, Virginia for $91.1 million to Wells Core REIT-South Lake at Dulles Corner LLC. We estimate that we will recognize a gain on the sale in the amount of $14.5 million during the three-month period ended March 31, 2012.

Credit Facilities

On February 1, 2012, we refinanced our unsecured loan facilities. We entered into a new $600 million four-year unsecured revolving credit facility and three unsecured term loans in the aggregate amount of $600 million (collectively, the “New Term Loans”), which will mature on dates ranging from three to seven years. We used the proceeds of the New Term Loans to repay all balances outstanding under, and concurrently terminate, our then-existing $600 million unsecured revolving credit facility and $183 million unsecured term loan, each of which had been scheduled to mature on June 29, 2012.

Redemption of Series C Preferred Shares

On April 3, 2012, we issued a notice of exercise of our optional redemption right with respect to all of our 2,000,000 issued and outstanding 7.50% Series C Cumulative Redeemable Preferred Shares, or “Series C Preferred Shares,” at a redemption price of $25.00 per share ($50 million in the aggregate), plus accumulated and unpaid distributions thereon up to and including the redemption date of May 3, 2012.

The Offering

Issuer	Brandywine Realty Trust.

Securities Offered	4,000,000 Series E Preferred Shares (or 4,600,000 Series E Preferred shares if the underwriters exercise in full their option to purchase 600,000 additional Series E Preferred Shares). We reserve the right to issue and sell additional Series E Preferred Shares at any time or from time to time.

Distributions	Holders of the Series E Preferred Shares will be entitled to receive cumulative cash distributions on the Series E Preferred Shares at the rate of 6.90% per annum of the $25.00 per share liquidation preference (equivalent to $1.725 per annum per Series E Preferred Share). Distributions on the Series E Preferred Shares will be payable quarterly in arrears on or about January 15, April 15, July 15 and October 15 of each year. The first distribution on the Series E Preferred Shares sold in this offering will be paid on July 15, 2012 and will be in the amount of $0.4504 per share.

No Maturity	The Series E Preferred Shares will have no maturity date, and we are not required to redeem the Series E Preferred Shares. In addition, we are not required to set apart funds to redeem the Series E Preferred Shares. Accordingly, the Series E Preferred Shares will remain outstanding indefinitely unless we decide to redeem them or, under circumstances where the holders of Series E Preferred Shares have a conversion right, the holders of Series E Preferred Shares decide to convert them into common shares.

Optional Redemption	We may not redeem the Series E Preferred Shares prior to April 11, 2017, except as described under “Special Optional Redemption” and in limited circumstances relating to our continuing qualification as a REIT. On and after April 11, 2017, we may, at our option, redeem the Series E Preferred Shares, in whole or in part, at any time at a redemption price of $25.00 per share, plus any accumulated and unpaid distributions to, but not including the redemption date.

Special Optional Redemption	In connection with a Change of Control (as defined below), we may, at our option, redeem the Series E Preferred Shares, in whole or in part, no later than 120 days after the first date on which such Change of Control occurs, at a redemption price of $25.00 per share, plus any accumulated and unpaid distributions to, but not including the redemption date. If, prior to the Change of Control Conversion Date (as defined herein), we have provided or provide notice of exercise of redemption with respect to the Series E Preferred Shares (whether pursuant to our optional redemption right or our special optional redemption right), the holders of Series E Preferred Shares will not have the conversion rights described below.

A “Change of Control” means the following events have occurred and are continuing:

•

the acquisition by any “person” or “group” (within the meaning of Section 13(d)(3) of the Exchange Act) of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of our shares entitling that person to exercise more than 50% of the total voting power of all of our shares entitled to vote generally in elections of trustees (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the passage of time or occurrence of a subsequent condition); and

•

following the closing of any transaction referred to in the above bullet point, neither we nor the acquiring or surviving entity has a class of common securities (or American Depositary Receipts (“ADRs”) representing such securities) listed on the New York Stock Exchange, the NYSE Amex or NASDAQ or listed or quoted on an exchange or quotation system that is a successor to the New York Stock Exchange, the NYSE Amex or NASDAQ.

Conversion Rights	Upon the occurrence of a Change of Control, each holder of Series E Preferred Shares will have the right, unless, prior to the Change of Control Conversion Date, we have provided or provide notice of exercise of our redemption rights with respect to the Series E Preferred Shares (whether pursuant to our optional redemption right or our special optional redemption right), to convert some or all of the Series E Preferred Shares held by such holder on the Change of Control Conversion Date into a number of our common shares per Series E Preferred Share to be converted equal to the lesser of:

•

the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference plus the amount of any accumulated and unpaid distributions to, but not including the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a record date for a Series E Preferred Share distribution payment and prior to the corresponding Series E Preferred Share distribution payment date, in which case no additional amount for such accumulated and unpaid distribution will be included in this sum) by (ii) the Common Share Price (as defined herein); and

•	4.3215 (the “Share Cap”), subject to certain adjustments,

subject, in each case, to an aggregate cap on the total number of common shares issuable upon exercise of the change of control conversion right and to provisions for the receipt of alternative consideration as described under “Description of the Series E Preferred Shares — Conversion Rights” in this prospectus supplement.

If we have provided or provide a redemption notice (whether pursuant to our optional redemption right or our special optional redemption right) in connection with a Change of Control, holders of Series E Preferred Shares will not have any right to convert the Series E Preferred Shares in connection with the Change of Control Conversion Right, and any Series E Preferred Shares subsequently selected for redemption that have been tendered for conversion will be redeemed on the related redemption date instead of converted on the Change of Control Conversion Date.

For definitions of “Change of Control Conversion Right,” “Change of Control Conversion Date” and “Common Share Price” and for a description of the adjustments, limitations and provisions for the receipt of alternative consideration that may be applicable to the Change of Control Conversion Right, see “Description of the Series E Preferred Shares — Conversion Rights” in this prospectus supplement.

Except as provided above in connection with a Change of Control, the Series E Preferred Shares will not be convertible into or exchangeable for any other securities or property.

Liquidation Preference	If we liquidate, dissolve or wind up, the holders of the Series E Preferred Shares will have the right to receive $25.00 per share, plus any accumulated and unpaid distributions to, but not including the payment date, before any payments are made to the holders of our common shares or any other shares of beneficial interest that rank junior to the Series E Preferred Shares.

Ranking	The Series E Preferred Shares will rank (a) senior to our common shares and any preferred shares or other equity securities ranking junior to the Series E Preferred Shares, (b) on a parity with our outstanding Series C Preferred Shares, our 7.375% Series D Cumulative Redeemable Preferred Shares, or “Series D Preferred Shares,” and any other parity preferred shares (as defined herein) that we may issue in the future (including additional Series E Preferred Shares), and (c) junior to any preferred shares or other equity securities ranking senior to the Series E Preferred Shares, in each case, as to distribution rights and rights upon our liquidation, dissolution or winding up.

Voting Rights

Holders of Series E Preferred Shares generally will have no voting rights. However, if distributions on any Series E Preferred Shares are in arrears for six or more quarterly periods, whether or not consecutive, the holders of the Series E Preferred Shares, voting as a single class with the holders of any other parity preferred shares upon which like voting rights have been conferred and are exercisable, will be entitled to vote for the election of two additional trustees to serve on our board of trustees until we pay, or set apart for payment, all distributions which we owe on the Series E Preferred Shares. In addition, the affirmative vote of the holders of at least two-thirds of the outstanding Series E Preferred Shares, voting together as a single class with the holders of any other parity preferred shares upon which like voting rights have been conferred and are exercisable, will be required for us to authorize, create or increase the number of authorized shares ranking senior to the Series E Preferred Shares. Furthermore, the affirmative vote of at least two-thirds of the outstanding Series E Preferred Shares will be required for us to amend our Declaration of Trust, whether by merger, consolidation, transfer, conveyance of substantially all of our assets or otherwise, or to consummate a merger or consolidation, so as to affect materially and adversely any rights of the Series E Preferred Shares or the holders thereof.

Among other things, we may, without any vote of the holders of the Series E Preferred Shares, issue additional Series E Preferred Shares and parity preferred shares.

Restrictions on Ownership and Transfer	For us to qualify as a REIT under the Internal Revenue Code of 1986, as amended (the “Code”), ownership of the Series E Preferred Shares by any person is subject to certain restrictions on ownership and transfers pursuant to Article 6 of our Declaration of Trust as described in the accompanying prospectus, as may be modified from time to time as provided therein, under which Series E Preferred Shares owned by a shareholder in excess of certain ownership limits will be transferred to a special trust and may be purchased by us under certain circumstances. Our board of trustees may, in its sole discretion, and subject to certain limitations, effect increases to, or exempt a person from, the ownership limits and restrictions, as described in “Description of the Shares of Beneficial Interest — Shares — Restrictions on Transfer” in the accompanying prospectus.

Listing	We intend to file an application to list the Series E Preferred Shares on the NYSE under the symbol “BDN PrE.” If this listing is approved, we expect trading to commence within 30 days after initial delivery of the Series E Preferred Shares.

Use of Proceeds	We estimate that the net proceeds of this offering, after deducting the underwriting discount and other estimated offering expenses payable by us, will be approximately $96.33 million (or approximately $110.85 million if the underwriters exercise in full their option to purchase 600,000 additional Series E Preferred Shares). The net proceeds from this offering will be (i) used to pay the redemption price for all of our 2,000,000 issued and outstanding Series C Preferred Shares, plus accumulated and unpaid distributions to and including the redemption date therefor, as to which Series C Preferred Shares we issued a notice of exercise of our optional redemption right on the date of this prospectus supplement, and (ii) in the case of the balance of such net proceeds, contributed to the Operating Partnership. The Operating Partnership intends to use the net proceeds contributed to it for working capital, capital expenditures or other general corporate purposes, which may include acquisitions, real estate development activities, and repurchases or redemption of debt or other outstanding preferred shares.

Risk Factors	See “Risk Factors” beginning on page S-8 of this prospectus supplement and beginning on page 14 of our Annual Report on Form 10-K for the year ended December 31, 2011 for a discussion of certain risks that you should consider before making an investment in our Series E Preferred Shares.

Tax Consequences	Certain federal income tax considerations of purchasing, owning and disposing of the Series E Preferred Shares are summarized under “Material United States Federal Income Tax Consequences” in this prospectus supplement and “Material Federal Income Tax Considerations” in the accompanying prospectus.

RISK FACTORS

Investing in our Series E Preferred Shares involves a high degree of risk. You should carefully consider the risk factors set forth below or incorporated by reference to our most recent Annual Report on Form 10-K and the other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, as updated by our subsequent filings under the Exchange Act. The occurrence of any of these risks might cause you to lose all or part of your investment in the Series E Preferred Shares. See also “Cautionary Statement Concerning Forward-Looking Statements.”

The Series E Preferred Shares will be subordinate to our existing and future debt, and your interests could be diluted by the issuance of additional preferred shares and by other transactions.

The Series E Preferred Shares will rank junior to all of our existing and future debt and to other nonequity claims on us and our assets available to satisfy claims against us, including claims in bankruptcy, liquidation or similar proceedings. Our future debt may include restrictions on our ability to pay distributions to preferred shareholders. Our Declaration of Trust currently authorizes the issuance of up to 20,000,000 preferred shares in one or more classes or series. In addition, subject to certain exceptions, our board of trustees has the power under our Declaration of Trust to classify any of our unissued preferred shares, and to reclassify any of our previously classified but unissued preferred shares of any series, from time to time, into one or more series of preferred shares. Our board of trustees also may, without any vote of the holders of the Series E Preferred Shares, issue and sell additional Series E Preferred Shares and other preferred shares. The issuance of additional preferred shares on parity with or senior to the Series E Preferred Shares would dilute the interests of the holders of the Series E Preferred Shares, and any issuance of preferred shares senior to the Series E Preferred Shares or of additional indebtedness could affect our ability to pay distributions on, or redeem or pay the liquidation preference on, the Series E Preferred Shares. Other than the conversion right afforded to holders of Series E Preferred Shares that may occur in connection with a Change of Control as described under “Description of the Series E Preferred Shares — Conversion Rights,” none of the provisions relating to the Series E Preferred Shares contains any provisions relating to or limiting our indebtedness or affording the holders of the Series E Preferred Shares protection in the event of a highly leveraged or other transaction, including a merger or the sale, lease or conveyance of all or substantially all our assets or business, so long as the rights of the Series E Preferred Shares are not materially and adversely affected.

As a holder of Series E Preferred Shares, you will have extremely limited voting rights.

Your voting rights as a holder of Series E Preferred Shares will be limited. Our common shares are the only class of our securities that carry full voting rights. Holders of Series E Preferred Shares will be entitled to elect, voting together with any then outstanding preferred shares on a parity with the Series E Preferred Shares upon which like voting rights have been conferred and are exercisable, including our Series C Preferred Shares and Series D Preferred Shares, two additional trustees to serve on our board of trustees in the event that six or more quarterly distributions (whether or not consecutive) payable on the Series E Preferred Shares are in arrears. In addition, holders of Series E Preferred Shares will be entitled to vote on amendments to our Declaration of Trust, including the articles supplementary relating to the Series E Preferred Shares, whether by merger, consolidation, transfer, conveyance of substantially all of our assets or otherwise, or on a merger or consolidation, so as to affect materially and adversely any rights of the Series E Preferred Shares. Furthermore, holders of Series E Preferred Shares will be entitled to vote, together as a single class with any then outstanding parity preferred shares upon which like voting rights have been conferred and are exercisable, with respect to authorization, creation or issuance of additional shares ranking senior to the Series E Preferred Shares. Other than the limited circumstances described in this prospectus supplement, holders of Series E Preferred Shares will not have any voting rights. See “Description of the Series E Preferred Shares — Voting Rights.”

We will be able to redeem the Series E Preferred Shares at our option at any time beginning on April 11, 2017 and under certain other circumstances but are under no obligation to do so.

The Series E Preferred Shares will have no maturity date. We may, at our option, on and after April 11, 2017, redeem the Series E Preferred Shares, in whole or in part, at any time at a redemption price of $25 per share, plus accumulated and unpaid dividends, if any, to but not including the redemption date. We may also redeem the Series E Preferred Shares, in whole or in part upon the occurrence of certain changes of control before April 11, 2017 at a redemption price of $25 per share, plus accumulated and unpaid dividends, if any, to but not including the redemption date.

We do not need your consent in order to redeem the Series E Preferred Shares as described above. If we redeem your Series E Preferred Shares, you may not be able to invest the proceeds in an investment with a comparable return. You may not require us to redeem or repurchase the Series E Preferred Shares under any circumstances.

We expect that the Series E Preferred Shares will be rated below investment grade. Additionally, the ratings on the Series E Preferred Shares could be revised downward or withdrawn at the discretion of the issuing rating agency.

We expect to obtain a rating for the Series E Preferred Shares. We currently anticipate that the rating of the Series E Preferred Shares, if obtained, will be below investment grade, which could adversely impact the market price of the Series E Preferred Shares. Non-investment grade preferred securities are subject to a higher risk of price volatility than similar, higher-rated securities. Furthermore, increases in leverage or deteriorating outlooks for the issuer, or volatile markets, could lead to continued significant deterioration in market prices of non-investment grade rated securities. In addition, any ratings assigned to the Series E Preferred Shares or our other securities in the future, if they are lower than market expectations or are subsequently lowered or withdrawn, could adversely affect the market for or the market value of the Series E Preferred Shares. A rating is not a recommendation to purchase, sell or hold any particular security, including the Series E Preferred Shares. Ratings do not reflect market prices or suitability of a security for a particular investor and any future rating of the Series E Preferred Shares may not reflect all risks related to us and our business, or the structure or market value of the Series E Preferred Shares. Ratings only reflect the views of the rating agency or agencies issuing the ratings and such ratings could be revised downward or withdrawn entirely at the discretion of the issuing rating agency if in its judgment circumstances so warrant. Any such downward revision or withdrawal of a rating could have an adverse effect on the market price of the Series E Preferred Shares.

The change of control conversion feature of the Series E Preferred Shares may not adequately compensate you, and the change of control conversion and redemption features of the Series E Preferred Shares may make it more difficult for a party to take over Brandywine or discourage a party from taking over Brandywine.

Upon the occurrence of a Change of Control the result of which is that our common shares and the common securities of the acquiring or surviving entity (or ADRs representing such securities) are not listed on the New York Stock Exchange, the NYSE Amex or NASDAQ or listed or quoted on an exchange or quotation system that is a successor to the New York Stock Exchange, the NYSE Amex or NASDAQ, holders of the Series E Preferred Shares will have the right (unless, prior to the Change of Control Conversion Date, we have provided or provide notice of our election to redeem the Series E Preferred Shares) to convert some or all of their Series E Preferred Shares into our common shares (or equivalent value of alternative consideration) and under these circumstances we will also have a special optional redemption right to redeem the Series E Preferred Shares. See “Description of the Series E Preferred Shares — Conversion Rights” and “— Special Optional Redemption.” Upon such a conversion, the holders will be limited to a maximum number of our common shares equal to the Share Cap multiplied by the number of Series E Preferred Shares converted. If the Common Share Price is less than $5.785 (which is 50% of the per-share closing sale price of our common shares on April 2, 2012), subject to adjustment, the holders will receive a maximum of 4.3215 common shares per Series E Preferred Share, which may result in a holder receiving value that is less than the liquidation preference of the Series E Preferred Shares.

In addition, these features of the Series E Preferred Shares may have the effect of inhibiting a third party from making an acquisition proposal for Brandywine or of delaying, deferring or preventing a change of control of Brandywine under circumstances that otherwise could provide the holders of our common shares and Series E Preferred Shares with the opportunity to realize a premium over the then-current market price or that shareholders may otherwise believe is in their best interests.

There is no established trading market for the Series E Preferred Shares, listing on the New York Stock Exchange will not guarantee the development of an active market for the Series E Preferred Shares, and the market price and trading volume of the Series E Preferred Shares may fluctuate significantly.

The Series E Preferred Shares will be a new issue of securities with no established trading market. We intend to file an application to list the Series E Preferred Shares on the New York Stock Exchange, but there can be no assurance that the New York Stock Exchange will approve the Series E Preferred Shares for listing. Even if the listing of the Series E Preferred Shares is approved, an active trading market on the New York Stock Exchange for the Series E Preferred Shares may not develop or, if it does develop, may not continue, in which case the market price of the Series E Preferred Shares could be materially and adversely affected. If an active trading market does develop on the New York Stock Exchange, the Series E Preferred Shares may trade at prices lower than the public offering price. The market price of the Series E Preferred Shares would depend on many factors, including, among others, the following:

•	prevailing interest rates;

•	the market for similar securities;

•	general economic and financial market conditions;

•	our issuance, as well as the issuance by our subsidiaries, of additional preferred shares or debt securities; and

•	our financial condition, cash flows, liquidity, results of operations, funds from operations and prospects.

We have been advised by the underwriters that they intend to make a market in the Series E Preferred Shares; however, the underwriters are not obligated to do so and may discontinue market-making at any time without notice.

USE OF PROCEEDS

We estimate that the net proceeds from this offering, after deducting the underwriting discount and other estimated offering expenses payable by us, will be approximately $96.33 million (or approximately $110.85 million if the underwriters exercise in full their option to purchase 600,000 additional Series E Preferred Shares). The net proceeds from this offering will be (i) used to pay the redemption price ($50 million in the aggregate) for all of our 2,000,000 issued and outstanding Series C Preferred Shares, plus accumulated and unpaid distributions to and including the redemption date therefor, as to which Series C Preferred Shares we issued a notice of exercise of our optional redemption right on the date of this prospectus supplement, and (ii) in the case of the balance of such net proceeds, contributed to the Operating Partnership in exchange for additional partnership interests in the Operating Partnership having economic terms identical to those of the Series E Preferred Shares. We own our assets and conduct our operations through the Operating Partnership and its subsidiaries. We control the Operating Partnership as its sole general partner and, as of December 31, 2011, owned an approximate 98.1% interest in the Operating Partnership.

The Operating Partnership intends to use the net proceeds contributed to it for working capital, capital expenditures or other general corporate purposes, which may include acquisitions, real estate development activities, or repurchases and redemption of debt or other outstanding preferred shares.

Pending the uses described above, we may invest the net proceeds in marketable securities or other short-term investments, consistent with our intention to continue to qualify as a REIT.

The Series C Preferred Shares entitle holders to distributions at the rate of 7.50% per annum of the $25 liquidation preference. The Series C Preferred Shares have no maturity date.

RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERENCE DIVIDENDS

For the purpose of calculating the ratios of earnings to combined fixed charges and preferred share distributions, earnings have been calculated by adding fixed charges, distributed income of equity investees and amortization of capitalized interest to income from continuing operations before non-controlling interest and equity in earnings from unconsolidated real estate ventures of Brandywine, less capitalized interest and preferred distributions of consolidated subsidiaries. Fixed charges consist of interest costs (whether expensed or capitalized), amortization of deferred financing costs, amortization of discounts or premiums related to indebtedness, Brandywine’s share of interest expense from unconsolidated equity method investments, the interest portion of rent expense and preferred distributions of consolidated subsidiaries. Preferred share distributions includes income allocated to holders of Brandywine’s preferred shares.

The following table sets forth Brandywine’s ratios of earnings to combined fixed charges and preferred share distributions for the periods indicated.

	For the years ended December 31,
	2011		2010		2009		2008		2007
Ratio of earnings to fixed charges and preferred share distributions		(1)		(1)		(1)		(1)		(1)

(1)	Brandywine’s ratio of earnings to combined fixed charges and preferred share distributions was less than 1.00 because of its losses from continuing operations in the relevant periods. In the period the coverage ratio was less than 1.00. Brandywine must generate additional earnings of $20,832 for the year ended December 31, 2011, $50,774 for the year ended December 31, 2010, $12,643 for the year ended December 31, 2009, $25,210 for the year ended December 31, 2008 and $18,559 for the year ended December 31, 2007 in order to achieve a coverage ratio of 1:1.

CAPITALIZATION

The following table sets forth our capitalization as of December 31, 2011 (1) on an actual basis and (2) on an as adjusted basis to give effect to the consummation of this offering and the redemption of the Series C Preferred Shares with a portion of the net proceeds from this offering as described under “Use of Proceeds.” This table should be read in conjunction with our consolidated financial statements and the notes thereto incorporated by reference in this prospectus supplement.

	December 31, 2011
	Actual	As Adjusted(2)
	(in thousands)
Cash and Cash Equivalents:	$410	$46,735

Debt:
Mortgage notes payable	$511,061	$511,061
Unsecured credit facility	275,500	275,500
Unsecured term loan	37,500	37,500
Unsecured senior notes, net of discounts	1,569,934	1,569,934

Total debt	2,393,995	2,393,995

Equity:
Common Shares, par value $0.01 per share (200,000,000 shares authorized, 142,690,755 shares issued and outstanding at December 31, 2011)	1,424	1,424
Preferred Shares, par value $0.01 per share (20,000,000 shares authorized):
Series C Preferred Shares (2,000,000 issued and outstanding)	20	—
Series D Preferred Shares (2,300,000 issued and outstanding)	23	23
Series E Preferred Shares offered hereby	__	40
Additional paid-in capital(1)	2,776,197	2,824,592
Cumulative earnings	477,338	477,338
Accumulated other comprehensive loss	(6,079)	(6,079)
Cumulative distributions	(1,392,332)	(1,394,422)
Noncontrolling interest in subsidiaries	33,105	33,105

Total equity(1)	1,889,696	1,936,021

Total Capitalization(1)	$4,283,691	$4,330,016

(1)	The as adjusted amount reflects the net proceeds to us from the sale of Series E Preferred Shares in this offering and the redemption of the Series C Preferred Shares with a portion of the net proceeds from this offering as described under “Use of Proceeds” (after deducting the underwriting discount and estimated expenses related to this offering payable by us and without giving effect to any exercise of the underwriters’ option to purchase 600,000 additional Series E Preferred Shares).
(2)	This table does not reflect our sale of office property in Herndon or the refinancing of our unsecured loan facilities, as described under “Summary — Recent Developments.”

DESCRIPTION OF THE SERIES E PREFERRED SHARES

This description of the Series E Preferred Shares supplements the description of the general terms and provisions of our capital shares, including preferred shares, contained in the accompanying prospectus. You should consult that general description for further information.

General

We currently are authorized to issue up to 20,000,000 preferred shares of beneficial interest, $0.01 par value per share (“preferred shares” or “shares”), in one or more classes or series. Each class or series of preferred shares will have the designations, preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions qualifications, and terms and conditions of redemption as Maryland law may permit and our board of trustees may determine by adoption of applicable articles supplementary to our Declaration of Trust. We currently have issued and outstanding 2,000,000 Series C Preferred Shares, representing $50.0 million in aggregate liquidation preference, and 2,300,000 Series D Preferred Shares, representing $57.5 million in aggregate liquidation preference. On April 3, 2012, we issued a notice of redemption with respect to all of our issued and outstanding Series C Preferred Shares, as described under “Summary — Recent Developments — Redemption of Series C Preferred Shares.”

This summary of the terms and provisions of the Series E Preferred Shares is not complete. Our board of trustees will adopt articles supplementary designating the terms of the Series E Preferred Shares, and you may obtain a complete copy of the articles supplementary designating the Series E Preferred Shares by contacting us. In connection with this offering, we will file the articles supplementary with the SEC. For a complete description of the terms and provisions of the Series E Preferred Shares, we refer you to our Declaration of Trust, the Articles Supplementary designating the Series E Preferred Shares and our Bylaws, each of which is or will be incorporated by reference in this prospectus supplement.

The Series E Preferred Shares will be a series of preferred shares having a liquidation preference of $25.00 per share. When issued, the Series E Preferred Shares will be validly issued, fully paid and non-assessable. Our board of trustees may authorize the issuance and sale of additional Series E Preferred Shares at any time or from time to time.

We intend to file an application to list the Series E Preferred Shares on the New York Stock Exchange under the symbol “BDN PrE.” If this listing is approved, we expect trading to commence within 30 days after initial delivery of the Series E Preferred Shares.

The transfer agent, registrar and distribution disbursement agent for the Series E Preferred Shares will be Computershare Shareholder Services, Inc.

Ranking

The Series E Preferred Shares will, with respect to distribution rights and rights upon our liquidation, dissolution or winding-up of our affairs, rank (a) senior to our common shares and to all preferred shares or other equity securities ranking junior to the Series E Preferred Shares (herein referred to collectively as “junior securities”), (b) on a parity with our outstanding Series C Preferred Shares, Series D Preferred Shares and other classes or series of our shares ranking on parity with the Series E Preferred Shares (herein referred to collectively as “parity preferred shares”); and (c) junior to all preferred shares or other equity securities ranking senior to the Series E Preferred Shares, in the case of each of clauses (a), (b) and (c) as to distribution rights and rights upon our liquidation, dissolution or winding up. Unless and until converted, any convertible debt securities that we may issue are not considered to be equity securities for these purposes. The Series E Preferred Shares will rank junior to all of our existing and future indebtedness.

Distributions

We will distribute to the record holders of the Series E Preferred Shares cumulative preferential cash distributions of 6.90% per annum of the $25.00 liquidation preference per Series E Preferred Share (which is equivalent to $1.725 per Series E Preferred Share per annum). Distributions will be distributed when, as and if authorized by the board of trustees and declared by us and will be payable out of the assets legally available therefor. Distributions will be cumulative from and including the date of original issue by us of the Series E Preferred Shares, or the last date on which distributions were made in full, to, but not including the next distribution payment date. Distributions will be payable quarterly in arrears on January 15, April 15, July 15 and October 15 of each year or, if not a business day, the next succeeding business day. We will pay the first distribution on July 15, 2012. Distributions payable on the Series E Preferred Shares for any distribution period will be computed on the basis of a 360-day year consisting of twelve 30-day months. Distributions will be payable to record holders of Series E Preferred Shares as they appear in our records at the close of business on the applicable record date, which will be the 30th day of the calendar month preceding the month in which the applicable due date for the distribution payment falls or on such other date designated by the board of trustees for the payment of distributions that is not more than 30 days nor fewer than 10 days before the due date for the distribution payment.

The board of trustees will not authorize, and we will not declare, any distributions on the Series E Preferred Shares, or pay or set apart for payment distributions on the Series E Preferred Shares at any time if the terms and provisions of any agreement, including any agreement relating to our indebtedness, prohibits such authorization, declaration, payment or setting apart for payment or provides that the authorization, declaration, payment or setting apart for payment would constitute a breach of the agreement or a default under the agreement, or if such authorization, declaration, payment or setting apart for payment is restricted or prohibited by law.

Notwithstanding the foregoing, distributions on the Series E Preferred Shares will accumulate whether or not we have earnings, whether or not the terms and provisions of the Series E Preferred Shares prohibit the current payment of distributions, whether or not there are funds legally available for the payment of those distributions, and whether or not those distributions are declared. Accumulated but unpaid distributions on the Series E Preferred Shares will accumulate as of the due date for the distribution payment on which they first become payable.

Except as provided in the immediately following paragraph, unless we have declared and paid or are contemporaneously declaring and paying full cumulative distributions in cash on all Series E Preferred Shares for all past distribution periods and the then current distribution period or we have declared full cumulative distributions on all Series E Preferred Shares for all past distribution periods and the then current distribution period and we have set apart for payment a sum sufficient for the payment of the declared distributions, we will not redeem, purchase or otherwise acquire for consideration, pay or make available any monies for a sinking fund for the redemption of, declare and pay or declare and set apart for payment distributions on (other than a distribution paid in junior securities), any parity preferred shares or other junior securities (except (i) by conversion into or exchange for other junior securities, (ii) for the acquisition of shares that have been designated as Excess Shares and (iii) under incentive, benefit or share purchase plans of the Trust for officers, trustees or others performing or providing similar services). See “Description of the Shares of Beneficial Interest — Restrictions on Transfer” in the accompanying prospectus for information about the designation of Excess Shares. Any distribution payment made on the Series E Preferred Shares will first be credited against the earliest accumulated but unpaid distributions due with respect to those shares which remain payable.

When we do not pay distributions in full (or we do not set apart a sum sufficient to pay them in full) upon the Series E Preferred Shares and all other parity preferred shares, we will declare any distributions upon the Series E Preferred Shares and all other parity preferred shares proportionately so that the distributions declared per share of Series E Preferred Shares and any such other parity preferred shares will in all cases bear to each other the same ratio that accumulated distributions per share on the Series E Preferred Shares and all such other parity preferred shares (which will not include any accumulation in respect of unpaid distributions on such other parity preferred shares for prior distribution periods if those other parity preferred shares do not have cumulative distributions) bear to each other. No interest, or sum of money in lieu of interest, will be payable in respect of any distribution payment or payments on the Series E Preferred Shares that may be in arrears.

Liquidation Rights

Upon our liquidation, dissolution or winding up, the record holders of the Series E Preferred Shares then outstanding will be entitled to be paid, out of our assets legally available for distribution to our shareholders, a liquidation preference of $25.00 per Series E Preferred Share, plus an amount equal to any accumulated and unpaid distributions up to the date of payment (whether or not declared), before any distribution or payment may be made to holders of junior securities. If, upon our liquidation, dissolution or winding up, our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding Series E Preferred Shares and the corresponding amounts payable on any other parity preferred shares, then the record holders of the Series E Preferred Shares and all such other parity preferred shares will share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled. The record holders of Series E Preferred Shares will be entitled to written notice of any liquidation. After payment of the full amount of the liquidating distributions to which they are entitled, such record holders will have no right or claim to any of our remaining assets. Our consolidation or merger with or into any other trust, partnership, limited liability company, corporation or other entity or of any other trust, partnership, limited liability company, corporation or other entity with or into us or the sale of all or substantially all of our assets will not be deemed to constitute our liquidation, dissolution or winding up.

Redemption

We may not redeem the Series E Preferred Shares prior to April 11, 2017, except as described under “— Special Optional Redemption” and “— Restrictions on Ownership and Transfer.” Nevertheless, in order to ensure that we remain qualified as a REIT for federal income tax purposes, the Series E Preferred Shares will be subject to provisions of our Declaration of Trust, under which Series E Preferred Shares owned by a shareholder in excess of the ownership limit, as defined in this prospectus supplement, will be designated automatically as Excess Shares and transferred as described in “Description of the Shares of Beneficial Interest — Shares — Restrictions on Transfer” in the accompanying prospectus, and we may purchase the Excess Shares after that transfer in accordance with the terms of our Declaration of Trust as described in the accompanying prospectus.

The Series E Preferred Shares will have no stated maturity and will not be subject to any sinking fund or mandatory redemption.

Optional Redemption

On or after April 11, 2017, we may, at our option upon not fewer than 30 nor more than 60 days’ written notice, redeem the Series E Preferred Shares, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per share, plus any accumulated and unpaid distributions thereon to, but not including the redemption date (except as provided below), without interest. Holders of Series E Preferred Shares to be redeemed will surrender the certificates evidencing such shares to the extent such shares are certificated, at the place designated in the notice and will be entitled to the redemption price and any accumulated and unpaid distributions payable upon the redemption following surrender of the certificates.

Special Optional Redemption

In connection with a Change of Control (as defined below), we may, at our option, upon not fewer than 30 nor more than 60 days’ written notice, redeem the Series E Preferred Shares, in whole or in part, no later than 120 days after the first date on which such Change of Control occurred, for cash at a redemption price of $25.00 per share, plus any accumulated and unpaid distributions to, but not including the redemption date. If, prior to the Change of Control Conversion Date (as defined below), we have provided or provide notice of redemption with respect to the Series E Preferred Shares (whether pursuant to our optional redemption right described above or our special optional redemption right), the holders of Series E Preferred Shares will not have the conversion right described under “— Conversion Rights.”

A “Change of Control” means that the following events have occurred and are continuing:

•

the acquisition by any “person” or “group” within the meaning of Section 13(d)(3) of the Exchange Act of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of our shares entitling that person to exercise more than 50% of the total voting power of all of our shares entitled to vote generally in elections of trustees (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the passage of time or occurrence of a subsequent condition); and

•

following the closing of any transaction referred to in the bullet point above, neither we nor the acquiring or surviving entity has a class of common securities (or American Depositary Receipts representing such securities) listed on the New York Stock Exchange, the NYSE Amex or NASDAQ or listed or quoted on an exchange or quotation system that is a successor to the New York Stock Exchange, the NYSE Amex or NASDAQ.

General

We will mail to record holders of the Series E Preferred Shares a notice of redemption to their address shown on our share transfer books no fewer than 30 nor more than 60 days before the redemption date. A failure to give notice of redemption or any defect in the notice or in its mailing will not affect the validity of the redemption of any Series E Preferred Shares except as to the holder to whom notice was defective. Each notice will state the following:

•	the redemption date;

•	the redemption price;

•	the number of Series E Preferred Shares to be redeemed;

•	to the extent such shares are certificated, the place or places where the certificates for the Series E Preferred Shares, if any, are to be surrendered for payment;

•

if the Series E Preferred Shares are being redeemed pursuant to a special optional redemption, that the Series E Preferred Shares are being redeemed pursuant to our special optional redemption right in connection with the occurrence of a Change of Control and a brief description of the transaction or transactions constituting such Change of Control;

•

if the Series E Preferred Shares are being redeemed pursuant to a special optional redemption, that the holders of the Series E Preferred Shares to which the notice relates will not be able to tender such Series E Preferred Shares for conversion in connection with the Change of Control and each

Series E Preferred Share tendered for conversion that is selected, prior to the Change of Control Conversion Date, for redemption will be redeemed on the related redemption date instead of converted on the Change of Control Conversion Date; and

•	that distributions on the Series E Preferred Shares to be redeemed will cease to accumulate immediately prior to the redemption date.

If a notice of redemption of any Series E Preferred Shares has been given and if we have set apart in trust the funds necessary for the redemption for the benefit of the record holders of Series E Preferred Shares so called for redemption, then from and after the redemption date, distributions will cease to accumulate on the Series E Preferred Shares designated for redemption, such Series E Preferred Shares will no longer be deemed outstanding, such Series E Preferred Shares will not thereafter be transferred (except with our consent) on our share transfer records and all rights of the holders of such Series E Preferred Shares will terminate, except for the right to receive the redemption price plus any accumulated and unpaid distributions payable upon the redemption date.

Except as otherwise provided herein, the redemption provisions of the Series E Preferred Shares do not in any way limit our right or ability to purchase, from time to time either at a public or a private sale, Series E Preferred Shares at such price or prices as we may determine, subject to the provisions of applicable law.

Immediately prior to any redemption of the Series E Preferred Shares, we will pay, in cash, any accumulated and unpaid distributions through the redemption date, unless a redemption date falls after a distribution record date and prior to the corresponding distribution payment date, in which case each holder of Series E Preferred Shares at the close of business on the distribution record date will be entitled to the distribution payable on the Series E Preferred Shares on the corresponding distribution payment date notwithstanding the redemption of those shares before that distribution payment date. Except as provided herein, we will make no payment or allowance for unpaid distributions, whether or not in arrears, on Series E Preferred Shares for which a notice of redemption has been given.

In addition, we will comply with any applicable requirements of the New York Stock Exchange or any other securities exchange on which the Series E Preferred Shares may be listed from time to time. If we redeem fewer than all of the outstanding Series E Preferred Shares, the notice of redemption mailed to each shareholder will also specify the number of Series E Preferred Shares that we will redeem from each shareholder. In this case, we will determine the number of Series E Preferred Shares to be redeemed on a pro rata basis, by lot or by any other equitable method we may choose.

Unless full cumulative distributions on all Series E Preferred Shares have been or contemporaneously are authorized and declared and paid or authorized and declared and a sum sufficient for the payment thereof set apart for payment for all past distribution periods and the then current distribution period, no Series E Preferred Shares may be redeemed unless all outstanding Series E Preferred Shares are simultaneously redeemed; provided, however, that we may redeem or purchase Series E Preferred Shares as described under “— Restrictions on Ownership and Transfer” in order to ensure that we remain qualified as a REIT for U.S. federal income tax purposes or pursuant to a purchase or exchange offer made on the same terms to holders of all Series E Preferred Shares. In addition, unless full cumulative distributions on all Series E Preferred Shares have been or contemporaneously are authorized and declared and paid or authorized and declared and a sum sufficient for the payment thereof set apart for payment for all past distribution periods and the then current distribution period, we may not purchase or otherwise acquire directly or indirectly for any consideration, nor may any monies be paid to or be made available for a sinking fund for the redemption of, any Series E Preferred Shares (except by conversion into or exchange for junior securities or by redemption, purchase or acquisition of equity securities under our incentive, benefit or share purchase plans for officers, trustees or others performing or providing similar services); provided, however, that we may purchase or acquire Series E Preferred Shares as described under “— Restrictions on Ownership and Transfer” for the purpose of preserving our status as a REIT or pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding Series E Preferred Shares.

Any Series E Preferred Shares that we redeem or otherwise reacquire will be retired and will be restored to the status of authorized and unissued preferred shares without designation as to class or series and may be reissued as shares of any class or series of preferred shares.

Conversion Rights

Upon the occurrence of a Change of Control, each holder of Series E Preferred Shares will have the right, unless, prior to the Change of Control Conversion Date, we have provided or provide notice of our election to redeem the Series E Preferred Shares as described under “— Redemption,” to convert some or all of the Series E Preferred Shares held by such holder (the “Change of Control Conversion Right”) on the Change of Control Conversion Date into a number of our common shares per Series E Preferred Share to be converted (the “Common Share Conversion Consideration”) equal to the lesser of:

•

the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference plus the amount of any accumulated and unpaid distributions to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a record date for a Series E Preferred Share distribution payment and prior to the corresponding Series E Preferred Share distribution payment date, in which case no additional amount for such accumulated and unpaid distribution will be included in this sum) by (ii) the Common Share Price (as defined below) (such quotient, the “Conversion Rate”); and

•	4.3215 (the “Share Cap”), subject to the adjustments in the next paragraph.

The Share Cap will be subject to pro rata adjustments for any share splits (including those effected pursuant to a distribution of our common shares), subdivisions or combinations (in each case, a “Share Split”) with respect to our common shares as follows: the adjusted Share Cap as a result of a Share Split will be the number of our common shares that is equivalent to the product obtained by multiplying (i) the Share Cap in effect immediately prior to such Share Split by (ii) a fraction, the numerator of which is the number of our common shares outstanding immediately after, and solely as a result of, such Share Split, and the denominator of which is the number of our common shares outstanding immediately prior to such Share Split.

For the avoidance of doubt, subject to the immediately succeeding sentence, the aggregate number of our common shares (or equivalent Alternative Conversion Consideration (as defined below), as applicable) issuable in connection with the exercise of the Change of Control Conversion Right will not exceed 17,286,000 common shares (or equivalent Alternative Conversion Consideration, as applicable), or 19,878,900 common shares if the underwriters exercise in full their option to purchase 600,000 additional Series E Preferred Shares (or equivalent Alternative Conversion Consideration, as applicable) (the “Exchange Cap”). The Exchange Cap will be subject to pro rata adjustments for any Share Splits on the same basis as the corresponding adjustment to the Share Cap and is also subject to a corresponding adjustment if the number of authorized Series E Preferred Shares is increased and such additional shares are thereafter issued.

In the case of a Change of Control pursuant to which our common shares will be converted into cash, securities or other property or assets (including any combination thereof) (the “Alternative Form Consideration”), a holder of Series E Preferred Shares will receive, upon conversion of such Series E Preferred Shares, the kind and amount of Alternative Form Consideration which such holder would have owned or been entitled to receive upon the Change of Control had such holder held a number of our common shares equal to the Common Share Conversion Consideration immediately prior to the effective time of the Change of Control (the “Alternative Conversion Consideration,” and the Common Share Conversion Consideration or the Alternative Conversion Consideration, as may be applicable to a Change of Control, is referred to as the “Conversion Consideration”).

In the event that holders of our common shares have the opportunity to elect the form of consideration to be received in the Change of Control, the consideration that the holders of the Series E Preferred Shares will receive will be the form of the consideration elected by the holders of our common shares who participate in the determination (based on the weighted average of elections) and will be subject to any limitations to which all holders of our common shares are subject, including, without limitation, pro rata reductions applicable to any portion of the consideration payable in the Change of Control.

We will not issue fractional common shares upon the conversion of the Series E Preferred Shares. Instead, we will pay the cash value (computed to the nearest cent) of such fractional shares, based on the Common Share Price (as defined below).

No later than 15 days following the occurrence of a Change of Control (unless we have provided notice of our intention to redeem all of the Series E Preferred Shares as described above), we will provide to record holders of Series E Preferred Shares a notice of occurrence of the Change of Control that describes the resulting Change of Control Conversion Right. No failure to give such notice or any defect thereto or in the mailing thereof shall affect the validity of the proceedings for the conversion of any Series E Preferred Shares except as to the holder to whom notice was defective or not given. This notice will state the following:

•	the events constituting the Change of Control;

•	the date of the Change of Control;

•	the last date on which the holders of Series E Preferred Shares may exercise their Change of Control Conversion Right;

•	the method and period for calculating the Common Share Price;

•	the Change of Control Conversion Date;

•

that if, prior to the Change of Control Conversion Date, we have provided or provide notice of our election to redeem all or any portion of the Series E Preferred Shares, holders will not be able to convert Series E Preferred Shares and such shares will be redeemed on the related redemption date, even if such shares have already been tendered for conversion pursuant to the Change of Control Conversion Right;

•	if applicable, the type and amount of Alternative Conversion Consideration entitled to be received per Series E Preferred Share;

•	the name and address of the paying agent and the conversion agent; and

•	the procedures that the holders of Series E Preferred Shares must follow to exercise the Change of Control Conversion Right.

We will issue a press release for publication on the Dow Jones & Company, Inc., Business Wire, PR Newswire or Bloomberg Business News (or, if these organizations are not in existence at the time of issuance of the press release, such other news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public), or post notice on our website, in any event prior to the opening of business on the first business day following any date on which we provide the notice described above to the holders of Series E Preferred Shares.

In order to exercise the Change of Control Conversion Right, the holder of Series E Preferred Shares will be required to deliver, on or before the close of business on the Change of Control Conversion Date, any certificates evidencing Series E Preferred Shares to be converted, duly endorsed for transfer, together with a written conversion notice completed, to our transfer agent. The conversion notice must state:

•	the relevant Change of Control Conversion Date;

•	the number of Series E Preferred Shares to be converted; and

•	that the Series E Preferred Shares are to be converted pursuant to the applicable provisions of the Series E Preferred Shares.

The “Change of Control Conversion Date” will be the date the Series E Preferred Shares are to be converted, which will be a business day that is no fewer than 20 days nor more than 35 days after the date on which we provide the notice of occurrence of a Change of Control described above to the holders of Series E Preferred Shares.

The “Common Share Price” will be: (i) the amount of cash consideration per common share, if the consideration to be received in the Change of Control by the holders of our common shares is solely cash; and (ii) the average of the closing prices for our common shares on the New York Stock Exchange for the ten consecutive trading days immediately preceding, but not including, the effective date of the Change of Control, if the consideration to be received in the Change of Control by the holders of our common shares is other than solely cash.

Holders of Series E Preferred Shares may withdraw any notice of exercise of a Change of Control Conversion Right (in whole or in part) by a written notice of withdrawal delivered to our transfer agent prior to the close of business on the business day prior to the Change of Control Conversion Date. The notice of withdrawal must state:

•	the number of withdrawn Series E Preferred Shares;

•	if certificated Series E Preferred Shares have been issued, the certificate numbers of the withdrawn Series E Preferred Shares; and

•	the number of Series E Preferred Shares, if any, which remain subject to the conversion notice.

Notwithstanding the foregoing, if the Series E Preferred Shares are held in global form, the conversion notice and/or the notice of withdrawal, as applicable, must comply with applicable procedures of The Depository Trust Company.

Series E Preferred Shares as to which the Change of Control Conversion Right has been properly exercised and for which the conversion notice has not been properly withdrawn will be converted into the applicable Conversion Consideration in accordance with the Change of Control Conversion Right on the Change of Control Conversion Date, unless prior to the Change of Control Conversion Date we have provided or provide notice of our election to redeem such Series E Preferred Shares, whether pursuant to our optional redemption right or our special optional redemption right. If we elect to redeem Series E Preferred Shares that would otherwise be converted into the applicable Conversion Consideration on a Change of Control Conversion Date, such Series E Preferred Shares will not be so converted and the holders of such shares will be entitled to receive on the applicable redemption date $25.00 per share, plus any accumulated and unpaid distributions thereon to, but not including, the redemption date.

We will deliver amounts owing upon conversion no later than the third business day following the Change of Control Conversion Date.

We will at all times reserve and keep available out of the authorized and unissued common shares or common shares held in the treasury by us, solely for issuance upon the conversion of the Series E Preferred Shares, that number of shares of common stock as shall from time to time be issuable upon the conversion of all the Series E Preferred Shares then outstanding.

In connection with the exercise of any Change of Control Conversion Right, we will comply with all federal and state securities laws and securities exchange rules in connection with any conversion of Series E Preferred Shares into our common shares. Notwithstanding any other provision of the Series E Preferred Shares, no holder of Series E Preferred Shares will be entitled to convert such Series E Preferred Shares for our common shares to the extent that receipt of such common shares would cause such holder (or any other person) to exceed the share ownership limits contained in our Declaration of Trust, unless we provide an exemption from this limitation for such holder. See “— Restrictions on Ownership and Transfer.”

These Change of Control conversion and redemption features may make it more difficult for a party to take over our company or discourage a party from taking over our company. See “Risk Factors — The change of control conversion feature of the Series E Preferred Shares may not adequately compensate you, and the change of control conversion and redemption features of the Series E Preferred Shares may make it more difficult for a party to take over Brandywine or discourage a party from taking over Brandywine.”

Except as provided above in connection with a Change of Control, the Series E Preferred Shares are not convertible into or exchangeable for any other securities or property.

Voting Rights

Holders of Series E Preferred Shares generally will have no voting rights, except as set forth below.

Whenever distributions on any Series E Preferred Shares are in arrears for six or more quarterly periods (whether or not consecutive), holders of such Series E Preferred Shares, voting together as a single class with the holders of the Series C Preferred Shares, Series D Preferred Shares and any parity preferred shares upon which like voting rights have been conferred and are exercisable, will be entitled, together with such other shares, to elect, together with such other shares, two additional trustees to our board of trustees, who will be elected for one-year terms. This election will be at a special meeting called upon the request of holders of record of at least 10% of the outstanding Series E Preferred Shares or the holders of record of such parity preferred shares so in arrears (or at the next special meeting or annual meeting of the shareholders if the request for such meeting is received by us less than 90 days before the date fixed for the next special meeting or annual meeting of the shareholders) and each subsequent annual meeting of shareholders until all of the distributions on the Series E Preferred Shares for the past distribution periods and the distribution for the then current distribution period have been fully paid or authorized and a sum sufficient for payment thereof set apart for payment in full. Upon such election, the size of our board of trustees will be increased by two trustees. If and when all such accumulated distributions have been paid on all Series E Preferred Shares and all parity preferred shares upon which like voting rights have been conferred and are exercisable, the term of office of each of the additional trustees so elected will terminate and the size of our board of trustees will be reduced by two. So long as a preferred distribution default continues, any vacancy in the office of additional trustees elected as described in this paragraph may be filled by written consent of the other additional trustee who remains in office, or if no additional trustee remains in office, by a vote of the holders of a majority of the outstanding Series E Preferred Shares when they have the voting rights described above voting as a single class with all parity preferred shares upon which like voting rights have been conferred and are exercisable. Each of the trustees elected as described in this paragraph will be entitled to one vote on any matter.

So long as any Series E Preferred Shares remain outstanding, we may not, without the affirmative vote or consent of the holders of two-thirds of the outstanding Series E Preferred Shares, (i) authorize or create, or increase the number of authorized or issued shares of, any class or series of shares ranking senior to the Series E Preferred Shares as to distribution rights or rights upon our liquidation, dissolution or winding up or reclassify any of our authorized shares into shares of that kind, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares; or (ii) amend, alter or repeal the provisions of our Declaration of Trust, including the terms of the Series E Preferred Shares, whether by merger, consolidation, transfer, conveyance of substantially all of our assets or otherwise, or consummate a merger or consolidation, so as to affect materially and adversely any right, preference, privilege or voting power of the Series E Preferred Shares or the holders thereof. Notwithstanding the immediately preceding sentence, for purposes of any vote required under clause (i) above, holders of Series E Preferred Shares will vote together as a single class with holders of any other then outstanding parity preferred shares upon which like voting rights have been conferred and are exercisable. In addition, with respect to any merger or consolidation event described in clause (ii) above, the occurrence of such event will not be deemed to affect materially and adversely any right, preference, privilege or voting power of the Series E Preferred Shares or the holders thereof if (a) immediately after any such event the Trust is the surviving entity and there are no outstanding equity securities ranking, as to distribution rights or liquidation preference, senior to the Series E Preferred Shares (other than the equity securities issued in respect of the equity securities of the Trust outstanding and ranking senior to the Series E Preferred Shares prior to such event) and the Series E Preferred Shares remain outstanding and the terms thereof remain unchanged or (b) immediately after any such event the Trust is not the surviving entity and as a result of the event, the holders of the Series E Preferred Shares receive equity securities with preferences, rights and privileges substantially similar to the preferences, rights and privileges of the Series E Preferred Shares and there are no outstanding equity securities of the surviving entity ranking, as to distribution rights or liquidation preference, senior to the Series E Preferred Shares (other than the equity securities issued in respect of the equity securities of the Trust outstanding and ranking senior to the Series E Preferred Shares prior to such event).

Holders of Series E Preferred Shares will not be entitled to vote with respect to (A) any increase or decrease in the total number of our authorized common shares, preferred shares or other equity securities, (B) any increase, decrease or issuance of any class or series of shares, including the Series E Preferred Shares, or (C) the creation or issuance of any other class or series of shares or other equity securities, in each case referred to in clauses (A), (B) or (C) above, ranking on a parity with or junior to the Series E Preferred Shares as to distribution rights and rights upon our liquidation, dissolution or winding up. Except as provided above or as required by law, the holders of Series E Preferred Shares will not be entitled to vote on any merger or consolidation involving the Trust, on any share exchange or on a sale of all or of substantially all of the assets of the Trust.

The voting rights afforded to holders of Series E Preferred Shares will not apply if, at or before the time when the act with respect to which the vote would otherwise be required is effected, all outstanding Series E Preferred Shares are redeemed or called for redemption upon proper notice and we deposit sufficient funds, in cash, in trust to effect the redemption.

In any matter in which the Series E Preferred Shares may vote (as expressly provided in our Declaration of Trust or as may be required by law), each share of Series E Preferred Shares shall be entitled to one vote per each $25.00 in liquidation preference.

Restrictions on Ownership and Transfer

For us to qualify as a REIT under the Code, ownership of the Series E Preferred Shares by any person will be subject to certain restrictions on ownership and transfers pursuant to Article 6 of our Declaration of Trust as described in the accompanying prospectus, as may be modified from time to time as provided therein, under which Series E Preferred Shares owned by a shareholder in excess of certain ownership limits will be transferred to a special trust and may be purchased by us under certain circumstances. Our board of trustees may, in its sole discretion, and subject to certain limitations, effect increases to, or exempt a person from, the ownership limits and restrictions, as described in “Description of the Shares of Beneficial Interest — Shares — Restrictions on Transfer” in the accompanying prospectus. For information regarding restrictions on ownership and transfer of the Series E Preferred Shares, see “Description of the Shares of Beneficial Interest — Shares — Restrictions on Transfer” in the accompanying prospectus.

Preemptive Rights

No holders of the Series E Preferred Shares will, as holders, have any preemptive rights to purchase or subscribe for our common shares or any other security of our company.

Book-Entry Procedures

The Depository Trust Company (the “DTC”) will act as securities depositary for the Series E Preferred Shares. We will issue one or more fully registered global securities certificates in the name of DTC’s nominee, Cede & Co. These certificates will represent the total aggregate number of Series E Preferred Shares. We will deposit these certificates with DTC or a custodian appointed by DTC. We will not issue certificates to you for the Series E Preferred Shares that you purchase, unless DTC’s services are discontinued as described below.

Title to book-entry interests in the Series E Preferred Shares will pass by book-entry registration of the transfer within the records of DTC in accordance with its procedures. Book-entry interests in the securities may be transferred within DTC in accordance with procedures established for these purposes by DTC. Each person owning a beneficial interest in the Series E Preferred Shares must rely on the procedures of DTC and the participant through which such person owns its interest to exercise its rights as a holder of the Series E Preferred Shares.

DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants (“Direct Participants”) deposit with DTC. DTC also facilitates the settlement among Direct Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Direct Participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. Access to the DTC system is also available to others such as securities brokers and dealers, including the underwriters, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). The rules applicable to DTC and its Direct and Indirect Participants are on file with the SEC.

When you purchase the Series E Preferred Shares within the DTC system, the purchase must be by or through a Direct Participant. The Direct Participant will receive a credit for the Series E Preferred Shares on DTC’s records. You, as the actual owner of the Series E Preferred Shares, are the “beneficial owner.” Your beneficial ownership interest will be recorded on the Direct and Indirect Participants’ records, but DTC will have no knowledge of your individual ownership. DTC’s records reflect only the identity of the Direct Participants to whose accounts Series E Preferred Shares are credited.

You will not receive written confirmation from DTC of your purchase. The Direct or Indirect Participants through whom you purchased the Series E Preferred Shares should send you written confirmations providing details of your transactions, as well as periodic statements of your holdings. The Direct and Indirect Participants are responsible for keeping an accurate account of the holdings of their customers like you.

Transfers of ownership interests held through Direct and Indirect Participants will be accomplished by entries on the books of Direct and Indirect Participants acting on behalf of the beneficial owners.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

We understand that, under DTC’s existing practices, in the event that we request any action of the holders, or an owner of a beneficial interest in a global security such as you desires to take any action which a holder is entitled to take under our declaration of trust, DTC would authorize the Direct Participants holding the relevant shares to take such action, and those Direct Participants and any Indirect Participants would authorize beneficial owners owning through those Direct and Indirect Participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.

Any redemption notices with respect to the Series E Preferred Shares will be sent to Cede & Co. If less than all of the Series E Preferred Shares are being redeemed, DTC will reduce each Direct Participant’s holdings of Series E Preferred Shares in accordance with its procedures.

In those instances where a vote is required, neither DTC nor Cede & Co. itself will consent or vote with respect to the Series E Preferred Shares. Under its usual procedures, DTC would mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants whose accounts the Series E Preferred Shares are credited to on the record date, which are identified in a listing attached to the omnibus proxy.

Distributions on the Series E Preferred Shares will be made directly to DTC’s nominee (or its successor, if applicable). DTC’s practice is to credit participants’ accounts on the relevant payment date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payment on that payment date.

Payments by Direct and Indirect Participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name.” These payments will be the responsibility of the participant and not of DTC, us or any agent of ours.

DTC may discontinue providing its services as securities depositary with respect to the Series E Preferred Shares at any time by giving reasonable notice to us. Additionally, we may decide to discontinue the book-entry only system of transfers with respect to the Series E Preferred Shares. In that event, we will print and deliver certificates in fully registered form for the Series E Preferred Shares. If DTC notifies us that it is unwilling to continue as securities depositary, or it is unable to continue or ceases to be a clearing agency registered under the Exchange Act and a successor depositary is not appointed by us within 90 days after receiving such notice or becoming aware that DTC is no longer so registered, we will issue the Series E Preferred Shares in definitive form, at our expense, upon registration of transfer of, or in exchange for, such global security.

According to DTC, the foregoing information with respect to DTC has been provided to the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

Initial settlement for the Series E Preferred Shares will be made in immediately available funds. Secondary market trading among DTC’s Participants will occur in the ordinary way in accordance with DTC’s rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

You should read the discussion set forth under “Material Federal Income Tax Considerations” in the accompanying prospectus for a summary of the material U.S. federal income tax considerations relating to the purchase, ownership and disposition of the Series E Preferred Shares issued pursuant to this offering and the qualification and taxation of Brandywine as a REIT, as supplemented by the discussion below.

Dividends Paid in Common Shares

We have the ability to declare a large portion of our dividends in our common shares. As long as a portion of such dividend is paid in cash and certain requirements are met, the entire distribution will be treated as a dividend for U.S. federal income tax purposes. As a result, 100% of the dividend will be taxable in the same manner as a cash dividend, even though a portion of the dividend was paid in our shares. In general, any dividend on our Series E Preferred Shares will be taxable as a dividend, regardless of whether any portion is paid in our common shares. This section replaces “Material Federal Income Tax Considerations — Taxation of Taxable U.S. Shareholders — Dividends Paid in Common Shares” and “Material Federal Income Tax Considerations — Taxation of Non-U.S. Shareholders — Dividends Paid in Common Shares” in the accompanying prospectus.

New Guidance Relating to Foreign Accounts

On February 8, 2012, the Treasury Department issued proposed regulations relating to the Foreign Account Tax Compliance provisions of the Hire Act or “FATCA,” which was enacted in March of 2010. As more fully described in the accompanying prospectus, FATCA imposes a 30% withholding tax on dividends on, and gross proceeds from the sale or other disposition of, the Series E Preferred Shares if paid to a foreign entity unless (i) if the foreign entity is a “foreign financial institution,” the foreign entity undertakes certain due diligence, reporting, withholding, and certification obligations, (ii) if the foreign entity is not a “foreign financial institution,” the foreign entity identifies certain of its U.S. investors, or (iii) the foreign entity is otherwise excepted under FATCA. Under the proposed regulations, withholding is required (i) with respect to dividends on the Series E Preferred Shares beginning on January 1, 2014, and (ii) with respect to gross proceeds from a sale or other disposition of the Series E Preferred Shares that occurs on after January 1, 2015.

Notwithstanding the foregoing, the proposed regulations will not be effective until issued in final form. There can be no assurance either as to when final regulations relating to FATCA will be issued or as to the particular form that those final regulations might take. If withholding is required under FATCA on a payment related to the Series E Preferred Shares, investors that otherwise would not be subject to withholding (or that otherwise would be entitled to a reduced rate of withholding) on such payment generally will be required to seek a refund or credit from the IRS to obtain the benefit of such exemption or reduction (provided that such benefit is available). Prospective investors should consult their tax advisors regarding the effect of FATCA in their particular circumstances.

UNDERWRITING

Subject to the terms and conditions set forth in an underwriting agreement, we have agreed to sell to the underwriters named below, and the underwriters, for which Merrill Lynch, Pierce, Fenner & Smith Incorporated and Citigroup Global Markets Inc. are acting as joint book-running managers and representatives, have severally agreed to purchase from us the respective numbers of Series E Preferred Shares appearing opposite their names below:

Underwriter	Number of Shares
Merrill Lynch, Pierce, Fenner & Smith Incorporated	1,600,000
Citigroup Global Markets Inc.	1,600,000
J.P. Morgan Securities LLC	280,000
RBC Capital Markets, LLC	280,000
Janney Montgomery Scott LLC	120,000
PNC Capital Markets LLC	120,000

Total	4,000,000

The underwriting agreement provides that the obligations of the several underwriters are subject to various conditions, including approval of legal matters by counsel. The Series E Preferred Shares are offered by the underwriters, subject to prior sale, when, as and if issued to and accepted by them. The underwriters reserve the right to withdraw, cancel or modify the offer and to reject orders in whole or in part.

The underwriting agreement provides that the underwriters are obligated to purchase all of the Series E Preferred Shares offered by this prospectus if any are purchased, other than those shares covered by the option to purchase additional Series E Preferred Shares described below. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

Option to Purchase Additional Shares

We have granted a 30-day option to the underwriters to purchase a total of up to 600,000 additional Series E Preferred Shares from us at the public offering price per share less the underwriting discounts and commissions per share, as set forth on the cover page of this prospectus, and less any dividends or distributions declared, paid or payable on the shares that the underwriters have agreed to purchase from us but that are not payable on such additional shares. If the underwriters exercise this option in whole or in part, then the underwriters will be severally committed, subject to the conditions described in the underwriting agreement, to purchase the additional Series E Preferred Shares in proportion to their respective commitments set forth in the prior table.

Discounts and Commissions

Series E Preferred Shares sold by the underwriters to the public will initially be offered at the public offering price set forth on the cover of this prospectus and to certain dealers at that price less a concession of not in excess of $0.50 per share. The underwriters may allow, and such dealers may reallow, a concession not in excess of $0.45 per share to other dealers. After the initial offering, the public offering price and concessions to dealers may be changed.

The following table summarizes the underwriting discounts and commissions and the net proceeds, before expenses, payable to us, both on a per share basis and in total, assuming either no exercise or full exercise by the underwriters of their option to purchase additional Series E Preferred Shares:

		Total
	Per Share	Without Option	With Option

Public Offering Price	$25.00	$100,000,000	$115,000,000

Underwriting Discounts and Commissions	$0.7875	$3,150,000	$3,622,500

Proceeds to Us, Before Expenses	$24.2125	$96,850,000	$111,377,500

We estimate that the expenses of this offering payable by us, not including underwriting discounts and commissions, will be approximately $525,000.

Indemnification of Underwriters

The underwriting agreement provides that we will indemnify the underwriters against specified liabilities, including liabilities under the Securities Act or contribute to payments that the underwriters may be required to make in respect of those liabilities.

Restrictions on Sales of Securities

We have agreed, subject to certain exceptions described below, that, without the prior written consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated and Citigroup Global Markets Inc., we will not, during the period beginning on and including the date of this prospectus through and including the date that is the 30th day after the date of this prospectus, directly or indirectly offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any Series E Preferred Shares or other preferred shares of Brandywine or any securities convertible into or exercisable or exchangeable for our Series E Preferred Shares or other preferred shares of Brandywine.

New York Stock Exchange Listing

No market currently exists for the Series E Preferred Shares. We intend to file an application to list the Series E Preferred Shares on the New York Stock Exchange under the symbol “BDN PrE.” If this listing is approved, we expect trading to commence within 30 days after initial delivery of the Series E Preferred Shares. The underwriters have advised us that they intend to make a market in the Series E Preferred Shares before commencement of trading on the New York Stock Exchange. However, they will have no obligation to make a market in the Series E Preferred Shares and may cease market-making activities, if commenced, at any time.

Price Stabilization and Short Positions

Until the distribution of the Series E Preferred Shares is completed, SEC rules may limit the ability of the underwriters to bid for or purchase the Series E Preferred Shares. However, the representatives may engage in transactions that stabilize the price of the Series E Preferred Shares, such as bids or purchases to peg, fix or maintain that price.

If the underwriters create a short position in the Series E Preferred Shares in connection with this offering (i.e., if they sell more Series E Preferred Shares than are listed on the cover page of this prospectus supplement), the underwriters may reduce that short position by purchasing Series E Preferred Shares in the open market. The underwriters may also elect to reduce any short position by exercising all or part of the option to purchase additional shares described above. Purchases of Series E Preferred Shares to stabilize the per share price or to reduce a short position may cause the price of the Series E Preferred Shares to be higher than it might be in the absence of those purchases.

Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Series E Preferred Shares. In addition, neither we nor the underwriters make any representation that the underwriters will engage in those transactions or that those transactions, once commenced, will not be discontinued without notice.

Other Relationships

Some of the underwriters and/or their respective affiliates have in the past provided and all of the underwriters may in the future provide various financial advisory, investment banking, commercial banking and other financial services to us, for which they have received and in the future may receive compensation. In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and such investment and securities activities may involve securities or instruments of ours or our affiliates. Certain of the underwriters or their affiliates which have a lending relationship with us routinely hedge, and certain other underwriters or their affiliates which have a lending relationship with us may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities. The underwriters or their affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or financial instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities and instruments.

Bank of America, N.A., an affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citicorp North America, Inc., an affiliate of Citigroup Global Markets Inc., JPMorgan Chase Bank, N.A., an affiliate of J.P. Morgan Securities LLC, Royal Bank of Canada, an affiliate of RBC Capital Markets, LLC, and PNC Bank, National Association, an affiliate of PNC Capital Markets LLC, serve as lenders under our credit facility.

Sales Outside the United States

No action has been or will be taken in any jurisdiction (except in the United States) that would permit a public offering of the securities, or the possession, circulation or distribution of this prospectus or any other material relating to us or the securities in any jurisdiction where action for that purpose is required. Accordingly, the securities may not be offered or sold, directly or indirectly, and neither of this prospectus nor any other offering material or advertisements in connection with the securities may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable rules and regulations of any such country or jurisdiction.

Each of the underwriters may arrange to sell the securities offered by this prospectus in certain jurisdictions outside the United States, either directly or through affiliates, where they are permitted to do so.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”) an offer to the public of any shares which are the subject of the offering contemplated by this prospectus (the “Shares”) may not be made in that Relevant Member State except that an offer to the public in that Relevant Member State of any Shares may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

(a)	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(b)	to fewer than 100 or, if the Relevant Member State has implemented the relevant provisions of the 2010 PD Amending Directive, 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the representatives of the underwriters; or

(c)	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of Shares shall result in a requirement for the publication by us or any underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to any Shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any Shares to be offered so as to enable an investor to decide to purchase any Shares, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State; the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State) and includes any relevant implementing measure in each Relevant Member State; and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

United Kingdom

The Series E Preferred Shares may be offered in the United Kingdom only where each underwriter:

(a)	has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act (the “FSMA”)) received by it in connection with the issue or sale of any Series E Preferred Shares in circumstances in which Section 21(1) of the FSMA does not apply to us; and

(b)	has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Series E Preferred Shares in, from or otherwise involving the United Kingdom.

This prospectus and any other material in relation to the shares is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospective Directive (“qualified investors”) (i) that also have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, or the Order, (ii) who fall within Article 49(2)(a) to (d) of the Order or (iii) to whom it may otherwise lawfully be communicated (all such persons together being referred to as “relevant persons”). The shares are only available to, and any invitation, offer or agreement to purchase or otherwise acquire such shares will be engaged in only with, relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this prospectus or any of its contents.

Germany

This document has not been prepared in accordance with the requirements for a securities or sales prospectus under the German Securities Prospectus Act (Wertpapierprospektgesetz), the German Sales Prospectus Act (Verkaufsprospektgesetz), or the German Investment Act (Investmentgesetz). Neither the German Federal Financial Services Supervisory Authority (Bundesanstalt fur Finanzdienstleistungsaufsicht — BaFin) nor any other German authority has been notified of the intention to distribute the Series E Preferred Shares in Germany. Consequently, the Series E Preferred Shares may not be distributed in Germany by way of public offering, public advertisement or in any similar manner AND THIS DOCUMENT AND ANY OTHER DOCUMENT RELATING TO THE OFFERING, AS WELL AS INFORMATION OR STATEMENTS CONTAINED HEREIN OR THEREIN, MAY NOT BE SUPPLIED TO THE PUBLIC IN GERMANY OR USED IN CONNECTION WITH ANY OFFER FOR SUBSCRIPTION OF THE SHARES TO THE PUBLIC IN GERMANY OR ANY OTHER MEANS OF PUBLIC MARKETING. The Series E Preferred Shares are being offered and sold in Germany only to qualified investors which are referred to in Section 3, paragraph 2 no. 1, in connection with Section 2, no. 6, of the German Securities Prospectus Act. This document is strictly for use of the person who has received it. It may not be forwarded to other persons or published in Germany.

Switzerland

This document does not constitute a prospectus within the meaning of Art. 652a of the Swiss Code of Obligations. The Series E Preferred Shares may not be sold directly or indirectly in or into Switzerland except in a manner which will not result in a public offering within the meaning of the Swiss Code of Obligations. Neither this document nor any other offering materials relating to the Series E Preferred Shares may be distributed, published or otherwise made available in Switzerland except in a manner which will not constitute a public offer of the Series E Preferred Shares in Switzerland.

Settlement

We expect that delivery of the Series E Preferred Shares will be made against payment therefor on or about the fifth business day following the date of this prospectus supplement (this settlement cycle being referred to as “T+5”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, investors who wish to trade the Series E Preferred Shares on the date of this prospectus supplement or the next business day will be required, by virtue of the fact that the Series E Preferred Shares will settle initially in T+5, to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement. Investors in the Series E Preferred Shares who wish to trade the Series E Preferred Shares on the date of this prospectus supplement or the next business day should consult their own tax advisor.

LEGAL MATTERS

Certain legal matters in connection with this offering will be passed upon for us by Pepper Hamilton LLP. Certain legal matters in connection with this offering will be passed upon for the underwriters by Simpson Thacher  & Bartlett LLP.

EXPERTS

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2011 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We incorporate information into this prospectus supplement and the accompanying prospectus by reference, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement and the accompanying prospectus, except to the extent superseded by information contained herein or by information contained in documents filed with the SEC after the date of this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus incorporate by reference the documents set forth below that have been previously filed with the SEC (other than, in each case, documents or information deemed to have been “furnished” and not “filed” in accordance with SEC rules):

•	the Annual Report on Form 10-K of Brandywine Realty Trust for the year ended December 31, 2011;

•

Information commencing under the caption “Trustees” on page 6, and continuing through page 56, as well as information under the caption “Fees to Independent Registered Public Accounting Firm” on pages 57 and 58, in each case in the Company’s Definitive Proxy Statement on Schedule 14A filed with the SEC on April 15, 2011;

•	the Current Reports on Form 8-K of Brandywine Realty Trust filed with the SEC on January 12, 2012, February 1, 2012, March 7, 2012 and March 23, 2012; and

•

the description of the shares of beneficial interest of Brandywine Realty Trust in our Registration Statement on Form 8-A filed with the SEC on October 14, 1997, December 29, 2003 and February 5, 2004.

We also incorporate by reference into this prospectus supplement and the accompanying prospectus additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, from the date of this prospectus supplement until all of the securities offered by this prospectus supplement have been sold or we otherwise terminate the offering of these securities; provided, however, that we are not incorporating by reference any additional documents or information “furnished” and not “filed” with the SEC. You may obtain copies of any of these filings by contacting us at the following address and phone number or by contacting the SEC or the New York Stock Exchange as described above. Documents incorporated by reference are available from us without charge, excluding all exhibits unless an exhibit has been specifically incorporated by reference into this prospectus supplement or the accompanying prospectus, by requesting them in writing, by telephone or via the Internet at:

Brandywine Realty Trust

555 East Lancaster Avenue, Suite 100

Radnor, PA 19087

Telephone: (610) 832-4907

We also maintain a website at http://www.brandywinerealty.com through which you can obtain copies of documents that we have filed with the SEC. The information contained on our website does not constitute a part of this prospectus supplement or the accompanying prospectus, and our website address supplied above is intended to be an inactive textual reference only and not an active hyperlink to our website.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act. Accordingly, we file current, quarterly and annual reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call 1-800-SEC-0330 for further information on the operation of the SEC’s Public Reference Room. Our SEC filings also are available to the public at the Internet website maintained by the SEC at http://www.sec.gov and from commercial document retrieval services.

We also make available free of charge through our website our filings with the SEC, including our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, definitive proxy statements and Section 16 reports on Forms 3, 4 and 5, as soon as reasonably practicable after we electronically file such reports or amendments with, or furnish them to, the SEC. Our Internet website address is www.brandywine.com. The information located on, or hyperlinked or otherwise connected to, our website is not, and shall not be deemed to be, a part of this prospectus supplement or incorporated into any other filings that we make with the SEC. You may also inspect the information that we file with the the New York Stock Exchange, at its offices located at 20 Broad Street, New York, New York 10005.

We have filed with the SEC a registration statement on Form S-3 (Registration File No. 333-174700) covering the Series E Preferred Shares offered by this prospectus supplement and the accompanying prospectus. You should be aware that this prospectus supplement and related prospectus do not contain all of the information contained or incorporated by reference in that registration statement and its exhibits and schedules. You may inspect and obtain the registration statement, including exhibits, schedules, reports and other information that we have filed with the SEC, as described in the preceding paragraph. Statements contained in this prospectus supplement concerning the contents of any document we refer you to are not necessarily complete and in each instance we refer you to the applicable document filed with the SEC for more complete information.

PROSPECTUS

BRANDYWINE REALTY TRUST

Preferred Shares

Common Shares

Depositary Shares

Subscription Rights

and Warrants

BRANDYWINE OPERATING PARTNERSHIP, L.P.

Debt Securities

Brandywine Realty Trust may offer from time to time its common shares, preferred shares, depository shares, subscription rights or warrants under this prospectus. The common shares of Brandywine Realty Trust are listed on the New York Stock Exchange under the symbol “BDN.” Brandywine Operating Partnership, L.P. may offer from time to time its debt securities in one or more series under this prospectus. Brandywine Realty Trust will unconditionally guarantee the payment obligations of the debt securities.

We will offer the securities at prices and on the terms to be determined at the time of offering. We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.

This prospectus describes some of the general terms that may apply to these securities. The specific terms of any securities to be offered will be described in a supplement to this prospectus. We may describe the terms of these securities in a term sheet that will precede the prospectus supplement.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

You should carefully read and consider this prospectus, the applicable prospectus supplement and the risk factors included in the applicable prospectus supplement and/or in our periodic reports and other information that we file with the Securities and Exchange Commission before investing in our securities. See “Risk Factors” on page 3 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this Prospectus is June 3, 2011.

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized any dealer, salesman or other person to provide you with additional or different information. This prospectus and any prospectus supplement are not an offer to sell or the solicitation of an offer to buy any securities other than the securities to which they relate and are not an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction. You should not assume that the information in this prospectus or any prospectus supplement or in any document incorporated by reference in this prospectus or any prospectus supplement is accurate as of any date other than the date of the document containing the information.

-i-

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process for the delayed offering and sale of securities pursuant to Rule 415 under the Securities Act of 1933, as amended, or the Securities Act. Under the shelf registration statement, Brandywine Realty Trust may sell any combination of common shares, preferred shares, depositary shares, subscription rights and warrants in one or more offerings, and Brandywine Operating Partnership, L.P. may sell debt securities of various terms in one or more offerings. In addition, under the shelf registration statement, persons who have acquired common shares from us may resell these common shares from time to time. Any such persons will be named in a prospectus supplement to this prospectus as and to the extent required by SEC rules. We will not receive any proceeds from the resale by any such selling securityholders of common shares.

As used in this prospectus and the registration statement on Form S-3 of which this prospectus is a part, unless the context otherwise requires, references to “Brandywine” refer to Brandywine Realty Trust, a Maryland real estate investment trust, or “REIT”; references to the “Operating Partnership” refer to Brandywine Operating Partnership, L.P., a Delaware limited partnership; and references to “we,” “us,” “our” or similar expressions refer collectively to Brandywine Realty Trust and its consolidated subsidiaries (including the Operating Partnership) unless the context otherwise indicates.

This prospectus provides you with a general description of the securities that we may offer under this prospectus. Each time we sell securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus.

You should rely only on the information contained or incorporated by reference in this prospectus and, if applicable, any prospectus supplement. We have not authorized anyone to provide you with any other information. If you receive any other information, you should not rely on it. No offer to sell these securities is being made in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus and, if applicable, any prospectus supplement or any document incorporated by reference in this prospectus or any prospectus supplement, is accurate as of any date other than the date on the front cover of this prospectus or on the front cover of the applicable prospectus supplement or documents or as specifically indicated in the document. Our business, financial condition, results of operations and prospects may have changed since that date.

Statements contained in this prospectus and any accompanying prospectus supplement about the provisions or contents of any agreement or any other document are not necessarily complete. If the SEC rules and regulations require that an agreement or document be filed as an exhibit to the shelf registration statement, please see that agreement or document for a complete description of these matters. You should read both this prospectus and the applicable prospectus supplement together with the additional information described under the caption “Where You Can Find More Information” below.

WHERE YOU CAN FIND MORE INFORMATION

Brandywine and the Operating Partnership file annual, quarterly and current reports, proxy statements and other information with the SEC. The filings of Brandywine and the Operating Partnership with the SEC are available to the public on the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document that Brandywine or the Operating Partnership files with the SEC at its Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room and their copy charges.

You can inspect reports, proxy statements and other information that Brandywine files at the offices of the New York Stock Exchange at 20 Broad Street, New York, New York 10005.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus from the date we file that document.

Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of the securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.

We incorporate by reference into this prospectus the following documents or information filed with the SEC (other than, in each case, documents or information deemed furnished and not filed in accordance with SEC rules, and no such information shall be deemed specifically incorporated by reference hereby):

•	Annual Report on Form 10-K of Brandywine Realty Trust for the fiscal year ended December 31, 2010;

•	Annual Report on Form 10-K of Brandywine Operating Partnership, L.P. for the fiscal year ended December 31, 2010;

•	Quarterly Report on Form 10-Q of Brandywine Realty Trust for the period ended March 31, 2011;

•	Quarterly Report on Form 10-Q of Brandywine Operating Partnership, L.P. for the period ended March 31, 2011;

•	Current Reports on Form 8-K of Brandywine Realty Trust filed on March 1, 2011, March 8, 2011, March 22, 2011, April 1, 2011, April 5, 2011, May 24, 2011 and June 2, 2011;

•	Current Reports on Form 8-K of Brandywine Operating Partnership, L.P. filed on March 1, 2011, March 8, 2011, March 22, 2011, April 1, 2011, April 5, 2011 and June 2, 2011;

•	Registration Statements on Form 8-A of Brandywine Realty Trust filed on October 14, 1997, December 29, 2003 and February 5, 2004; and

•

All documents filed by either Brandywine Realty Trust or Brandywine Operating Partnership, L.P. with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, after the date of the initial registration statement and prior to the effectiveness of the registration statement of which this prospectus is a part, as well as all such documents filed by us with the SEC subsequent to the date of this prospectus and prior to the termination of this offering.

To receive a free copy of any of the documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents), write us at the following address or call us at the telephone number listed below:

BRANDYWINE REALTY TRUST

555 East Lancaster Avenue, Suite 100

Radnor, PA 19087

Telephone: (610) 832-4907

Brandywine also maintains a web site at http://www.brandywinerealty.com through which you can obtain copies of documents that Brandywine and the Operating Partnership have filed with the SEC. The contents of that site are not incorporated by reference in or otherwise a part of this prospectus.

RISK FACTORS

You should carefully consider the risks described in the documents incorporated by reference in this prospectus before making an investment decision. These risks are not the only ones facing our company. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Our business, financial condition or results of operations could be materially adversely affected by the materialization of any of these risks. The trading price of our securities could decline due to the materialization of any of these risks, and you may lose all or part of your investment. This prospectus and the documents incorporated herein by reference also contain forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described in the documents incorporated herein by reference, including our Annual Report on Form 10-K for the year ended December 31, 2010 and the documents we file with the SEC after the date of this prospectus and which are deemed incorporated by reference in this prospectus.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus, including the information incorporated by reference into this prospectus, and any prospectus supplement, may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements of each of Brandywine and the Operating Partnership to be materially different from future results, performance or achievements expressed or implied by these forward-looking statements. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” “project,” or the negative of these words, or other similar words or terms. Factors which could materially and adversely affect us include, but are not limited to the following:

•	the continuing impact of the recent credit crisis and global economic slowdown, which is having and may continue to have negative effect on, among others, the following:

•	the fundamentals of our business, including overall market occupancy, demand for office space and rental rates;

•

the financial condition of our tenants, many of which are financial, legal and other professional firms, our lenders, counterparties to our derivative financial instruments and institutions that hold our cash balances and short-term investments, which may expose us to increased risks of default by these parties;

•

availability of financing on attractive terms or at all, which may adversely impact our future interest expense and our ability to pursue acquisition and development opportunities and refinance existing debt; and

•

a decline in real estate asset valuations, which may affect our ability to dispose of assets at attractive prices or obtain or maintain debt financing secured by our properties or on an unsecured basis.

•	changes in local real estate conditions (including changes in rental rates and the number of properties that compete with our properties);

•	changes in the economic conditions affecting industries in which our principal tenants compete;

•	the unavailability of equity and debt financing;

•	our failure to lease unoccupied space in accordance with our projections;

•	our failure to re-lease occupied space upon expiration of leases;

•	tenant defaults and the bankruptcy of major tenants;

•	increases in interest rates;

•	failure of interest rate hedging contracts to perform as expected and the effectiveness of such arrangements;

•	failure of acquisitions to perform as expected;

•	unanticipated costs associated with the acquisition, integration and operation of, our acquisitions;

•	unanticipated costs to complete, lease-up and operate our developments and redevelopments;

•

unanticipated costs associated with land development, including building moratoriums and inability to obtain necessary zoning, land-use, building, occupancy and other required governmental approvals, construction cost increases or overruns and construction delays;

•	impairment charges;

•	increased costs for, or lack of availability of, adequate insurance, including for terrorist acts;

•	actual or threatened terrorist attacks;

•	demand for tenant services beyond those traditionally provided by landlords;

•	liability under environmental or other laws;

•	failure or bankruptcy of real estate venture partners;

•	inability of real estate venture partners to fund venture obligations;

•	failure of dispositions to close in a timely manner;

•	failure of buyers of our properties to comply with terms of their financing agreements to us;

•	earthquakes and other natural disasters;

•	climate change and compliance costs relating to laws and regulations governing climate change;

•	risks associated with federal, state and local tax audits;

•	regulations relating to our status as a REIT and the adverse consequences of our failure to qualify as a REIT; and

•	the impact of newly adopted accounting principles on our accounting policies and on period-to-period comparisons of financial results.

All of the above factors and the other risks identified in the “Risk Factors” section and other sections of our Annual Report on Form 10-K for the year ended December 31, 2010 should be considered in evaluating any forward-looking statements included or incorporated by reference in this prospectus or any accompanying prospectus supplement.

In light of these uncertainties and risks, prospective investors are cautioned not to place undue reliance on these forward-looking statements. Except with respect to such material changes to our risk factors as may be reflected from time to time in our quarterly filings or as otherwise required by law, we are under no obligation to, and expressly disclaim any obligation to, update or revise any forward-looking statements included or incorporated by reference in this prospectus or any accompanying prospectus supplement, whether as a result of new information, future events or otherwise. Because of the factors referred to above, the future events discussed in or incorporated by reference in this prospectus or any accompanying prospectus supplement may not occur and actual results, performance or achievement could differ materially from that anticipated or implied in the forward-looking statements.

BRANDYWINE AND THE OPERATING PARTNERSHIP

Brandywine is a self-administered and self-managed real estate investment trust, or REIT, active in acquiring, developing, redeveloping, leasing and managing office and industrial properties. Brandywine was organized and commenced operations in 1986 as a Maryland REIT. The Operating Partnership was formed and commenced operations in 1996 as a Delaware limited partnership. Brandywine owns its assets, and conducts its operations, through the Operating Partnership. Brandywine controls the Operating Partnership as its sole general partner and, as of December 31, 2010, Brandywine owned an approximately 93.1% interest in the Operating Partnership. Our executive offices are located at 555 East Lancaster Avenue, Suite 100, Radnor, Pennsylvania 19087 and our telephone number is (610) 325-5600.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, Brandywine will contribute or otherwise transfer the net proceeds of any sale of securities to the Operating Partnership in exchange for additional partnership interests in the Operating Partnership, the economic terms of which will be substantially identical to those of the securities sold.

Unless otherwise indicated in the applicable prospectus supplement, the Operating Partnership will use those net proceeds and any net proceeds from any sale of its debt securities for general business purposes, including, without limitation, repayment of outstanding debt and the acquisition or development of office and industrial properties.

RATIOS OF EARNINGS TO FIXED CHARGES AND EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED SHARE DISTRIBUTIONS

The following table sets forth the Operating Partnership’s ratios of earnings to fixed charges for the periods indicated.

	For the three months ended March 31, 2011		For the years ended December 31,
			2010		2009		2008		2007		2006
Ratio of earnings to fixed charges		(1)		(1)		(1)		(1)		(1)		(1)

(1)	The Operating Partnership’s ratio of earnings to combined fixed charges was less than 1.00 because of losses from continuing operations in the relevant periods. Brandywine would have needed to generate additional earnings of $644 for the three months ended March 31, 2011, $41,144 for the year ended December 31, 2010, $2,900 for the year ended December 31, 2009, $15,415 for the year ended December 31, 2008, December 31, 2007, $8,925 for the year ended December 31, 2007 and $48,047 for the year ended December 31, 2006 in order to achieve a coverage ratio of 1:1.

For the purpose of calculating the ratios of earnings to combined fixed charges, earnings have been calculated by adding fixed charges, distributed income of equity investees and amortization of capitalized interest to income from continuing operations before non-controlling interest and equity in earnings from unconsolidated real estate ventures of the Operating Partnership. Fixed charges consist of interest costs (whether expensed or capitalized), amortization of deferred financing costs, amortization of discounts or premiums related to indebtedness, the Operating Partnership’s share of interest expense from unconsolidated equity method investments and the interest portion of rent expense.

The following table sets forth Brandywine’s ratios of earnings to combined fixed charges and preferred share distributions for the periods indicated.

	For the three months ended March 31, 2011		For the years ended December 31,
			2010		2009		2008		2007		2006
Ratio of earnings to fixed charges and preferred share distributions		(1)		(1)		(1)		(1)		(1)		(1)

(1)	Brandywine’s ratio of earnings to combined fixed charges and preferred share distributions was less than 1.00 because of its losses from continuing operations in the relevant periods. In the period the coverage ratio was less than 1.00. Brandywine must generate additional earnings of $2,642 for the three months ended March 31, 2011, $49,136 for the year ended December 31, 2010, $10,892 for the year ended December 31, 2009, $23,407 for the year ended December 31, 2008, $16,917 for the year ended December 31, 2007 and $56,039 for the year ended December 31, 2006 in order to achieve a coverage ratio of 1:1.

For the purpose of calculating the ratios of earnings to combined fixed charges and preferred share distributions, earnings have been calculated by adding fixed charges, distributed income of equity investees and amortization of capitalized interest to income from continuing operations before non-controlling interest and equity in earnings from unconsolidated real estate ventures of Brandywine, less capitalized interest and preferred distributions of consolidated subsidiaries. Fixed charges consist of interest costs (whether expensed or capitalized), amortization of deferred financing costs, amortization of discounts or premiums related to indebtedness, Brandywine’s share of interest expense from unconsolidated equity method investments, the interest portion of rent expense, and preferred distributions of consolidated subsidiaries. Preferred share distributions includes income allocated to holders of Brandywine’s preferred shares.

DESCRIPTION OF THE DEBT SECURITIES

The following is a summary of the general terms and provisions of the indenture under which the debt securities will be issued by the Operating Partnership. The particular terms and provisions of the debt securities with respect to a specific offering of debt securities will be set forth in the applicable prospectus supplement. This summary of general terms and provisions of the indenture and the debt securities does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all provisions of the indenture and those debt securities.

The debt securities will be issued by the Operating Partnership under the indenture dated as of October 22, 2004, as amended or supplemented from time to time, among the Operating Partnership, Brandywine and The Bank of New York Mellon (formerly known as The Bank of New York) as trustee. The indenture is filed as an exhibit to the registration statement of which this prospectus is a part and will be available for inspection at the corporate trust office of the trustee or as described under “Where You Can Find More Information.” The indenture is qualified under, subject to, and governed by, the Trust Indenture Act of 1939, as amended.

All section references appearing herein are to sections of the indenture, and capitalized terms used but not defined herein will have the respective meanings set forth in the indenture.

General

The debt securities will be direct, unsecured obligations of the Operating Partnership. Except for any series of debt securities which is expressly subordinated to other indebtedness of the Operating Partnership, the debt securities will rank equally with all other unsecured and unsubordinated indebtedness of the Operating Partnership. Under the indenture, the debt securities may be issued without limit as to aggregate principal amount, in one or more series, as established from time to time pursuant to authority granted by a resolution of the Board of Trustees of Brandywine as sole general partner of the Operating Partnership or as established in one or more supplemental indentures to the indenture. All of the debt securities of any one series need not be issued at the same time and, unless otherwise provided, a series may be reopened, without the consent of the holders of the debt securities of that series, for issuances of additional debt securities of that series (Section 301). All debt securities of a particular series shall be substantially identical except as to denomination, date of issuance, issue price and the date from which interest, if any, shall accrue.

Brandywine will, under the indenture, fully and unconditionally guarantee the due and punctual payment of principal of and premium, if any, and interest on all debt securities issued by the Operating Partnership, and the due and punctual payment of any sinking fund payments on those debt securities, when and as the same shall become due and payable, whether at a maturity date, by declaration of acceleration, call for redemption or otherwise.

The indenture requires any subsidiary of the Operating Partnership that is a significant subsidiary (as defined in Regulation S-X promulgated under the Securities Act) to provide a full and unconditional guaranty as to payment of principal and premium, if any, and interest on the debt securities issued by the Operating Partnership not later than 180 days following the date on which that subsidiary becomes a guarantor under our principal credit agreement. We refer to any such “significant” subsidiary that becomes a guarantor under our principal credit agreement as a “Subsidiary Guarantor” and, together with Brandywine, as the “Guarantors.” As of the date of this prospectus, we have no significant subsidiaries that are guarantors under our principal credit agreement.

If for any reason the obligations of a significant subsidiary that has become a Subsidiary Guarantor terminate under our principal credit agreement, such Subsidiary Guarantor will be deemed released from all of its obligations under the indenture and its guarantee will terminate (Sections 1401 and 1404).

The indenture provides that there may be more than one trustee for any one or more series of debt securities. Any trustee under the indenture may resign or be removed with respect to one or more series of debt securities, and a successor trustee may be appointed to act with respect to that series (Section 610). Except as otherwise indicated in this prospectus or the applicable prospectus supplement, any action to be taken by the trustee may be taken by each such trustee with respect to, and only with respect to, the one or more series of debt securities for which it is trustee under the indenture.

Terms

The applicable prospectus supplement relating to the series of debt securities being offered will describe the specific terms and provisions of those debt securities, including the following:

(1) the title of the debt securities;

(2) the aggregate principal amount of the debt securities and any limit on that aggregate principal amount;

(3) the percentage of the principal amount at which the debt securities will be issued and, if other than the principal amount thereof, the portion of the principal amount payable upon declaration of acceleration of the maturity thereof;

(4) the date or dates, or the manner of determining the date or dates, on which the principal of the debt securities will be payable;

(5) the rate or rates (which may be fixed or variable), or the method by which the rate or rates will be determined, at which the debt securities will bear interest, if any;

(6) the date or dates, or the method for determining the date or dates, from which any interest will accrue, the interest payment dates on which that interest will be payable, the regular record dates for interest payment dates, or the method by which those dates will be determined, the person to whom interest will be payable, and the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

(7) the place or places where the principal of and premium, if any, and interest, if any, on the debt securities will be payable and where notices or demands to or upon the Operating Partnership in respect of the debt securities and the indenture may be served;

(8) the period or periods within which, or the date or dates on which, the price or prices at which and the terms and conditions upon which the debt securities may be redeemed, as a whole or in part, at the option of the Operating Partnership, if the Operating Partnership is to have such an option;

(9) the obligation, if any, of the Operating Partnership to redeem, repay or repurchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of the holders, and the period or periods within which, or the date or dates on which, the price or prices at which and the terms and conditions upon which the debt securities are required to be redeemed, repaid or purchased, in whole or in part, pursuant to that obligation;

(10) if other than U.S. dollars, the currency or currencies in which the debt securities are denominated and/or payable, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies, and the terms and conditions relating thereto;

(11) whether the amount of payments of principal of and premium, if any, or interest, if any, on the debt securities may be determined with reference to an index, formula or other method (which index, formula or method may, but need not, be based on a currency, currencies, currency unit or units or composite currency or currencies) and the manner in which those amounts will be determined;

(12) any additions to, modifications of or inapplicability of the terms of the debt securities with respect to the events of default or covenants or other provisions set forth in the indenture;

(13) whether the debt securities will be issued in global or book-entry form or definitive certificated form, and whether the debt securities will be issued in bearer form;

(14) if other than $5,000 and any integral multiple of $1,000 in excess thereof, the denominations in which the debt securities shall be issuable;

(15) the applicability, if any, of the defeasance and covenant defeasance provisions of the indenture, or any modification thereof;

(16) the extent and manner, if any, to which payments on the debt securities may be subordinated to other indebtedness of the Operating Partnership;

(17) whether and under what circumstances the Operating Partnership will pay additional amounts as contemplated in the indenture on the debt securities in respect of any tax, assessment or governmental charge and, if so, whether the Operating Partnership will have the option to redeem the debt securities in lieu of paying additional amounts; and

(18) any other terms of the debt securities not inconsistent with the provisions of the indenture (Section 301).

The debt securities may provide for less than the entire principal amount of those debt securities to be payable upon declaration of acceleration of the maturity thereof (“original issue discount securities”). The applicable prospectus supplement will describe special U.S. federal income tax, accounting and other considerations applicable to the original issue discount securities.

The indenture does not contain any provisions (other than as described under “Covenants—Limitations on Incurrence of Indebtedness”) that would limit the ability of the Operating Partnership to incur indebtedness or that would afford holders of debt securities protection in the event of a highly leveraged or similar transaction involving the Operating Partnership. However, restrictions on ownership and transfers of Brandywine’s common shares and preferred shares, designed to preserve Brandywine’s status as a REIT, may prevent or hinder a change of control. Reference is made to the applicable prospectus supplement for information with respect to any deletions from, modifications of or additions to the events of default or covenants of the Operating Partnership that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

Guarantees

Brandywine will, under the indenture, fully and unconditionally guarantee the due and punctual payment of principal of and premium, if any, and interest on all debt securities issued by the Operating Partnership, and the due and punctual payment of any sinking fund payments on those debt securities, when and as the same shall become due and payable, whether at a maturity date, by declaration of acceleration, call for redemption or otherwise.

The indenture requires any “significant” subsidiary to provide a full and unconditional guaranty as to payment of principal and premium, if any, and interest on the debt securities issued by the Operating Partnership not later than 180 days following the date on which that subsidiary becomes a guarantor under our principal credit agreement. As of the date of this prospectus, we have no significant subsidiaries that are guarantors under our principal credit agreement.

If for any reason the obligations of a significant subsidiary that has become a Subsidiary Guarantor terminate under our principal credit agreement, such Subsidiary Guarantor will be deemed released from all of its obligations under the indenture and its guarantee will terminate (Sections 1401 and 1404).

Denominations

Unless otherwise specified in the applicable prospectus supplement, the debt securities of any series shall be issuable only in registered form without coupons and, other than securities in global form (which may be of any denomination), will be issuable in denominations of $5,000 and integral multiples of $1,000 in excess thereof (Section 302).

Payments

Unless otherwise specified in the applicable prospectus supplement, the principal of and premium, if any, and interest on any series of debt securities will be payable at the corporate trust office of the trustee. However, at the option of the Operating Partnership, payment of interest may be made by check mailed to the address of the person entitled thereto as it appears in the security register or by wire transfer of funds to that person at a bank account maintained within the United States (Sections 307 and 1002).

All amounts paid by the Operating Partnership to a paying agent or a trustee for the payment of the principal of or premium, if any, or interest on any debt security which remain unclaimed at the end of two years after the principal, premium or interest has become due and payable will be repaid to the Operating Partnership, and the holder of the debt security thereafter may look only to the Operating Partnership for payment of these amounts.

Any interest not punctually paid or duly provided for on any interest payment date with respect to a debt security will forthwith cease to be payable to the holder on the applicable regular record date and may either be paid to the person in whose name that debt security is registered at the close of business on a special record date for the payment of that defaulted interest to be fixed by the trustee or may be paid at any time in any other lawful manner, all in accordance with the indenture (Section 307). Notice of any special record date will be given to the holder of that debt security not less than 10 days prior to the special record date.

Registration and Transfer

Subject to certain limitations imposed upon debt securities issued in book-entry form, the debt securities of any series will be exchangeable for other debt securities of the same series, of a like aggregate principal amount and tenor, of different authorized denominations upon surrender of such debt securities at the corporate trust office of the trustee. In addition, subject to certain limitations imposed upon debt securities issued in book-entry form, the debt securities of any series may be surrendered for registration of transfer at the corporate trust office of the trustee.

Every debt security surrendered for registration of transfer or exchange will be duly endorsed or accompanied by a written instrument of transfer. No service charge will be made for any registration of transfer or exchange of any debt securities, but the Operating Partnership may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith (Section 305).

If the applicable prospectus supplement refers to any transfer agent (in addition to the trustee) initially designated by the Operating Partnership and the Guarantors with respect to any series of debt securities, the Operating Partnership may at any time rescind the designation of that transfer agent or approve a change in the location through which that transfer agent acts, except that the Operating Partnership and the Guarantors will be required to maintain a transfer agent in each place of payment for that series. The Operating Partnership and the Guarantors may at any time designate additional transfer agents with respect to any series of debt securities (Section 1002).

Neither the Operating Partnership nor the trustee will be required to:

(1) issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before any selection of debt securities of that series to be redeemed and ending at the close of business of the day of mailing of the relevant notice of redemption;

(2) register the transfer of or exchange any debt security, or portion thereof, called for redemption, except the unredeemed portion of any debt security being redeemed in part; or

(3) issue, register the transfer of or exchange any debt security which has been surrendered for repayment at the option of the holder, except that portion, if any, of such debt security which is not to be so repaid (Section 305).

Merger, Consolidation or Sale

The Operating Partnership may consolidate with, or sell, lease or convey all or substantially all of its assets to, or merge with or into, any other entity, provided that the following conditions are satisfied or fulfilled:

(1) either the Operating Partnership is the continuing entity, or the successor (if other than the Operating Partnership) formed by or resulting from any such consolidation or merger or which has received the transfer of those assets is organized under the laws of the United States of America and expressly assumes payment of the principal of and premium, if any, and interest on all of the debt securities and the due and punctual performance and observance of all of the covenants and conditions contained in the indenture;

(2) immediately after giving effect to the transaction and taking into account any indebtedness which becomes an obligation of the Operating Partnership or any Subsidiary at the time of the transaction, no event of default under the indenture, and no event which, after notice or the lapse of time, or both, would become an event of default, has occurred and is continuing; and

(3) an officer’s certificate of Brandywine as general partner of the Operating Partnership and a legal opinion covering these conditions is delivered to the trustee (Section 801).

The Guarantors may consolidate with, or sell, lease or convey all or substantially all of their respective assets to, or merge with or into, any other entity, provided that substantially the same conditions as above are satisfied or fulfilled (Section 803).

Conversion and Exchange Rights

The terms and conditions, if any, upon which any series of debt securities will be convertible into or exchangeable for Brandywine common shares or other securities will be set forth in an applicable prospectus supplement. Such terms will include, as applicable, the conversion price or exchange rate, the conversion or exchange period, provisions as to whether conversion or exchange of the debt securities will be at the option of the holder or the Operating Partnership, the events requiring an adjustment to the conversion price or exchange rate and provisions affecting the conversion or exchange of the debt securities in the event that the debt securities are redeemed.

Covenants

Limitations on Incurrence of Indebtedness

The Operating Partnership will not, and will not permit any of its Subsidiaries to, incur any Indebtedness, other than Intercompany Indebtedness, if, immediately after giving effect to the incurrence of that additional Indebtedness and the application of the proceeds thereof, the aggregate principal amount of all of its outstanding Indebtedness and that of its Subsidiaries on a consolidated basis is greater than 60% of the sum of (without duplication):

(1) the Total Assets of the Operating Partnership and its Subsidiaries as of the end of the calendar quarter covered in its Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the SEC (or, if such filing is not permitted under the Exchange Act, with the trustee) prior to the incurrence of that additional Indebtedness; and

(2) the purchase price of any assets included in the definition of Total Assets acquired, and the amount of any securities offering proceeds received (to the extent that the proceeds were not used to acquire assets included with Total Assets or used to reduce Indebtedness), by the Operating Partnership or any of its Subsidiaries since the end of that calendar quarter, including those proceeds obtained in connection with the incurrence of that additional Indebtedness.

The Operating Partnership also will not, and will not permit any of its Subsidiaries to, incur any Indebtedness secured by any Encumbrance upon any of its properties or any of its Subsidiaries’ properties, whether owned at the date of the indenture or thereafter acquired, if, immediately after giving effect to the incurrence of that additional Indebtedness secured by an Encumbrance and the application of the proceeds thereof, the aggregate principal amount of its outstanding indebtedness and that of its Subsidiaries on a consolidated basis which is secured by any Encumbrance on its properties or any of its Subsidiaries’ properties is greater than 40% of the sum of (without duplication):

(1) the Total Assets of the Operating Partnership and its Subsidiaries as of the end of the calendar quarter covered in its Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the SEC (or, if such filing is not permitted under the Exchange Act, with the trustee) prior to the incurrence of that additional Indebtedness; and

(2) the purchase price of any assets included in the definition of Total Assets acquired, and the amount of any securities offering proceeds received (to the extent that such proceeds were not used to acquire assets included in the definition of Total Assets or used to reduce Indebtedness), by the Operating Partnership or any of its Subsidiaries since the end of that calendar quarter, including those proceeds obtained in connection with the incurrence of that additional Indebtedness.

In addition, the Operating Partnership will not, and will not permit any of its Subsidiaries to, incur any Indebtedness if the ratio of Consolidated Income Available for Debt Service to Annual Debt Service Charge for the four consecutive fiscal quarters most recently ended prior to the date on which that additional Indebtedness is to be incurred will be less than 1.5:1 on a pro forma basis after giving effect thereto and to the application of the proceeds therefrom, and calculated on the assumption that:

(1) that Indebtedness and any other Indebtedness incurred by the Operating Partnership and its Subsidiaries since the first day of that four-quarter period and the application of the proceeds therefrom, including to refinance other Indebtedness, had occurred at the beginning of that four-quarter period;

(2) the repayment or retirement of any other Indebtedness by the Operating Partnership and its Subsidiaries since the first day of that four-quarter period had been repaid or retired at the beginning of that four-quarter period (except that, for purposes of this computation, the amount of Indebtedness under any revolving credit facility will be computed based upon the average daily balance of that Indebtedness during that four-quarter period);

(3) in the case of Acquired Indebtedness or Indebtedness incurred in connection with any acquisition since the first day of that four-quarter period, the acquisition had occurred as of the first day of that four-quarter period with the appropriate adjustments with respect to the acquisition being included in the pro forma calculation; and

(4) in the case of any acquisition or disposition by the Operating Partnership or any of its Subsidiaries of any asset or group of assets since the first day of that four-quarter period, whether by merger, stock purchase or sale, or asset purchase or sale, the acquisition or disposition or any related repayment of Indebtedness had occurred as of the first day of that four-quarter period with the appropriate adjustments with respect to the acquisition or disposition being included in the pro forma calculation (Section 1006).

Maintenance of Unencumbered Assets

The Operating Partnership and its Subsidiaries will at all times maintain Total Unencumbered Assets of not less than 150% of the aggregate outstanding principal amount of its Unsecured Indebtedness and that of its Subsidiaries on a consolidated basis (Section 1006).

Provision of Financial Information

So long as any debt securities are outstanding and whether or not required by the SEC, Brandywine and the Operating Partnership will furnish to the trustee within 15 days of the time periods specified in the SEC’s rules and regulations:

(1) all annual and quarterly financial information that would be required to be contained in filings with the SEC on Forms 10-K and 10-Q if Brandywine and the Operating Partnership were required to file those filings, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by our certified independent accountants; and

(2) all current reports that would be required to be filed with the SEC on Form 8-K if Brandywine and the Operating Partnership were required to file such reports.

If Brandywine or the Operating Partnership is not subject to Sections 13 and 15(d) of the Exchange Act, Brandywine or the Operating Partnership, as the case may be, will (A) furnish to the holders of the debt securities, without cost to such holders, a copy of the information and reports referred to in clauses (1) and (2) above within 15 days of the time periods specified in the SEC’s rules and regulations, and (B) upon written request and payment of the reasonable cost of duplication and delivery, promptly supply to any prospective holder of the debt securities a copy of the information and reports referred to in clauses (1) and (2) above.

In addition, whether or not required by the SEC, Brandywine and the Operating Partnership will file a copy of the information and reports referred to in clauses (1) and (2) above with the SEC for public availability within the time periods specified in the SEC’s rules and regulations (unless the SEC will not accept such a filing) (Section 704).

Waiver of Certain Covenants

The Operating Partnership and the Guarantors may choose not to comply with any term, provision or condition of the preceding covenants, and with any other term, provision or condition with respect to the debt securities (except for any term, provision or condition which could not be amended without the consent of all holders of debt securities), if at any time the holders of at least a majority in principal amount of all the outstanding debt securities, by act of those holders, either waive compliance in that instance or generally waive compliance with that covenant. Except to the extent so expressly waived, and until any waiver becomes effective, the Operating Partnership’s and the Guarantors’ obligations and the duties of the trustee in respect of any such term, provision or condition will remain in full force and effect (Section 1010).

Other Covenants

Existence

Except as permitted under “Merger, Consolidation or Sale,” each of the Operating Partnership and the Guarantors will do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (declaration and statutory) and franchises; provided, however, that neither the Operating Partnership nor any Guarantor will be required to preserve any right or franchise if it determines that the preservation thereof is no longer desirable in the conduct of its business and that the loss of that right or franchise is not disadvantageous in any material respect to the holders of the debt securities (Section 1005).

Maintenance of Properties

Each of the Operating Partnership and the Guarantors will cause all of its material properties used or useful in the conduct of its business or the business of any of its Subsidiaries to be maintained and kept in good condition, repair and working order, all as in the judgment of the Operating Partnership or the applicable Guarantor may be necessary so that the business carried on in connection with those properties may be properly and advantageously conducted at all times; provided, however, that neither the Operating Partnership nor any Guarantor nor any of their respective Subsidiaries will be prevented from selling or otherwise disposing of their properties for value in the ordinary course of business (Section 1007).

Insurance

Each of the Operating Partnership and the Guarantors will cause each of its and its Subsidiaries’ insurable properties to be insured in a commercially reasonable amount against loss of damage with insurers of recognized responsibility and, if described in the applicable prospectus supplement, in specified amounts and with insurers having a specified rating from a recognized insurance rating service (Section 1008).

Payment of Taxes and Other Claims

Each of the Operating Partnership and the Guarantors will pay or discharge or cause to be paid or discharged, before becoming delinquent:

•	all taxes, assessments and governmental charges levied or imposed upon it or any of its Subsidiaries or upon its income, profits or property or that of any of its Subsidiaries; and

•	all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon its property or the property of any of its Subsidiaries;

provided, however, that neither the Operating Partnership nor any Guarantor will be required to pay or discharge or cause to be paid or discharged any tax, assessment, charge or claim whose amount or applicability is being contested in good faith (Section 1009).

Additional Covenants

The applicable prospectus supplement relating to the series of debt securities being offered will describe any additional covenants specific to that series.

Events of Default, Notice and Waiver

Unless otherwise provided in the applicable prospectus supplement, the indenture provides that the following events will be “events of default” with respect to each series of debt securities issued under the indenture:

(1) default for 30 days in the payment of any interest on any debt security of that series;

(2) default in the payment of any principal of or premium, if any, on any debt security of that series when due;

(3) default in making any sinking fund payment as required for any debt security of that series;

(4) default in the performance of any other covenant or warranty of the Operating Partnership and/or any of the Guarantors contained in the indenture with respect to any debt security of that series, which continues for 60 days after written notice as provided in the indenture;

(5) default in the payment of an aggregate principal amount exceeding $25,000,000 of any evidence of indebtedness of the Operating Partnership and/or any of the Guarantors or any mortgage, indenture, note, bond, capitalized lease or other instrument under which that indebtedness is issued or by which that indebtedness is secured, such default having continued after the expiration of any applicable grace period or having resulted in the acceleration of the maturity of that indebtedness, but only if that indebtedness is not discharged or such acceleration is not rescinded or annulled;

(6) certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of the Operating Partnership, Brandywine, any Subsidiary Guarantor or any other Significant Subsidiary or any of their respective properties;

(7) except as otherwise permitted in the Indenture, any guarantee of the debt securities of any series is held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect, or Brandywine or any Subsidiary Guarantor that is a Significant Subsidiary shall deny or disaffirm its obligations under its guarantee with respect to the debt securities of the applicable series; and

(8) any other event of default provided with respect to a particular series of debt securities (Section 501).

If an event of default (other than as described in clause (6) above) with respect to debt securities of any series at the time outstanding occurs and is continuing, then in each case the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may declare the principal (or, if the debt securities of that series are original issue discount securities or indexed securities, that portion of the principal amount as may be specified in the terms thereof) of and premium, if any, and accrued and unpaid interest on all of the debt securities of that series to be due and payable immediately by written notice thereof to the Operating Partnership and Brandywine (and to the trustee if given by the holders). If an event of default described in clause (6) above occurs and is continuing, the principal (or such portion thereof) of and premium, if any, and accrued and unpaid interest on all of the debt securities of that series will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holders. However, at any time after any acceleration with respect to debt securities of that series, but before a judgment or decree for payment of the amounts due has been obtained by the trustee, the holders of not less than a majority in principal amount of outstanding debt securities of that series may rescind and annul that acceleration and its consequences if (1) the Operating Partnership or any Guarantor has paid or deposited with the trustee all required payments of the principal of and premium, if any, and interest on the debt securities of that series (without giving effect to the acceleration) plus certain fees, expenses, disbursements and, premium, if any, advances of the trustee and (2) all events of default, other than the nonpayment of accelerated principal, premium, if any, or interest with respect to debt securities of that series, have been cured or waived as provided in the indenture (Section 502). The indenture also provides that the holders of not less than a majority in principal amount of the outstanding debt securities of any series may waive any past default with respect to that series and its consequences, except a default (A) in the payment of the principal of or premium, if any, or interest on any debt security of that series or (B) in respect of a covenant or provision contained in the indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security affected thereby (Section 513).

The trustee will be required to give notice to the holders of debt securities within 90 days of a default under the indenture; provided, however, that the trustee may withhold notice to the holders of any series of debt securities of any default with respect to that series (except a default in the payment of the principal of or premium, if any, or interest on any debt securities of that series or in the payment of any sinking fund installment in respect of any debt securities of that series) if the responsible officers of the trustee consider withholding of notice to be in the interest of the holders (Section 602).

The indenture provides that no holders of debt securities of any series may institute any judicial or other proceedings with respect to the indenture or for any remedy thereunder, except in the case of failure of the trustee, for 60 days, to act after it has received a written request to institute proceedings in respect of an event of default from the holders of not less than 25% in principal amount of the outstanding debt securities of that series, as well as an offer of security or indemnity satisfactory to it (Section 507). This provision will not prevent, however, any holder of debt securities from instituting suit for the enforcement of payment of the principal of and premium, if any, and interest on the debt securities at the respective due date or dates for payment (Section 508).

Subject to provisions in the indenture relating to its duties in case of default, the trustee is under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any holders of debt securities of any series then outstanding under the indenture, unless the holders offer to the trustee security or indemnity satisfactory to it (Section 603). The holders of not less than a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or of exercising any trust or power conferred upon the trustee for that series. However, the trustee may refuse to follow any direction which is in conflict with any law or the indenture, which may involve the trustee in personal liability or which may be unduly prejudicial to the holders of debt securities of that series not joining in the proceeding (Section 512).

Within 120 days after the end of each fiscal year, the Operating Partnership and Brandywine must deliver to the trustee a certificate, signed by one of several specified officers of the general partner of the Operating Partnership and of Brandywine, stating whether or not such officers have knowledge of any default under the indenture and, if so, specifying each such default and the nature and status thereof (Section 1004).

Modification of the Indenture

Modifications and amendments of provisions of the indenture applicable to any series may be made only with consent of the holders of not less than a majority in principal amount of all outstanding debt securities which are affected by the modification or amendment; provided, however, that no such modification or amendment may, without the consent of the holder of each debt security affected thereby:

(1) change the stated maturity of the principal of, or any installment of interest or premium, if any, on, that debt security;

(2) reduce the principal amount of, or the rate or amount of interest on, or any premium payable on redemption of, that debt security, or reduce the amount of principal of an original issue discount security that would be due and payable upon declaration of acceleration of the maturity thereof or would be provable in bankruptcy, or adversely affect any right of repayment of the holder of that debt security;

(3) change the place of payment, or the coin or currency, for payment of principal of, premium, if any, or interest on that debt security;

(4) impair the right to institute suit for the enforcement of any payment on or with respect to that debt security on or after the stated maturity thereof;

(5) reduce the above-stated percentage of outstanding debt securities of any series necessary to modify or amend the indenture, to waive compliance with certain provisions thereof or specified defaults and consequences thereunder or to reduce the quorum or voting requirements set forth in the indenture;

(6) modify or affect in any manner adverse to the holders the terms and conditions of the obligations of any of the Guarantors under the guarantees applicable to that debt security (other than releases of guarantees when a Subsidiary Guarantor’s guarantee under our principal credit agreement is terminated); or

(7) modify any of the foregoing provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect that action or to provide that certain other provisions may not be modified or waived without the consent of the holder of that debt security (Section 902).

The holders of not less than a majority in principal amount of outstanding debt securities of a particular series have the right to waive compliance by the Operating Partnership and the Guarantors with certain covenants in the indenture relating to that series (Section 1010).

Modifications and amendments of the indenture may be made by the Operating Partnership, the Guarantors and the trustee without the consent of any holder of debt securities for any of the following purposes:

(1) to evidence the succession of another person to the Operating Partnership as obligor, or to any of the Guarantors under the indenture;

(2) to add to the covenants of the Operating Partnership or any of the Guarantors for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon the Operating Partnership or any of the Guarantors in the indenture;

(3) to add events of default for the benefit of the holders of all or any series of debt securities;

(4) to change or eliminate any provisions of the indenture, provided that the change or elimination will become effective only when there are no outstanding debt securities of any series created prior thereto which are entitled to the benefit of such provision;

(5) to secure, or add additional guarantees with respect to, the debt securities;

(6) to establish the form or terms of debt securities of any series;

(7) to provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trust under the indenture by more than one trustee;

(8) to cure any ambiguity, defect or inconsistency in the indenture, provided that such action will not adversely affect the interests of holders of debt securities of any series in any material respect; or

(9) to supplement any of the provisions of the indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of such debt securities, provided that such action will not adversely affect the interests of the holders of the debt securities of any series in any material respect (Section 901).

The indenture provides that, in determining whether the holders of the requisite principal amount of outstanding debt securities of a series have given any request, demand, authorization, direction, notice, consent or waiver thereunder or whether a quorum is present at a meeting of holders of debt securities:

(1) the principal amount of an original issue discount security that is deemed to be outstanding will be the amount of the principal thereof that would be due and payable as of the date of determination upon declaration of acceleration of the maturity of that debt security;

(2) the principal amount of a debt security denominated in a foreign currency that is deemed outstanding will be the U.S. dollar equivalent, determined on the issue date for that debt security, of the principal amount (or, in the case of an original issue discount security, the U.S. dollar equivalent on the issue date of that debt security of the amount determined as provided in clause (1) above);

(3) the principal amount of an indexed security that is deemed outstanding will be the principal face amount of that indexed security at original issuance, unless otherwise provided with respect to that indexed security pursuant to the indenture; and

(4) debt securities owned by the Operating Partnership, any of the Guarantors or any other obligor upon the debt securities or any affiliate of the Operating Partnership, any of the Guarantors or of that other obligor will be disregarded (Section 101).

The indenture contains provisions for convening meetings of the holders of debt securities of a series (Article Thirteen). A meeting may be called at any time by the trustee, and also, upon request, by the Operating Partnership or the holders of at least 10% in principal amount of the outstanding debt securities of that series, in each case upon notice given as provided in the indenture (Section 1302). Except for any consent that must be given by the holder of each debt security affected by certain modifications and amendments of the indenture, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present may be adopted by the affirmative vote of the holders of a majority in principal amount of the outstanding debt securities of that series; provided, however, that, except as referred to above, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage, which is less than a majority, in principal amount of the outstanding debt securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of the debt securities of that series. Any resolution passed or decision taken at any meeting of holders of debt securities of any series duly held in accordance with the indenture will be binding on all holders of debt securities of that series. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons, holding or representing a majority in principal amount of the outstanding debt securities of a series; provided, however, that if any action is to be taken at such meeting with respect to a consent or waiver which may be given by the holders of not less than a specified percentage in principal amount of the outstanding debt securities of a series, the persons holding or representing such specified percentage in principal amount of the outstanding debt securities of such series will constitute a quorum (Section 1304).

Notwithstanding the foregoing provisions, if any action is to be taken at a meeting of holders of debt securities of any series with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that the indenture expressly provides may be made, given or taken by the holders of a specified percentage in principal amount of all outstanding debt securities affected thereby, or of the holders of that series and one or more additional series:

(1) there will be no minimum quorum requirement for the meeting; and

(2) the principal amount of the outstanding debt securities of such series that vote in favor of the request, demand, authorization, direction, notice, consent, waiver or other action will be taken into account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under the indenture (Section 1304).

Discharge; Legal Defeasance and Covenant Defeasance

Unless otherwise provided in the applicable prospectus supplement, the Operating Partnership and the Guarantors may discharge certain obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that either have become due and payable or will become due and payable within one year (or are scheduled for redemption within one year) by irrevocably depositing with the trustee, in trust, funds in such currency or currencies, currency unit or units or composite currency or currencies in which such debt securities are payable in an amount sufficient to pay the entire indebtedness on such debt securities in respect of principal and premium, if any, and interest to the date of such deposit (if such debt securities have become due and payable) or to the stated maturity or redemption date, as the case may be (Section 404).

In addition, the indenture provides that, unless otherwise provided in the applicable prospectus supplement, if the provisions of Article Four are made applicable to the debt securities of any series pursuant to the indenture, the Operating Partnership may elect either:

(1) to defease and discharge itself and the Guarantors from any and all obligations with respect to those debt securities (except for the obligation to pay additional amounts, if any, upon the occurrence of certain events of tax, assessment or governmental charge with respect to payments on such debt securities and the obligations to register the transfer or exchange of such debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency in respect of such debt securities and to hold moneys for payment in trust) (“legal defeasance”) (Section 402); or

(2) to release itself and the Guarantors from their obligations with respect to those debt securities under “—Covenants,” “—Other Covenants” or their obligations with respect to any other covenant, and any omission to comply with such obligations will not constitute a default or an event of default with respect to those debt securities (“covenant defeasance”) (Section 403);

in either case upon the irrevocable deposit by the Operating Partnership or the Guarantors with the trustee, in trust, of any amount, in such currency or currencies, currency unit or units or composite currency or currencies in which those debt securities are payable at stated maturity, or Government Obligations, or both, applicable to those debt securities which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of and premium, if any, and interest on such debt securities, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates.

This trust may only be established if, among other conditions, the Operating Partnership has delivered to the trustee an opinion of counsel to the effect that the holders of the debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of legal defeasance or covenant defeasance, as the case may be, and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if legal defeasance or covenant defeasance, as the case may be, had not occurred, and the opinion of counsel, in the case of legal defeasance, must refer to and be based upon a ruling of the Internal Revenue Service (the “IRS”) or a change in applicable U.S. federal income tax law occurring after the date of the indenture (Section 404).

In the event the Operating Partnership effects covenant defeasance with respect to the debt securities of any series and those debt securities are declared due and payable because of the occurrence of any event of default other than an event of default described in clause (4) under “Events of Default, Notice and Waiver” with respect to the covenants described under “—Covenants” and “—Other Covenants” (which would no longer be applicable to those debt securities) or described in clause (7) under “Events of Default, Notice and Waiver” with respect to any other covenant as to which there has been covenant defeasance, the amount in the currency, currency unit or composite currency in which those debt securities are payable, and Government Obligations on deposit with the trustee, will be sufficient to pay amounts due on those debt securities at the time of their stated maturity but may not be sufficient to pay amounts due on those debt securities at the time of the acceleration resulting from such event of default. However, the Operating Partnership and the Guarantors would remain liable to make payment of those amounts due at the time of acceleration.

The applicable prospectus supplement may further describe the provisions, if any, permitting legal defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the debt securities of a particular series.

Subordination

The terms and conditions, if any, upon which the debt securities of any series will subordinated to other indebtedness of the Operating Partnership, including the debt securities of other series, will be set forth in the applicable prospectus supplement. These terms will include a description of the indebtedness ranking senior to the debt securities of that series, the restrictions on payments to the holders of the debt securities of that series while a default with respect to the senior indebtedness is continuing, the restrictions, if any, on payments to the holders of the debt securities of that series following an event of default, and provisions requiring holders of the debt securities of that series to remit certain payments to holders of senior indebtedness.

Book-Entry System and Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more securities in global form that will be deposited with, or on behalf of, a depository identified in the applicable prospectus supplement relating to that series. Global securities, if any, issued in the United States are expected to be deposited with The Depository Trust Company, or “DTC,” as depository. Unless otherwise indicated, global securities will be issued in fully registered form and in either temporary or permanent form. Unless the applicable prospectus supplement states otherwise, and until it is exchanged in whole or in part for the debt securities represented thereby, a global security may not be transferred except as a whole by the depository for that global security to a nominee of that depository or by a nominee of that depository to that depository or another nominee of such depository or by that depository or any nominee of that depository to a successor depository or any nominee of that successor.

The specific terms of the depository arrangement with respect to a series of debt securities will be described in the applicable prospectus supplement. We anticipate that, unless otherwise indicated in the applicable prospectus supplement, the following provisions will apply to depository arrangements.

The applicable prospectus supplement will state whether the global securities will be issued in certificated or book-entry form. If the global securities are to be issued in book-entry form, we expect that upon the issuance of a global security, the depository for the global security or its nominee will credit on its book-entry registration and transfer system the respective principal amounts of the individual debt securities represented by the global security to the accounts of persons that have accounts with such depository (“participants”). These accounts will be designated by the underwriters, dealers or agents with respect to the debt securities. Ownership of beneficial interests in a global security will be limited to participants or persons that may hold interests through participants.

We expect that, for the global securities deposited with DTC, pursuant to procedures established by DTC, ownership of beneficial interests in any global security with respect to which DTC is the depository will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to beneficial interests of participants) and records of participants (with respect to beneficial interests of persons who hold through participants). None of the Operating Partnership, the Guarantors, the trustee, any paying agent and the security registrar will have any responsibility or liability for any aspect of the records of DTC or for maintaining, supervising or reviewing any records of DTC or any of its participants relating to beneficial ownership interests in the debt securities. The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. These limits and laws may impair the ability to own, pledge or transfer beneficial interest in a global security.

Unless otherwise specified in the applicable prospectus supplement or the actual global security, so long as the depository for a global security or its nominee is the registered owner of the book-entry global security, the depository or that nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by that global security for all purposes under the applicable indenture. Except as described below or in the applicable prospectus supplement or the global security, owners of beneficial interest in a global security will not be entitled to have any of the individual debt securities represented by the global security registered in their names, will not receive or be entitled to receive delivery of debt securities in definitive certificated form and will not be considered the owners or holders thereof under the applicable indenture. Beneficial owners of debt securities evidenced by a global security will not be considered the owners or holders thereof under the indenture for any purpose, including with respect to the giving of any direction, instructions or approvals to the trustee thereunder. Accordingly, each person owning a beneficial interest in a global security with respect to which DTC is the depository must rely on the procedures of DTC and, if that person is not a participant, on the procedures of the participant through which that person owns its interests, to exercise any rights of a holder under the applicable indenture. We understand that, under existing industry practice, if we request any action of holders or if an owner of a beneficial interest in a global security desires to give or take any action which a holder is entitled to give or take under the applicable indenture, DTC would authorize the participants holding the relevant beneficial interest to give or take that action, and the participants would authorize beneficial owners through the participants to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Payments of principal of and premium, if any, and interest on debt securities represented by a global security registered in the name of a depository or its nominee will be made to or at the direction of the depository or its nominee, as the case may be, as the registered owner of the global security under the indenture. Under the terms of the indenture, the Operating Partnership, the Guarantors, the trustee, any paying agent and the security registrar may treat the persons in whose name debt securities, including a global security, are registered as the owners thereof for the purpose of receiving such payments. Consequently, none of the Operating Partnership, the Guarantors, the trustee, any paying agent and the security registrar has or will have any responsibility or liability for the payment of those amounts to beneficial owners of debt securities (including principal, premium, if any, and interest). We believe, however, that it is currently the policy of DTC to immediately credit the accounts of relevant participants with payments, in amounts proportionate to their respective holdings of beneficial interests in the relevant global security as shown on the records of DTC or its nominee. Payments by participants to owners of beneficial interests in the global security held through participants will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in street name, and will be the responsibility of the participants. Redemption notices with respect to any debt securities represented by a global security will be sent to the depository or its nominee. If less than all of the debt securities of any series are to be redeemed, we expect the depository to determine the amount of the interest of each participant in the debt securities to be redeemed to be determined by lot. None of the Operating Partnership, the Guarantors, the trustee, any paying agent and the security registrar for the debt securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security for the debt securities or for maintaining any records with respect thereto.

None of the Operating Partnership, the Guarantors, the trustee, any paying agent and the security registrar will be liable for any delay by the holders of a global security or the depository in identifying the beneficial owners of debt securities and the Operating Partnership, the Guarantors and the trustee may conclusively rely on, and will be protected in relying on, instructions from the holder of a global security or the depository for all purposes. The rules applicable to DTC and its participants are on file with the SEC.

If a depository for any debt securities is at any time unwilling, unable or ineligible to continue as depository and a successor depository is not appointed by the Operating Partnership within 90 days, the Operating Partnership will issue definitive certificated debt securities in exchange for the global security representing those debt securities. If an event of default has occurred and is continuing with respect to the debt securities of any series, the Operating Partnership will issue definitive certificated debt securities in exchange for the global security or securities representing the debt securities of such series. In addition, the Operating Partnership may at any time and in its sole discretion, subject to any limitations described in the applicable prospectus supplement or the global security relating to the debt securities, determine not to have any of the debt securities represented by one or more global securities and in such event will issue definitive certificated debt securities in exchange for the global security or securities representing the debt securities.

The debt securities of a series may also be issued in whole or in part in the form of one or more bearer global securities that will be deposited outside of the United States with a depository, or with a nominee for the depository, identified in the applicable prospectus supplement and/or global security. Any such bearer global securities may be issued in temporary or permanent form. The specific terms and procedures, including the specific terms of the depository arrangement, with respect to any portion of a series of debt securities to be represented by one or more bearer global securities will be described in the applicable prospectus supplement and/or global security.

Certain Definitions

The following are certain defined terms used in this prospectus and the indenture. We refer you to the indenture for the complete definition of all defined terms, as well as any other capitalized terms used in this prospectus or the applicable prospectus supplement for which no definition is provided (Section 101).

For purposes of the following definitions and the indenture generally, all calculations and determinations will be made in accordance with generally accepted accounting principles and will be based upon the consolidated financial statements of the Operating Partnership and its Subsidiaries prepared in accordance with generally accepted accounting principles.

“Acquired Indebtedness” means Indebtedness of a person (1) existing at the time that person becomes a Subsidiary or (2) assumed in connection with the acquisition of assets from that person, in each case, other than Indebtedness incurred in connection with, or in contemplation of, that person becoming a Subsidiary or that acquisition. Acquired Indebtedness will be deemed to be incurred on the date of the related acquisition of assets from any person or the date on which the acquired person becomes a Subsidiary.

“Annual Debt Service Charge” means, for any period, the aggregate interest expense (including, without limitation, the interest component of rentals on capitalized leases and letter of credit fees, commitment fees and other similar financial charges) for that period in respect of, and the amortization during such period of any original issue discount of, the Operating Partnership’s Indebtedness and that of its Subsidiaries.

”Consolidated Income Available for Debt Service” means, for any period, Earnings from Operations plus amounts which have been deducted, and minus amounts which have been added, for the following (without duplication):

(1) Annual Debt Service Charge;

(2) provision for taxes based on income;

(3) provisions for gains and losses on properties and depreciation and amortization;

(4) increases in deferred taxes and other non-cash items;

(5) depreciation and amortization with respect to interests in joint venture and partially owned entity investments;

(6) the effect of any charge resulting from a change in accounting principles; and

(7) amortization of deferred charges.

“Earnings from Operations” means, for any period, net income or loss of the Operating Partnership and its Subsidiaries, excluding:

(1) provisions for gains and losses on sales of investments or joint ventures;

(2) provisions for gains and losses on dispositions of discontinued operations

(3) extraordinary and non-recurring items; and

(4) impairment charges and property valuation losses,

as reflected in the consolidated financial statements of the Operating Partnership and its Subsidiaries for that period.

“Encumbrance” means any mortgage, lien, charge, pledge or security interest of any kind.

“Government Obligations” means securities which are:

(1) direct obligations of the United States of America or the government which issued the foreign currency in which the debt securities of a particular series are payable; or

(2) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America, or the government which issued the foreign currency in which the debt securities of that series are payable, the payment of which is unconditionally guaranteed by the United States of America or that other government;

which in either case, are full faith and credit obligations of the United States of America or that other government, and are not callable or redeemable at the option of the issuer thereof, and will also include a depositary receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of any such Government Obligation held by that custodian for the account of the holder of a depositary receipt, provided that (except as required by law) the custodian is not authorized to make any deduction from the amount payable to the holder of that depositary receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of the Government Obligation evidenced by such depositary receipt.

“Indebtedness” means, with respect to the Operating Partnership or any of its Subsidiaries (without duplication) any indebtedness of the Operating Partnership or any of its respective Subsidiaries:

(1) in respect of borrowed money;

(2) evidenced by bonds, notes, debentures or similar instruments;

(3) secured by any mortgage, pledge, lien, charge, encumbrance or any security interest existing on property owned by the Operating Partnership or any of its Subsidiaries;

(4) consisting of letters of credit or amounts representing the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable; or

(5) consisting of capitalized leases;

and also includes, to the extent not otherwise included, any obligation by the Operating Partnership or any of its Subsidiaries to be liable for, or to pay, as obligor, guarantor or otherwise (other than for purposes of collection in the ordinary course of business), indebtedness of another person (other than the Operating Partnership or its Subsidiaries), it being understood that indebtedness shall be deemed to be incurred by the Operating Partnership or any of its Subsidiaries whenever it or that Subsidiary creates, assumes, guarantees or otherwise becomes liable in respect thereof.

“Intercompany Indebtedness” means indebtedness to which the only parties are the Operating Partnership, Brandywine and any Subsidiary (but only so long as such indebtedness is held solely by any of the Operating Partnership, Brandywine and any Subsidiary) that is subordinate in right of payment to the debt securities.

“Significant Subsidiary” means each significant subsidiary (as defined in Regulation S-X promulgated under the Securities Act) of the Operating Partnership.

“Subsidiary” means, as to any person, (a) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time, any class or classes of stock of such corporation shall have or might have voting power by reason of the lapse of time or the happening of any contingency) is at the time owned by such person directly or indirectly through Subsidiaries, and (b) any partnership, association, joint venture, limited liability company, trust or other entity in which such person directly or indirectly through Subsidiaries has more than a 50% equity interest or 50% Capital Percentage at any time. For the purpose of this definition, “Capital Percentage” means, with respect to the interest of Brandywine, the Operating Partnership or one of its Subsidiaries in any partnership, association, joint venture, limited liability company, trust or other entity, the percentage interest of such partnership, association, joint venture, limited liability company, trust or other entity based on the aggregate amount of net capital contributed by Brandywine, the Operating Partnership or such Subsidiary in such partnership, association, joint venture, limited liability company, trust or other entity at the time of determination relative to all capital contributions made in such partnership, association, joint venture, limited liability company, trust or other entity at such time of determination.

“Total Assets” means, as of any date, the sum of:

(1) the Undepreciated Real Estate Assets; and

(2) all of the other assets of the Operating Partnership and its Subsidiaries determined in accordance with generally accepted accounting principles (but excluding accounts receivable and intangibles).

“Total Unencumbered Assets” means the sum of:

(1) those Undepreciated Real Estate Assets not subject to an Encumbrance for borrowed money; and

(2) all of the other assets of the Operating Partnership and its Subsidiaries not subject to an Encumbrance for borrowed money, determined in accordance with generally accepted accounting principles (but excluding accounts receivable and intangibles); provided, however, that, in the case of debt securities issued under the indenture on or after April 5, 2011, but not before April 5, 2011, in determining Total Unencumbered Assets as a percentage of outstanding Unsecured Indebtedness for purposes of the covenant in the Indenture that requires the Operating Partnership and its Subsidiaries to maintain Total Unencumbered Assets of not less than 150% of the aggregate outstanding principal amount of Unsecured Indebtedness, all investments in any person that is not consolidated with the Operating Partnership for financial reporting purposes in accordance with GAAP shall be excluded from Total Unencumbered Assets.

“Undepreciated Real Estate Assets” means, as of any date, the cost (original cost plus capital improvements) of the real estate assets of the Operating Partnership and its Subsidiaries on that date, before depreciation and amortization determined in accordance with generally accepted accounting principles.

“Unsecured Indebtedness” means indebtedness which is not secured by any Encumbrance upon any of the properties of the Operating Partnership and its Subsidiaries.

DESCRIPTION OF THE SHARES OF BENEFICIAL INTEREST

The following is a summary of provisions of Brandywine’s shares of beneficial interest as of the date of this prospectus. This summary does not completely describe Brandywine’s shares of beneficial interest. For a complete description of Brandywine’s shares of beneficial interest, we refer you to Brandywine’s Declaration of Trust and Bylaws, each of which is incorporated by reference in this prospectus. See “Where You Can Find More Information” on page 1.

General

Brandywine’s Declaration of Trust provides that it is authorized to issue up to 220,000,000 shares of beneficial interest (which we refer to in this prospectus as shares) consisting of 200,000,000 common shares, par value $.01 per share, which are referred to in this prospectus as Brandywine’s “common shares,” and 20,000,000 preferred shares, par value $.01 per share, which are referred to in this prospectus as Brandywine’s “preferred shares.” Of the preferred shares, 2,000,000 preferred shares, designated as 7.50% Series C Cumulative Redeemable Preferred Shares, are issued and outstanding as of the date of this prospectus and are referred to in this prospectus as the Series C Preferred Shares, and an additional 2,300,000 preferred shares, designated as 7.375% Series D Cumulative Redeemable Preferred Shares, are issued and outstanding as of the date of this prospectus and are referred to in this prospectus as the Series D Preferred Shares.

Brandywine’s Declaration of Trust generally may be amended by its Board of Trustees, without shareholder approval, to increase or decrease the aggregate number of authorized shares or the number of shares of any class. The authorized common shares and undesignated preferred shares are generally available for future issuance without further action by Brandywine’s shareholders, unless such action is required by applicable law, the rules of any stock exchange or automated quotation system on which Brandywine’s securities may be listed or traded or pursuant to the preferential rights of the Series C Preferred Shares or the Series D Preferred Shares. Holders of Series C Preferred Shares and Series D Preferred Shares have the right to approve certain additional issuances of Preferred Shares, such as shares that would rank senior to the Series C Preferred Shares or the Series D Preferred Shares as to distributions or upon liquidation.

Both Maryland statutory law governing real estate investment trusts formed under Maryland law (the “Maryland REIT Law”) and Brandywine’s Declaration of Trust provide that none of its shareholders will be personally liable, by reason of status as a shareholder, for any of its obligations. Brandywine’s Bylaws further provide that it will indemnify any shareholder or former shareholder against any claim or liability to which such shareholder may become subject by reason of being or having been a shareholder, and that Brandywine shall reimburse each shareholder who has been successful, on the merits or otherwise, in the defense of a proceeding to which the shareholder has been made a party by reason of status as such for all reasonable expenses incurred by the shareholder in connection with any such claim or liability.

Brandywine’s Declaration of Trust provides that, subject to the provisions of any class or series of Preferred Shares then outstanding and to the mandatory provisions of applicable law, its shareholders are entitled to vote only on the following matters:

•	election or removal of trustees;

•	amendment of the Declaration of Trust (other than an amendment to increase or decrease the number of authorized shares or the number of shares of any class);

•

a determination by the Board of Trustees to cause Brandywine to invest in commodities contracts (other than interest rate futures intended to hedge against interest rate risk), engage in securities trading (as compared to investment) activities or hold properties primarily for sale to customers in the ordinary course of business; and

•	Brandywine’s merger with another entity.

Except with respect to these matters, no action taken by Brandywine’s shareholders at any meeting binds the Board of Trustees.

Shares

Common Shares of Beneficial Interest

Each outstanding common share entitles the holder to one vote on all matters submitted to a vote of shareholders, including the election of trustees. There is no cumulative voting in the election of trustees. The common shareholders vote as single class. In the future, Brandywine may issue a series of preferred shares that votes together with the common shares as a single class. Holders of Brandywine’s outstanding preferred shares have voting rights only under limited circumstances and, in such circumstances, vote in a class separate from the common shareholders. See “—Preferred Shares of Beneficial Interest.” Subject to (1) the preferential rights of the Series C Preferred Shares and the Series D Preferred Shares and (2) such preferential rights as may be granted by the Brandywine Board of Trustees in future issuances of additional series of preferred shares, holders of common shares are entitled to such distributions as may be authorized from time to time by the Brandywine Board of Trustees and declared by Brandywine out of funds legally available therefor.

Holders of common shares have no conversion, exchange or redemption rights or preemptive rights to subscribe to any Brandywine securities. All outstanding common shares are fully paid and nonassessable. In the event of any liquidation, dissolution or winding-up of Brandywine’s affairs, subject to (1) the preferential rights of the Brandywine Series C Preferred Shares and the Brandywine Series D Preferred Shares and (2) such preferential rights as may be granted by the Board of Trustees in future issuances of additional series of preferred shares, holders of common shares will be entitled to share ratably in any of Brandywine’s assets remaining after provision for payment of liabilities to creditors. All common shares have equal dividend, distribution, liquidation and other rights.

Brandywine’s common shares are listed on the New York Stock Exchange under the symbol “BDN.” The transfer agent and registrar for the common shares is currently Computershare Limited.

Preferred Shares of Beneficial Interest

Brandywine’s Declaration of Trust authorizes it to issue up to 20,000,000 preferred shares, par value $0.01 per share. The Declaration of Trust generally may be amended by the Board of Trustees, without shareholder approval, to increase or decrease the aggregate number of authorized shares of any class.

The holders of the Series C Preferred Shares and the Series D Preferred Shares do not have voting rights, except (1) with respect to actions which would have a material adverse effect on holders of such shares, or (2) in the event that Brandywine fails to pay quarterly distributions for six or more quarters to the holders of the Series C Preferred Shares or the Series D Preferred Shares. If the conditions specified in clause (2) exist, then those holders will have the right, voting together as a single class with any other series of Brandywine’s preferred shares ranking on a parity with the Series C Preferred Shares and the Series D Preferred Shares and upon which like voting rights have been conferred, to elect two additional members to Brandywine’s Board of Trustees.

If Brandywine issues preferred shares, the shares will be fully paid and non-assessable. Prior to the issuance of a new series of preferred shares, Brandywine will file, with the State Department of Assessments and Taxation of Maryland, Articles Supplementary that will become part of Brandywine’s Declaration of Trust and that will set forth the terms of the new series. The prospectus supplement relating to any preferred shares offered thereby will describe the specific terms of the preferred shares, including:

•	the title and stated value;

•	the number of shares offered, liquidation preference and offering price;

•	the distribution rate, distribution periods and payment dates;

•	the date on which distributions begin to accrue, and, if applicable, accumulate;

•	any auction and remarketing procedures;

•	any retirement or sinking fund requirement;

•	the terms and conditions of any redemption right;

•	the terms and conditions of any conversion or exchange right;

•	any listing of the offered shares on any securities exchange;

•	whether interests in the offered shares will be represented by Depositary Shares;

•	any voting rights;

•	the relative ranking and preferences of the preferred shares as to distributions, liquidation, dissolution or winding up;

•	any limitations on issuances of any other series of preferred shares ranking senior to or on a parity with the series of preferred shares as to distributions, liquidation, dissolution or winding up;

•	any limitations on direct or beneficial ownership and restrictions on transfer; and

•	any other specific terms, preferences, rights, limitations or restrictions.

Restrictions on Transfer

In order for Brandywine to qualify as a REIT under the Internal Revenue Code of 1986, as amended (the “Code”), not more than 50% in value of its outstanding shares may be owned, directly or indirectly, by five or fewer individuals (defined in the Code to include certain entities such as qualified pension plans) during the last half of a taxable year and shares must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of twelve months (or during a proportionate part of a shorter taxable year).

Because Brandywine’s Board of Trustees believes it is at present important for it to continue to qualify as a REIT, the Declaration of Trust, subject to certain exceptions, contains provisions that restrict the number of shares that a person may own and that are designed to safeguard Brandywine against an inadvertent loss of REIT status. In order to prevent any shareholder from owning shares in an amount that would cause more than 50% in value of the outstanding shares to be held by five or fewer individuals, the Board of Trustees, pursuant to authority granted in Brandywine’s Declaration of Trust, has passed a resolution that, subject to certain exceptions, provides that no person may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.8% in value of the outstanding shares. This limitation is referred to in this prospectus as the “ownership limit.” Brandywine’s Board of Trustees, subject to limitations, retains the authority to effect additional increases to, or establish exemptions from, the ownership limit.

In addition, pursuant to Brandywine’ s Declaration of Trust, no purported transfer of shares may be given effect if it would result in ownership of all of the outstanding shares by fewer than 100 persons (determined without any reference to the rules of attribution) or result in Brandywine being “closely held” within the meaning of Section 856(h) of the Code. These restrictions are referred to in this prospectus as the “ownership restrictions.” In the event of a purported transfer or other event that would, if effective, result in the ownership of shares in violation of the ownership limit or the ownership restrictions, such transfer would be deemed void and such shares automatically would be exchanged for “excess shares” authorized by the Declaration of Trust, according to rules set forth in the Declaration of Trust, to the extent necessary to ensure that the purported transfer or other event does not result in the ownership of shares in violation of the ownership limit or the ownership restrictions.

Holders of excess shares are not entitled to voting rights (except to the extent required by law), dividends or distributions. If, after the purported transfer or other event resulting in an exchange of shares for excess shares and prior to the discovery by Brandywine of such exchange, dividends or distributions are paid with respect to shares that were exchanged for excess shares, then such dividends or distributions would be repayable to Brandywine upon demand. While outstanding, excess shares would be held in trust by Brandywine for the benefit of the ultimate transferee of an interest in such trust, as described below. While excess shares are held in trust, an interest in that trust may be transferred by the purported transferee or other purported holder with respect to such excess shares only to a person whose ownership of the shares would not violate the ownership limit or the ownership restrictions, at which time the excess shares would be exchanged automatically for shares of the same type and class as the shares for which the excess shares were originally exchanged. Brandywine’s Declaration of Trust contains provisions that are designed to ensure that the purported transferee or other purported holder of the excess shares may not receive in return for such a transfer an amount that reflects any appreciation in the shares for which such excess shares were exchanged during the period that such excess shares were outstanding. Any amount received by a purported transferee or other purported holder in excess of the amount permitted to be received would be required to be turned over to Brandywine.

Brandywine’s Declaration of Trust also provides that excess shares shall be deemed to have been offered for sale to Brandywine, or its designee, which shall have the right to accept such offer for a period of 90 days after the later of: (1) the date of the purported transfer or event which resulted in an exchange of shares for such excess shares; and (2) the date the Board of Trustees determines that a purported transfer or other event resulting in an exchange of shares for such excess shares has occurred if Brandywine does not receive notice of any such transfer. The price at which Brandywine may purchase such excess shares would be equal to the lesser of: (1) in the case of excess shares resulting from a purported transfer for value, the price per share in the purported transfer that caused the automatic exchange for such excess shares or, in the case of excess shares resulting from some other event, the market price of such shares on the date of the automatic exchange for excess shares; or (2) the market price of such shares on the date that Brandywine accepts the excess shares. Any dividend or distribution paid to a proposed transferee on excess shares prior to the discovery by Brandywine that such shares have been transferred in violation of the provisions of the Declaration of Trust shall be repaid to Brandywine upon its demand. If the foregoing restrictions are determined to be void or invalid by virtue of any legal decision, statute, rule or regulation, then the intended transferee or holder of any excess shares may be deemed, at Brandywine’s option, to have acted as Brandywine’s agent and on Brandywine’s behalf in acquiring or holding such excess shares and to hold such excess shares on Brandywine’s behalf.

Brandywine’s trustees may waive the ownership restrictions if evidence satisfactory to the trustees and its tax counsel or tax accountants is presented showing that such waiver will not jeopardize Brandywine’s status as a REIT under the Code. As a condition of such waiver, Brandywine’s trustees may require that an intended transferee give written notice to Brandywine, furnish such undertakings, agreements and information as may be required by Brandywine’s trustees and/or an undertaking from the applicant with respect to preserving Brandywine’s status. Any transfer of shares or any security convertible into shares that would create a direct or indirect ownership of shares in excess of the ownership limit or result in the violation of the ownership restrictions will be void with respect to the intended transferee and will result in excess shares as described above.

Neither the ownership restrictions nor the ownership limit will be removed automatically even if the REIT provisions of the Code are changed so as no longer to contain any ownership concentration limitation or if the ownership concentration limitation is increased. Except as described above, any change in the ownership restrictions would require an amendment to Brandywine’s Declaration of the Trust. Amendments to Brandywine’s Declaration of Trust generally require the affirmative vote of holders owning not less than a majority of the outstanding shares entitled to vote thereon. In addition to preserving Brandywine’s status as a REIT, the ownership restrictions and the ownership limit may have the effect of precluding an acquisition of control of Brandywine without the approval of its Board of Trustees.

All persons who own, directly or by virtue of the applicable attribution provisions of the Code, more than 4.0% of the value of any class of outstanding shares, must file an affidavit with Brandywine containing the information specified in the Declaration of Trust by January 31 of each year. In addition, each shareholder shall upon demand be required to disclose to Brandywine in writing such information with respect to the direct, indirect and constructive ownership of shares as Brandywine’s trustees deem necessary to comply with the provisions of the Code applicable to REITs, to comply with the requirements of any taxing authority or governmental agency or to determine any such compliance.

The ownership limit could have the effect of delaying, deferring or preventing a transaction or a change in control of Brandywine that might involve a premium price for the Common Shares or otherwise be in the best interest of Brandywine’s shareholders.

DESCRIPTION OF THE DEPOSITARY SHARES

General

Brandywine may issue receipts (which we refer to in this prospectus as “depositary receipts”) for the Depositary Shares (which we refer to in this prospectus as “depository shares”), each of which will represent a fractional interest of a share of a particular series of Preferred Shares, as specified in the applicable prospectus supplement. Brandywine will deposit Preferred Shares of each series represented by depository shares under a separate deposit agreement among Brandywine, the preferred share depositary and the holders from time to time of the depositary receipts. Subject to the terms of the deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the fractional interest of a share of a particular series of Preferred Shares represented by the Depositary Shares evidenced by such depositary receipt, to all the rights and preferences of the Preferred Shares represented by such Depositary Shares (including distribution, voting, conversion, redemption and liquidation rights).

The Depositary Shares will be evidenced by depositary receipts issued pursuant to the applicable deposit agreement. Immediately following Brandywine’s issuance and delivery of the Preferred Shares to the preferred share depositary, Brandywine will cause the preferred share depositary to issue, on Brandywine’s behalf, the depositary receipts. Copies of the applicable form of deposit agreement and depositary receipt may be obtained from Brandywine upon request, and the following summary of that form filed as an exhibit to the registration statement of which this prospectus is a part is qualified in its entirety by reference to these documents.

Distributions

The preferred share depositary will distribute all cash distributions received in respect of the Preferred Shares to the record holders of depositary receipts evidencing the related Depositary Shares in proportion to the number of such depositary receipts owned by such holders, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the preferred share depositary.

In the event of a distribution other than in cash, the preferred share depositary will distribute property received by it to the record holders of depositary receipts entitled to such distributions, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the preferred share depositary, unless the preferred share depositary determines that it is not feasible to make such distribution, in which case the preferred share depositary may, with our approval, sell such property and distribute the net proceeds from such sale to such holders.

No distribution will be made in respect of any depositary share to the extent that it represents any Preferred Shares converted into excess shares.

Withdrawal of Shares

Upon surrender of the depositary receipts at the corporate trust office of the preferred share depositary (unless the related Depositary Shares have previously been called for redemption or converted into excess shares), the holders of the depositary receipts will be entitled to delivery at such office, to or upon such holder’s order, of the number of whole or fractional Preferred Shares and any money or other property represented by the Depositary Shares evidenced by such depositary receipts. Holders of depositary receipts will be entitled to receive whole or fractional shares of the related Preferred Shares on the basis of the proportion of the Preferred Shares represented by each depositary share as specified in the applicable prospectus supplement, but holders of such Preferred Shares will not thereafter be entitled to receive Depositary Shares therefor. If the depositary receipts delivered by the holder evidence a number of Depositary Shares in excess of the number of Depositary Shares representing the number of Preferred Shares to be withdrawn, the preferred share depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of Depositary Shares.

Redemption of Depositary Shares

Whenever Brandywine redeems Preferred Shares held by the preferred share depositary, the preferred share depositary will redeem as of the same redemption date the number of Depositary Shares representing the Preferred Shares so redeemed, provided Brandywine has paid in full to the preferred share depositary the redemption price of the Preferred Shares to be redeemed plus an amount equal to any accrued and unpaid distributions thereon to the date fixed for redemption. The redemption price per depositary share will be equal to the redemption price and any other amounts per share payable with respect to the Preferred Shares. If fewer than all the Depositary Shares are to be redeemed, the Depositary Shares to be redeemed will be selected pro rata (as nearly as may be practicable without creating fractional Depositary Shares) or by any other equitable method determined by us that will not result in the issuance of any excess shares.

From and after the date fixed for redemption, all distributions in respect of the Preferred Shares so called for redemption will cease to accrue, the Depositary Shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary receipts evidencing the Depositary Shares so called for redemption will cease, except the right to receive any monies payable upon such redemption and any money or other property to which the holders of such depositary receipts were entitled upon such redemption upon surrender thereof to the preferred share depositary.

Voting of the Preferred Shares

Upon receipt of notice of any meeting at which the holders of the Preferred Shares are entitled to vote, the preferred share depositary will mail the information contained in such notice of meeting to the record holders of the depositary receipts evidencing the Depositary Shares which represent such Preferred Shares. Each record holder of depositary receipts evidencing Depositary Shares on the record date (which will be the same date as the record date for the Preferred Shares) will be entitled to instruct the preferred share depositary as to the exercise of the voting rights pertaining to the amount of Preferred Shares represented by such holder’s Depositary Shares. The preferred share depositary will vote the amount of Preferred Shares represented by such Depositary Shares in accordance with such instructions, and we will agree to take all reasonable actions that may be deemed necessary by the preferred share depositary in order to enable the preferred share depositary to do so. The preferred share depositary will abstain from voting the amount of Preferred Shares represented by such Depositary Shares to the extent it does not receive specific instructions from the holders of depositary receipts evidencing such Depositary Shares. The preferred share depositary will not be responsible for any failure to carry out any instruction to vote, or for the manner or effect of any such vote made, as long as any such action or non-action is in good faith and does not result from negligence or willful misconduct of the preferred share depositary.

Liquidation Preference

In the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, the holders of each depositary receipt will be entitled to the fraction of the liquidation preference, if any, accorded each preferred share represented by the depositary share evidenced by such depositary receipt, as set forth in the applicable prospectus supplement.

Conversion of Preferred Shares

The Depositary Shares, as such, are not convertible into Common Shares or any of our other securities or property, except in connection with certain conversions in connection with the preservation of Brandywine’s status as a REIT. Nevertheless, if so specified in the applicable prospectus supplement relating to an offering of Depositary Shares, the depositary receipts may be surrendered by holders thereof to the preferred share depositary with written instructions to the preferred share depositary to instruct Brandywine to cause conversion of the Preferred Shares represented by the Depositary Shares evidenced by such depositary receipts into whole Common Shares, other Preferred Shares (including excess shares) or other shares of beneficial interest. If the

Depositary Shares evidenced by a depositary receipt are to be converted in part only, a new depositary receipt or receipts will be issued for any Depositary Shares not to be converted. No fractional Common Shares will be issued upon conversion, and if such conversion will result in a fractional share being issued, we will pay an amount in cash equal to the value of the fractional interest based upon the closing price of the Common Shares on the last business day prior to the conversion.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the Depositary Shares which represent the Preferred Shares and any provision of the deposit agreement may at any time be amended by agreement between us and the preferred share depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary receipts or that would be materially and adversely inconsistent with the rights granted to the holders of the related Preferred Shares will not be effective unless such amendment has been approved by the existing holders of at least a majority of the Depositary Shares evidenced by the depositary receipts then outstanding. No amendment shall impair the right, subject to certain exceptions in the depositary agreement, of any holder of depositary receipts to surrender any depositary receipt with instructions to deliver to the holder the related Preferred Shares and all money and other property, if any, represented thereby, except in order to comply with law. Every holder of an outstanding depositary receipt at the time any such amendment becomes effective shall be deemed, by continuing to hold such depositary receipt, to consent and agree to such amendment and to be bound by the deposit agreement as amended thereby.

Unless otherwise provided in the applicable prospectus supplement, Brandywine may terminate the deposit agreement upon not less than 30 days’ prior written notice to the preferred share depositary if: (1) such termination is necessary to assist in maintaining Brandywine’s status as a REIT or (2) a majority of each series of Preferred Shares affected by such termination consents to such termination, whereupon the preferred share depositary shall deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by such holder, such number of whole or fractional Preferred Shares as are represented by the Depositary Shares evidenced by such depositary receipts together with any other property held by the preferred share depositary with respect to such depositary receipts. If the deposit agreement is terminated to assist in maintaining Brandywine’s status as a REIT, then, if the Depositary Shares are listed on a national securities exchange, Brandywine will use its best efforts to list the Preferred Shares issued upon surrender of the related Depositary Shares on a national securities exchange. In addition, the deposit agreement will automatically terminate if: (1) all outstanding Depositary Shares shall have been redeemed, (2) there shall have been a final distribution in respect of the related Preferred Shares in connection with Brandywine’s liquidation, dissolution or winding up and such distribution shall have been distributed to the holders of depositary receipts evidencing the Depositary Shares representing such Preferred Shares, or (3) each share of the related Preferred Shares shall have been converted into Brandywine’s shares of beneficial interest not so represented by Depositary Shares.

Charges of Preferred Share Depositary

Brandywine will pay all transfer and other taxes and governmental charges arising solely from the existence of the deposit agreement. In addition, Brandywine will generally pay the fees and expenses of the preferred share depositary in connection with the performance of its duties under the deposit agreement. However, holders of depositary receipts will pay certain other transfer and other taxes and governmental charges as well as the fees and expenses of the preferred share depositary for any duties requested by such holders to be performed which are outside of those expressly provided for in the deposit agreement.

Resignation and Removal of Depositary

The preferred share depositary may resign at any time by delivering to Brandywine notice of its election to do so, and Brandywine may at any time remove the preferred share depositary, any such resignation or removal to take effect upon the appointment of a successor preferred share depositary. A successor preferred share depositary must be appointed within 60 days after delivery of the notice of resignation or removal and, unless otherwise specified in the applicable prospectus supplement, must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Miscellaneous

The preferred share depositary will forward to holders of depositary receipts any reports and communications from us which are received by the preferred share depositary with respect to the related Preferred Shares.

Neither Brandywine nor the preferred share depositary will be liable if it is prevented from or delayed in, by law or any circumstances beyond its control, performing its obligations under the deposit agreement. Brandywine’s obligations and the preferred share depositary’s obligations under the deposit agreement will be limited to performing their respective duties thereunder in good faith and without negligence (in the case of any action or inaction in the voting of Preferred Shares represented by the Depositary Shares), gross negligence or willful misconduct, and Brandywine and the preferred share depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary receipts, Depositary Shares or Preferred Shares represented thereby unless satisfactory indemnity is furnished. Brandywine and the preferred share depositary may rely on written advice of counsel or accountants, or information provided by persons presenting Preferred Shares represented thereby for deposit, holders of depositary receipts or other persons believed in good faith to be competent to give such information, and on documents believed in good faith to be genuine and signed by a proper party.

In the event the preferred share depositary receives conflicting claims, requests or instructions from Brandywine and any holders of depositary receipts, the preferred share depositary will be entitled to act on such claims, requests or instructions received from Brandywine.

DESCRIPTION OF THE SUBSCRIPTION RIGHTS

Brandywine may issue Subscription Rights to purchase Common Shares, which we refer to in this prospectus as “Subscription Rights.” Subscription Rights may be may be issued independently or together with any other security offered hereby and may be attached to or separate from such security. Subscription Rights may or may not be transferable by the securityholder receiving the Subscription Rights in such offering. In connection with any offering of Subscription Rights, Brandywine may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed after such offering.

The applicable prospectus supplement will describe the specific terms of any offering of Subscription Rights for which this prospectus is being delivered, including the following:

•	the price, if any, for the Subscription Rights;

•	the exercise price payable for each common share upon the exercise of the subscriptions rights;

•	the number of Subscription Rights issued to each securityholder;

•	the number and terms of the Common Shares that may be purchased per each subscription right;

•	the extent to which the Subscription Rights are transferable;

•	any other terms of the Subscription Rights, including the terms, procedures and limitations relating to the exchange and exercise of the Subscription Rights;

•	the date on which the right to exercise the Subscription Rights shall commence, and the date on which the Subscription Rights shall expire;

•	the extent to which the Subscription Rights may include an over-subscription privilege with respect to unsubscribed securities; and

•	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by Brandywine in connection with the offering of the Subscription Rights.

The description in the applicable prospectus supplement of any Subscription Rights that Brandywine offers will not necessarily be complete and will be qualified in its entirety by reference to the applicable Subscription Rights certificate or Subscription Rights agreement, which will be filed with the SEC if Brandywine offers Subscription Rights.

DESCRIPTION OF THE WARRANTS

Brandywine may issue Warrants to purchase Preferred Shares, Common Shares and/or Depositary Shares, which may be sold separately, together or in units with other securities registered hereby, which we refer to in this prospectus as “Warrants.” Warrants may be issued independently or together with any securities and may be attached to or separate from such securities. Each series of Warrants will be issued under a separate warrant agreement to be entered into between us and a specified warrant agent. The warrant agent will act solely as Brandywine’s agent in connection with the Warrants of such series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of Warrants.

The applicable prospectus supplement will describe the following terms, where applicable, of the Warrants in respect of which this prospectus is being delivered:

•	the title of the Warrants;

•	the aggregate number of outstanding Warrants;

•	the price or prices at which the Warrants will be issued;

•	the price or prices at which the securities purchasable upon exercise of the Warrants may be purchased;

•	the designation, amount and terms of the securities purchasable upon exercise of the Warrants;

•	if applicable, the date on and after which the Warrants and the securities purchasable upon exercise of the Warrants will be separately transferable;

•	the date on which the right to exercise the Warrants shall commence and the date on which such right shall expire;

•	the minimum or maximum amount of the Warrants which may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	a discussion of federal income tax considerations; and

•	any other material terms of the Warrants, including terms, procedures and limitations relating to the exchange and exercise of the Warrants.

Exercise of Warrants

Each Warrant will entitle the holder of the warrant to purchase for cash the amount of Preferred Shares, Common Shares and/or Depositary Shares, as the case may be, which may be sold separately, together or in units with other securities registered hereby at the exercise price stated or determinable in the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date shown in the applicable prospectus supplement, unless otherwise specified in such prospectus supplement. After the close of business on the expiration date, unexercised Warrants will become void. Warrants may be exercised as described in the applicable prospectus supplement. When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, Brandywine will, as soon as possible, forward the Preferred Shares, Common Shares and/or Depositary Shares, as the case may be, which may be sold separately, together or in units with other securities registered hereby that the warrant holder has purchased. If the warrant holder exercises the Warrant for less than all of the Warrants represented by the warrant certificate, Brandywine will issue a new warrant certificate for the remaining Warrants.

PROVISIONS OF MARYLAND LAW AND OF BRANDYWINE’S

DECLARATION OF TRUST AND BYLAWS

The following is a summary of provisions of Maryland law, Brandywine’s Declaration of Trust and its Bylaws. This summary does not completely describe Maryland law, the Declaration of Trust or the Bylaws. For a complete description of each of the foregoing, we refer you to the Maryland statutes applicable to REITs, and Brandywine’s Declaration of Trust and Bylaws, each of which is incorporated by reference in this prospectus.

Duration

Under Brandywine’s Declaration of Trust, Brandywine has a perpetual term of existence and will continue perpetually subject to the authority of its Board of Trustees to terminate its existence and liquidate its assets and subject to termination pursuant to the Maryland REIT Law.

Board of Trustees

Brandywine’s Declaration of Trust provides that the number of its trustees shall not be less than three nor more than 15. Any vacancy, including a vacancy created by an increase in the number of trustees, may be filled by a majority of the trustees.

Brandywine’s trustees generally will each serve for a one-year term. In the event that Brandywine fails to pay quarterly distributions for six or more quarters to the holders of the Series C Preferred Shares and the Series D Preferred Shares, those holders will have the right, voting together as a single class with any other series of Brandywine’s Preferred Shares ranking on a parity with the Series C Preferred Shares and the Series D Preferred Shares and upon which like voting rights have been conferred, to elect two additional members to the Board of Trustees. See “Description of Shares of Beneficial Interest—Preferred Shares of Beneficial Interest.”

Brandywine’s Declaration of Trust generally provides that a trustee may be removed from office only at a meeting of shareholders. However, a trustee elected solely by holders of a series of Preferred Shares may be removed only by the affirmative vote of a majority of the Preferred Shares of that series voting as a single class.

Business Combinations

Under Maryland law, as applicable to Maryland real estate investment trusts, certain “business combinations” (including certain mergers, consolidations, share exchanges or, in certain circumstances, asset transfers or issuances or reclassifications of equity securities) between a Maryland real estate investment trust and an “interested shareholder” or an affiliate of the interested shareholder are prohibited for five years after the most recent date on which the interested shareholder becomes an interested shareholder. An interested shareholder includes a person who beneficially owns, and an affiliate or associate (as defined under Maryland law) of the trust who, at any time during the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the trust’s then outstanding voting shares. Thereafter, any such business combination must be recommended by the trustees of such trust and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of outstanding voting shares of beneficial interest of the trust, voting together as a single voting group; and

•

two-thirds of the votes entitled to be cast by holders of outstanding voting shares of beneficial interest other than shares held by the interested shareholder with whom or with whose affiliate the business combination is to be effected or by the interested shareholder’s affiliates or associates, voting together as a single voting group.

These super-majority voting requirements do not apply if the trust’s common shareholders receive a minimum price (as defined under Maryland law) for their shares and the consideration is received in cash or in the same form as previously paid by the interested shareholder for its shares. These provisions also do not apply to business combinations that are approved or exempted by the Board of Trustees of the trust prior to the time that the interested shareholder becomes an interested shareholder. An amendment to a Maryland REIT’s declaration of trust electing not to be subject to the foregoing requirements must be approved by the affirmative vote of at least 80% of the votes entitled to be cast by holders of outstanding voting shares of beneficial interest of the trust, voting together as a single voting group, and two-thirds of the votes entitled to be cast by holders of outstanding voting shares of beneficial interest other than shares of beneficial interest held by interested shareholders. Any such amendment shall not be effective until 18 months after the vote of shareholders and does not apply to any business combination of the trust with an interested shareholder that has such status on the date of the shareholder vote. Brandywine’s Board of Trustees has previously exempted any business combinations involving Safeguard Scientifics, Inc., Pennsylvania State Employees’ Retirement System, LF Strategic Realty Investors L.P., Morgan Stanley Asset Management Inc., Five Arrows Realty Securities III L.L.C. and Gerard H. Sweeney and their respective affiliates and associates from the business combination provisions summarized above and, consequently, the five-year prohibition and the supermajority vote requirements will not apply to business combinations between Brandywine and any of them.

The business combination statute could have the effect of delaying, deferring or preventing offers to acquire Brandywine and of increasing the difficulty of consummating any such transaction.

Control Share Acquisitions

Under Maryland law, as applicable to Maryland real estate investment trusts, “control shares” of a Maryland real estate investment trust acquired in a “control share acquisition” have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter by shareholders, excluding shares owned by the acquirer, by officers or by trustees who are employees of the trust in question. “Control shares” are voting shares of beneficial interest which, if aggregated with all other shares previously acquired by such acquirer or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise the voting power in the election of trustees within one of the following ranges of voting power:

•	one-tenth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained shareholder approval. A “control share acquisition” means the acquisition of control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel Brandywine’s Board of Trustees to call a special meeting of shareholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the trust may itself present the question at any shareholders meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to certain conditions and limitations, the trust may redeem any or all of the control shares, except those for which voting rights have previously been approved, for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or of any meeting of shareholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a shareholders meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other shareholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition, and certain limitations and restrictions otherwise applicable to the exercise of dissenters’ rights do not apply in the context of a control share acquisition.

Brandywine’s Bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of our shares. There can be no assurance that this provision will not be amended or eliminated at any time in the future.

Amendment to the Declaration of Trust

Brandywine’s Declaration of Trust may be amended only by the affirmative vote of the holders of not less than a majority of the shares then outstanding and entitled to vote thereon, except for the provisions of Brandywine’s Declaration of Trust relating to (1) increases or decreases in the aggregate number of shares of any class, which may generally be made by the Board of Trustees without shareholder approval subject to approval rights of holders of the Series C Preferred Shares and the Series D Preferred Shares with respect to issuances of Preferred Shares that would rank senior as to distributions or in liquidation and (2) the Maryland General Corporation Law provisions on business combinations, amendment of which requires the affirmative vote of the holders of not less than 80% of the shares then outstanding and entitled to vote. In addition, if Brandywine’s Board of Trustees determines, with the advice of counsel, that any one or more of the provisions of its Declaration of Trust conflict with the Maryland REIT Law, the Code or other applicable Federal or state law(s), the conflicting provisions of Brandywine’s Declaration of Trust shall be deemed never to have constituted a part of its Declaration of Trust, even without any amendment thereof.

Termination of Brandywine Realty Trust and REIT Status

Subject to the rights of any outstanding Preferred Shares and to the provisions of the Maryland REIT Law, Brandywine’s Declaration of Trust permits its Board of Trustees to terminate Brandywine’s existence and to discontinue its election to be taxed as a REIT.

Transactions between Brandywine Realty Trust and its Trustee or Officers

Brandywine’s Declaration of Trust provides that any contract or transaction between it and one or more of its trustees, officers, employees or agents must be approved by a majority of Brandywine’s trustees who have no interest in the contract or transaction.

Limitation of Liability and Indemnification

The Maryland REIT Law permits a Maryland REIT to include in its Declaration of Trust a provision limiting the liability of its trustees and officers to the trust and its shareholders for money damages except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services or (2) active and deliberate dishonesty established by a final judgment as being material to the cause of action. Brandywine’s Declaration of Trust contains a provision which eliminates such liability to the maximum extent permitted by the Maryland REIT Law.

The Maryland REIT Law permits a Maryland REIT to indemnify and advance expenses to its trustees and officers to the same extent as permitted for directors and officers of a Maryland corporation under the Maryland General Corporation Law. In the case of directors and officers of a Maryland corporation, the Maryland General Corporation Law permits a Maryland corporation to indemnify present and former directors and officers against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of such service, unless it is established that either: (1) the act or omission of the director or officer was material to the matter giving rise to the proceeding and either

(a) was committed in bad faith or (b) was the result of active and deliberate dishonesty; (2) the director or officer actually received an improper personal benefit in money, property or services; or (3) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

Brandywine’s Bylaws require Brandywine to indemnify, without a preliminary determination of the ultimate entitlement to indemnification: (1) any present or former trustee, officer or shareholder who has been successful, on the merits or otherwise, in the defense of a proceeding to which he was made a party by reason of such status, against reasonable expenses incurred by him in connection with the proceeding; (2) any present or former trustee or officer against any claim or liability to which he may become subject by reason of such status unless it is established that (a) his act or omission was committed in bad faith or was the result of active and deliberate dishonesty, (b) he actually received an improper personal benefit in money, property or services or (c) in the case of a criminal proceeding, he had reasonable cause to believe that his act or omission was unlawful; and (3) each shareholder or former shareholder against any claim or liability to which he may be subject by reason of such status as a shareholder or former shareholder.

In addition, Brandywine’s Bylaws require Brandywine to pay or reimburse, in advance of final disposition of a proceeding, reasonable expenses incurred by a present or former trustee, officer or shareholder made a party to a proceeding by reason of his status as a trustee, officer or shareholder provided that, in the case of a trustee or officer, Brandywine shall have received (1) a written affirmation by the trustee or officer of his good faith belief that he has met the applicable standard of conduct necessary for indemnification by Brandywine as authorized by the Bylaws and (2) a written undertaking by him or on his behalf to repay the amount paid or reimbursed by Brandywine if it shall ultimately be determined that the applicable standard of conduct was not met. The Bylaws also (1) permit Brandywine, with the approval of its trustees, to provide indemnification and payment or reimbursement of expenses to a present or former trustee, officer or shareholder who served Brandywine’s predecessor in such capacity, and to any of Brandywine’s employees or agents of its predecessor, (2) provide that any indemnification or payment or reimbursement of the expenses permitted by its Bylaws shall be furnished in accordance with the procedures provided for indemnification and payment or reimbursement of expenses under Section 2-418 of the Maryland General Corporation Law for directors of Maryland corporations and (3) permit Brandywine to provide such other and further indemnification or payment or reimbursement of expenses as may be permitted by the Maryland General Corporation Law for directors of Maryland corporations.

The limited partnership agreement of the Operating Partnership also provides for indemnification by the Operating Partnership of Brandywine, as general partner, for any costs, expenses or liabilities incurred by it by reason of any act performed by it for or on behalf of the Operating Partnership; provided that such person’s actions were taken in good faith and in the belief that such conduct was in the best interests of the Operating Partnership and that such person was not guilty of fraud, willful misconduct or gross negligence.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our trustees and officers pursuant to the foregoing provisions or otherwise, we have been advised that, although the validity and scope of the governing statute has not been tested in court, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In addition, state securities laws may limit indemnification.

SELLING SECURITYHOLDERS

Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Exchange Act which are incorporated by reference.

MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

The following discussion describes the material U.S. federal income tax considerations relating to the purchase, ownership and disposition of Brandywine’s common shares, preferred shares and debt securities and debt securities of Brandywine Operating Partnership, and the qualification and taxation of Brandywine Realty Trust as a REIT.

Because this is a summary that is intended to address only material U.S. federal income tax considerations relating to the ownership and disposition of Brandywine’s common shares, preferred shares or debt securities that will apply to all holders, this summary may not contain all the information that may be important to you. As you review this discussion, you should keep in mind that:

•	the tax consequences to you may vary depending on your particular tax situation;

•

special rules that are not discussed below may apply to you if, for example, you are a tax-exempt organization, a broker-dealer, a non-U.S. person, a trust, an estate, a regulated investment company, a REIT, a financial institution, an insurance company, a holder of debt securities or shares through a partnership or other pass-through entity, or otherwise subject to special tax treatment under the Code;

•	this summary does not address state, local or non-U.S. tax considerations;

•	this summary deals only with our shareholders and debt holders that hold common shares, preferred shares or debt securities as “capital assets” within the meaning of Section 1221 of the Code; and

•	this discussion is not intended to be, and should not be construed as, tax advice.

You are urged both to review the following discussion and to consult with your own tax advisor to determine the effect of ownership and disposition of our common shares, preferred shares or debt securities on your individual tax situation, including any state, local or non-U.S. tax consequences.

The information in this summary is based on the Code, current, temporary and proposed Treasury regulations, the legislative history of the Code, current administrative interpretations and practices of the Internal Revenue Service, including its practices and policies as endorsed in private letter rulings, which are not binding on the Internal Revenue Service, and existing court decisions. Future legislation, regulations, administrative interpretations and court decisions could change current law or adversely affect existing interpretations of current law. Any change could apply retroactively. We have not obtained any rulings from the Internal Revenue Service concerning the tax treatment of the matters discussed in this summary. Therefore, it is possible that the Internal Revenue Service could challenge the statements in this summary, which do not bind the Internal Revenue Service or the courts, and that a court could agree with the Internal Revenue Service.

Taxation of the Company

Qualification of Brandywine as a REIT

Brandywine first elected to be taxed as a REIT for the taxable year ended December 31, 1986. A REIT generally is not subject to federal income tax on the income that it distributes to its shareholders if it meets the applicable REIT distribution requirements and other requirements for qualification.

We believe that we are organized and have operated in such a manner so as to qualify as a REIT, but there can be no assurance that we have qualified or will remain qualified as a REIT.

Qualification and taxation as a REIT depends on our ability to meet, on a continuing basis, through actual operating results, distribution levels, and diversity of stock ownership, various qualification requirements imposed upon REITs by the Code. Our ability to qualify as a REIT also requires that we satisfy certain asset tests, some of which depend upon the fair market values of assets directly or indirectly owned by us. Such values may not be susceptible to a precise determination. While we intend to continue to operate in a manner that will allow us to qualify as a REIT, no assurance can be given that the actual results of our operations for any taxable year will satisfy such requirements for qualification and taxation as a REIT.

Taxation of Brandywine as a REIT

If we qualify for taxation as a REIT, we generally will not be subject to federal corporate income taxes on that portion of our ordinary income or capital gain that we distribute currently to our shareholders, because the REIT provisions of the Code generally allow a REIT a deduction for distributions paid to its shareholders. This deduction substantially eliminates the “double taxation” on earnings (taxation at both the corporate level and shareholder level) that generally results from investment in a corporation. However, even if we qualify for taxation as a REIT, we will be subject to federal income tax as follows:

•	We will be taxed at regular corporate rates on any undistributed REIT taxable income, including undistributed net capital gains;

•	Under certain circumstances, we may be subject to the “alternative minimum tax” on our items of tax preference, if any;

•

If we have net income from prohibited transactions (which are, in general, certain sales or other dispositions of property, other than foreclosure property, held primarily for sale to customers in the ordinary course of business) such income will be subject to a 100% tax. See “—Sale of Partnership Property;”

•

If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or leasehold as “foreclosure property,” we may thereby avoid the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction), but the income from the sale or operation of the property (and any other non-qualifying income from foreclosure property) may be subject to corporate income tax at the highest applicable rate (currently 35%);

•

If we should fail to satisfy the 75% gross income test or the 95% gross income test (as discussed below), and nonetheless have maintained our qualification as a REIT because certain other requirements have been met, we will be subject to a 100% tax on the net income attributable to the greater of the amount by which we fail the 75% or 95% test, multiplied by a fraction intended to reflect our profitability;

•

If we fail to satisfy any of the REIT asset tests, as described below, by larger than a de minimis amount, but our failure is due to reasonable cause and not due to willful negligence and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 or 35% of the net income generated by the non-qualifying assets during the period in which we failed to satisfy the asset tests;

•

If we fail to satisfy any provision of the Code that would result in our failure to qualify as a REIT (other than a gross income or asset test requirement) and that violation is due to reasonable cause and not due to willful negligence, we may retain our REIT qualification, but we will be required to pay a penalty of $50,000 for each such failure;

•

We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of our shareholders, as described below in “Requirements for Qualification as a REIT;”

•

If we should fail to distribute during each calendar year at least the sum of (a) 85% of our REIT ordinary income for such year, (b) 95% of our REIT capital gain net income for such year, and (c) any undistributed taxable income from prior years, we would be subject to a 4% excise tax on the excess of such required distribution over the sum of (i) the amounts actually distributed plus (ii) retained amounts on which corporate level tax is paid by us;

•

We may elect to retain and pay income tax on our net long-term capital gain. In that case, a shareholder would include its proportionate share of our undistributed long-term capital gain in its income and would be allowed a credit for its proportionate share of the tax we paid;

•

A 100% excise tax may be imposed on some items of income and expense that are directly or constructively paid between us, our tenants and/or our taxable REIT subsidiaries if and to the extent that the IRS successfully adjusts the reported amounts of these items;

•

If we acquire appreciated assets from a C corporation (a corporation generally subject to corporate level tax) in a transaction in which the adjusted tax basis of the assets in our hands is determined by reference to the adjusted tax basis of the assets in the hands of the C corporation, we may be subject to tax on such appreciation at the highest corporate income tax rate then applicable if we subsequently recognize gain on a disposition of such assets during the ten-year period following their acquisition from the C corporation, unless the C corporation elects to treat the assets as if they were sold for their fair market value at the time of our acquisition; and

•	Income earned by any of our taxable REIT subsidiaries will be subject to tax at regular corporate rates.

Requirements for Qualification as a REIT

We elected to be taxable as a REIT for U.S. federal income tax purposes for our taxable year ended December 31, 1986. In order to have so qualified, we must have met and continue to meet the requirements discussed below, relating to our organization, sources of income, nature of assets and distributions of income to shareholders.

The Code defines a REIT as a corporation, trust or association:

1. that is managed by one or more trustees or directors;

2. the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;

3. that would be taxable as a domestic corporation but for the special Code provisions applicable to REITs;

4. that is neither a financial institution nor an insurance company subject to certain provisions of the Code;

5. the beneficial ownership of which is held by 100 or more persons;

6. in which, during the last half of each taxable year, not more than 50% in value of the outstanding shares is owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include specified entities), after applying certain attribution rules;

7. that makes an election to be taxable as a REIT, or has made this election for a previous taxable year which has not been revoked or terminated, and satisfies all relevant filing and other administrative requirements established by the Internal Revenue Service that must be met to elect and maintain REIT status;

8. that uses a calendar year for federal income tax purposes and complies with the record keeping requirements of the Code and the Treasury Regulations; and

9. that meets other applicable tests, described below, regarding the nature of its income and assets and the amount of its distributions.

Conditions (1) through (4) must be satisfied during the entire taxable year, and condition (5) must be satisfied during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months.

We have previously issued common shares in sufficient proportions to allow us to satisfy requirements (5) and (6) (the “100 Shareholder” and “five-or-fewer” requirements). In addition, our Declaration of Trust provides restrictions regarding the transfer of our shares that are intended to assist us in continuing to satisfy the requirements described in conditions (5) and (6) above. However, these restrictions may not ensure that we will, in all cases, be able to satisfy the requirements described in conditions (5) and (6) above. In addition, we have not obtained a ruling from the Internal Revenue Service as to whether the provisions of our Declaration of Trust concerning restrictions on transfer and conversion of common shares to “Excess Shares” will allow us to satisfy conditions (5) and (6). If we fail to satisfy such share ownership requirements, our status as a REIT will terminate. However, for taxable years beginning on or after January 1, 2005, if the failure to meet the share ownership requirements is due to reasonable cause and not due to willful neglect, we may avoid termination of our REIT status by paying a penalty of $50,000.

To monitor compliance with the share ownership requirements, we are required to maintain records regarding the actual ownership of our shares. To do so, we must demand written statements each year from the record holders of certain percentages of our shares in which the record holders are to disclose the actual owners of the shares (the persons required to include in gross income the dividends paid by us). A list of those persons failing or refusing to comply with this demand must be maintained as part of our records. Failure by us to comply with these record-keeping requirements could subject us to monetary penalties. If we satisfy these requirements and have no reason to know that condition (6) is not satisfied, we will be deemed to have satisfied such condition. A shareholder that fails or refuses to comply with the demand is required by Treasury Regulations to submit a statement with its tax return disclosing the actual ownership of the shares and other information.

Qualified REIT Subsidiaries

The Code provides that a corporation that is a “qualified REIT subsidiary” shall not be treated as a separate corporation, and all assets, liabilities and items of income, deduction and credit of a “qualified REIT subsidiary” shall be treated as assets, liabilities and items of income, deduction and credit of the REIT. A “qualified REIT subsidiary” is a corporation, all of the capital stock of which is owned by the REIT, that has not elected to be a “taxable REIT subsidiary” (discussed below). In applying the requirements described herein, all of our “qualified REIT subsidiaries” will be ignored, and all assets, liabilities and items of income, deduction and credit of such subsidiaries will be treated as our assets, liabilities and items of income, deduction and credit. These subsidiaries, therefore, will not be subject to federal corporate income taxation, although they may be subject to state and local taxation.

Taxable REIT Subsidiaries

A REIT may generally jointly elect with a subsidiary corporation, whether or not wholly owned, to treat the subsidiary as a “taxable REIT subsidiary.” In addition, if a taxable REIT subsidiary owns, directly or indirectly, securities representing 35% or more of the vote or value of a subsidiary corporation, that subsidiary will also be treated as a taxable REIT subsidiary. A taxable REIT subsidiary is a corporation subject to U.S. federal income tax, and state and local income tax where applicable, as a regular “C” corporation.

Generally, a taxable REIT subsidiary of ours can perform some impermissible tenant services without causing us to receive impermissible tenant services income under the REIT income tests. However, several provisions regarding the arrangements between a REIT and its taxable REIT subsidiaries ensure that a taxable

REIT subsidiary will be subject to an appropriate level of United States federal income taxation. For example, a taxable REIT subsidiary is limited in its ability to deduct interest payments in excess of a certain amount made to us. In addition, we will be obligated to pay a 100% penalty tax on some payments that we receive or on certain expenses deducted by the taxable REIT subsidiary if the economic arrangements among us, our tenants, and/or the taxable REIT subsidiary are not comparable to similar arrangements among unrelated parties. A taxable REIT subsidiary may also engage in other activities that, if conducted by us other than through a taxable REIT subsidiary, could result in the receipt of non-qualified income or the ownership of non-qualified assets.

Ownership of Partnership Interests by a REIT

A REIT that is a partner in a partnership is deemed to own its proportionate share of the assets of the partnership and is deemed to receive the income of the partnership attributable to such share. In addition, the character of the assets and gross income of the partnership retains the same character in the hands of the REIT. Accordingly, our proportionate share of the assets, liabilities and items of income of the Operating Partnership are treated as assets, liabilities and items of income of ours for purposes of applying the requirements described herein. Brandywine has control over the Operating Partnership and most of the partnership and limited liability company subsidiaries of the Operating Partnership and intends to operate them in a manner that is consistent with the requirements for qualification of Brandywine as a REIT.

Income Tests

In order to qualify as a REIT, Brandywine must generally satisfy two gross income requirements on an annual basis. First, at least 75% of our gross income (excluding gross income from prohibited transactions) for each taxable year must be derived directly or indirectly from investments relating to real property or mortgages on real property, including “rents from real property,” dividends received from other REITs, interest income derived from mortgage loans secured by real property (including certain types of mortgage-backed securities), and gains from the sale of real estate assets, as well as income from certain kinds of temporary investments. Second, at least 95% of our gross income (excluding gross income from prohibited transactions) for each taxable year must be derived from the same items which qualify under the 75% gross income test, and from dividends, interest and gain from the sale or disposition of securities, which need not have any relation to real property.

Rents received by a REIT will qualify as “rents from real property” in satisfying the gross income requirements described above only if several conditions are met.

•

The amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term “rents from real property” solely by reason of being based on a fixed percentage or percentages of gross receipts or sales.

•

Rents received from a tenant will not qualify as “rents from real property” in satisfying the gross income tests if the REIT, or a direct or indirect owner of 10% or more of the REIT, directly or constructively, owns 10% or more of such tenant (a “Related Party Tenant”). However, rental payments from a taxable REIT subsidiary will qualify as rents from real property even if we own more than 10% of the total value or combined voting power of the taxable REIT subsidiary if at least 90% of the property is leased to unrelated tenants and the rent paid by the taxable REIT subsidiary is substantially comparable to the rent paid by the unrelated tenants for comparable space.

•

Rent attributable to personal property leased in connection with a lease of real property will not qualify as “rents from real property” if such rent exceeds 15% of the total rent received under the lease.

•

the REIT generally must not operate or manage the property or furnish or render services to tenants, except through an “independent contractor” who is adequately compensated and from whom the REIT derives no income, or through a taxable REIT subsidiary. The “independent contractor” requirement, however, does not apply to the extent the services provided by the REIT are “usually or customarily rendered” in connection with the rental of space for occupancy only, and are not otherwise considered “rendered to the occupant.” In addition, a de minimis rule applies with respect to non-customary services. Specifically, if the value of the non-customary service income with respect to a property (valued at no less than 150% of the direct costs of performing such services) is 1% or less of the total income derived from the property, then all rental income except the non-customary service income will qualify as “rents from real property.” A taxable REIT subsidiary may provide services (including non-customary services) to a REIT’s tenants without “tainting” any of the rental income received by the REIT, and will be able to manage or operate properties for third parties and generally engage in other activities unrelated to real estate.

We do not anticipate receiving rent that is based in whole or in part on the income or profits of any person (except by reason of being based on a fixed percentage or percentages of gross receipts or sales consistent with the rules described above). We also do not anticipate receiving more than a de minimis amount of rents from any Related Party Tenant or rents attributable to personal property leased in connection with real property that will exceed 15% of the total rents received with respect to such real property.

We provide services to our properties that we own through the Operating Partnership, and we believe that all of such services will be considered “usually or customarily rendered” in connection with the rental of space for occupancy only so that the provision of such services will not jeopardize the qualification of rent from the properties as “rents from real property.” In the case of any services that are not “usual and customary” under the foregoing rules, we intend to employ an “independent contractor” or a taxable REIT subsidiary to provide such services.

The Operating Partnership may receive certain types of income that will not qualify under the 75% or 95% gross income tests. In particular, dividends received from a taxable REIT subsidiary will not qualify under the 75% test. We believe, however, that the aggregate amount of such items and other non-qualifying income in any taxable year will not cause Brandywine to exceed the limits on non-qualifying income under either the 75% or 95% gross income tests.

If Brandywine fails to satisfy one or both of the 75% or 95% gross income tests for any taxable year, Brandywine may nevertheless qualify as a REIT for such year if it is entitled to relief under certain provisions of the Code. These relief provisions will be generally available if (1) the failure to meet such tests was due to reasonable cause and not due to willful neglect, (2) we have attached a schedule of the sources of our income to our return, and (3) any incorrect information on the schedule was not due to fraud with intent to evade tax. In addition, for taxable years beginning on or after January 1, 2005, we must also file a disclosure schedule with the IRS after we determine that we have not satisfied one of the gross income tests. It is not possible, however, to state whether in all circumstances Brandywine would be entitled to the benefit of these relief provisions. As discussed above in “Taxation of Brandywine as a REIT,” even if these relief provisions apply, a tax would be imposed based on the non-qualifying income.

Asset Tests

At the close of each quarter of each taxable year, Brandywine must satisfy the following four tests relating to the nature of our assets:

First, at least 75% of the value of our total assets must be represented by some combination of “real estate assets,” cash or cash items, U.S. government securities, and, under some circumstances, stock or debt instruments purchased with new capital. For this purpose, “real estate assets” include interests in real property, such as land, buildings, leasehold interests in real property, stock of other REITs, and certain kinds of mortgage-backed securities and mortgage loans. Assets that do not qualify for purposes of the 75% test are subject to the additional asset tests described below, while securities that do qualify for purposes of the 75% test are generally not subject to the additional asset tests.

Second, the value of any one issuer’s securities we own may not exceed 5% of the value of our total assets.

Third, we may not own more than 10% of the vote or value of any one issuer’s outstanding securities. The 5% and 10% tests do not apply to our interests in the Operating Partnership, non-corporate subsidiaries, taxable REIT subsidiaries and any qualified REIT subsidiaries, and the 10% value test does not apply with respect to certain “straight debt” securities.

Effective for taxable years beginning after December 31, 2000, the safe harbor under which certain types of securities are disregarded for purposes of the 10% value limitation includes (1) straight debt securities (including straight debt securities that provides for certain contingent payments); (2) any loan to an individual or an estate; (3) any rental agreement described in Section 467 of the Code, other than with a “related person”; (4) any obligation to pay rents from real property; (5) certain securities issued by a State or any political subdivision thereof, or the Commonwealth of Puerto Rico; (6) any security issued by a REIT; and (7) any other arrangement that, as determined by the Secretary of the Treasury, is excepted from the definition of a security. In addition, for purposes of applying the 10% value limitation, (a) a REIT’s interest as a partner in a partnership is not considered a security; (b) any debt instrument issued by a partnership is not treated as a security if at least 75% of the partnership’s gross income is from sources that would qualify for the 75% REIT gross income test, and (c) any debt instrument issued by a partnership is not treated as a security to the extent of the REIT’s interest as a partner in the partnership.

Fourth, not more than 25% (20% for taxable years ending on or before December 31, 2008) of the value of our assets may be represented by securities of one or more taxable REIT subsidiaries.

We may own, directly or indirectly, common shares of certain entities that have elected or will elect to be treated as a real estate investment trusts (“Captive REITs”). Provided that each of the Captive REITs continues to qualify as a REIT (including satisfaction of the ownership, income, asset and distribution tests discussed herein) the common shares of the Captive REITs will qualify as real estate assets under the 75% test. However, if any Captive REIT fails to qualify as a REIT in any year, then the common shares of such Captive REIT will not qualify as real estate assets under the 75% test. In addition, if we own, directly or indirectly, more than 10% of the common shares of each Captive REIT, Brandywine would not satisfy the 10% test if any Captive REIT were to fail to qualify as a REIT. Accordingly, Brandywine’s qualification as a REIT depends upon the ability of any more than 10% owned Captive REIT to continue to qualify as a REIT.

After initially meeting the asset tests at the close of any quarter, Brandywine will not lose its status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If the failure to satisfy the asset tests results from an acquisition of securities or other property during a quarter, the failure can be cured by disposition of sufficient non-qualifying assets within 30 days after the close of that quarter. We intend to maintain adequate records of the value of our assets to ensure compliance with the asset tests, and to take such other action within 30 days after the close of any quarter as may be required to cure any noncompliance. However, there can be no assurance that such other action will always be successful. If we fail to cure any noncompliance with the asset tests within such time period, our status as a REIT would be lost.

For taxable years beginning on or after January 1, 2005, the Code provides relief from certain failures to satisfy the REIT asset tests. If the failure relates to the 5% test or 10% test, and if the failure is de minimis (does not exceed the lesser of $10 million or 1% of our assets as of the end of the quarter), we may avoid the loss of our REIT status by disposing of sufficient assets to cure the failure within 6 months after the end of the quarter in which the failure was identified. For failures to meet the asset tests that are more than a de minimis amount, we may avoid the loss of our REIT status if: the failure was due to reasonable cause, we file a disclosure schedule at the end of the quarter in which the failure was identified, we dispose of sufficient assets to cure the failure within 6 months after the end of the quarter, and we pay a tax equal to the greater of $50,000 or the highest corporate tax rate multiplied by the net income generated by the non-qualifying assets.

Annual Distribution Requirements

In order to qualify as a REIT, Brandywine is required to distribute dividends (other than capital gain dividends) to our shareholders in an amount at least equal to (1) the sum of (a) 90% of its “REIT taxable income” (computed without regard to the dividends paid deduction and the REIT’s net capital gain or loss) and (b) 90% of the net income (after tax), if any, from foreclosure property, minus (2) certain “excess” non-cash income as defined in the Code. These distributions must be paid in the taxable year to which they relate, or in the following taxable year if such distributions are declared in October, November or December of the taxable year, are payable to shareholders of record on a specified date in any such month, and are actually paid before the end of January of the following year. Such distributions are treated as both paid by us and received by our shareholders on December 31 of the year in which they are declared.

In addition, at our election, a distribution for a taxable year may be declared before we timely file our tax return for the year provided we pay such distribution with or before our first regular dividend payment after such declaration, and such payment is made during the 12-month period following the close of such taxable year. Such distributions are taxable to our shareholders in the year in which paid, even though the distributions relate to our prior taxable year for purposes of the 90% distribution requirement.

In order for distributions to be counted towards our distribution requirement, and to provide a tax deduction to us, they must not be “preferential dividends.” A dividend is not a preferential dividend if it is pro rata among all outstanding shares within a particular class and is in accordance with the preferences among our different classes of shares as set forth in our organizational documents.

To the extent that we distribute at least 90%, but less than 100%, of our net taxable income, we will be subject to tax at ordinary corporate tax rates on the retained portion. In addition, we may elect to retain, rather than distribute our net long-term capital gains and pay tax on such gains. In this case, we would elect to have our shareholders include their proportionate share of such undistributed long-term capital gains in their income and receive a corresponding credit for their proportionate share of the tax paid by us. Our shareholders would then increase their adjusted basis in our shares by the difference between the amount included in their long-term capital gains and the tax deemed paid with respect to their shares.

If we should fail to distribute during each calendar year (or, in the case of distributions with declaration and record dates falling in the last three months of the calendar year, by the end of January following such calendar year) at least the sum of (1) 85% of our REIT ordinary income for such year, (2) 95% of our REIT net capital gain income for such year and (3) any undistributed taxable income from prior periods, we would be subject to a 4% excise tax on the excess of such required distribution over the sum of (a) the amounts actually distributed plus (b) retained amounts on which corporate level tax is paid by us.

Brandywine intends to make timely distributions sufficient to satisfy the annual distribution requirements. In this regard, the limited partnership agreement of the Operating Partnership authorizes Brandywine, as general partner, to operate the partnership in a manner that will enable it to satisfy the REIT requirements and avoid the imposition of any federal income or excise tax liability. It is possible that we, from time to time, may not have sufficient cash or other liquid assets to meet the 90% distribution requirement. This could arise, for example, when there is an expenditure of cash for nondeductible items such as principal amortization or capital expenditures. In addition, because we may deduct capital losses only to the extent of our capital gains, our REIT taxable income may exceed our economic income. In order to meet the 90% distribution requirement, we may borrow or may cause the Operating Partnership to arrange for short-term or possibly long-term borrowing to permit the payment of required distributions, or we may pay dividends in the form of taxable in-kind distributions of property, including potentially, our shares.

Under certain circumstances, Brandywine may be able to rectify a failure to meet the distribution requirement for a given year by paying “deficiency dividends” to shareholders in a later year that may be included in Brandywine’s deduction for distributions paid for the earlier year. Thus, Brandywine may be able to avoid losing our REIT qualification or being taxed on amounts distributed as deficiency dividends. However, Brandywine will be required to pay to the Internal Revenue Service interest and a penalty based upon the amount of any deduction taken for deficiency dividends.

Failure to Qualify

For taxable years beginning on or after January 1, 2005, the Code provides relief for many failures to satisfy the REIT requirements. In addition to the relief provisions for failures to satisfy the income and asset tests (discussed above), the Code provides additional relief for other failures to satisfy REIT requirements. If the failure is due to reasonable cause and not due to willful neglect, and we elect to pay a penalty of $50,000 for each failure, we can avoid the loss of our REIT status.

If Brandywine fails to qualify for taxation as a REIT in any taxable year and the relief provisions do not apply, it will be subject to tax (including any applicable corporate alternative minimum tax) on its taxable income at regular corporate rates. Distributions to shareholders in any year in which Brandywine fails to qualify will not be deductible to us. In such event, to the extent of Brandywine’s current and accumulated earnings and profits, all distributions to shareholders will be taxable to them as dividends, and, subject to certain limitations of the Code, corporate distributees may be eligible for the dividends received deduction. Under current law (in effect through 2012), such dividends will generally be taxable to individual shareholders at the 15% rate for qualified dividends provided that applicable holding period requirements are met. Unless entitled to relief under specific statutory provisions, Brandywine also will be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost. It is not possible to state whether in all circumstances Brandywine would be entitled to such statutory relief.

Prohibited Transactions

Net income derived from a prohibited transaction is subject to a 100% tax. The term “prohibited transaction” generally includes a sale or other disposition of property (other than foreclosure property) that is held primarily for sale to customers in the ordinary course of a trade or business. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances of a particular transaction. We intend to hold properties for investment with a view to long-term appreciation, to engage in the business of acquiring, developing, owning and operating properties, and to make occasional sales of properties as are consistent with our investment objectives. No assurance can be given that any property that we sell will not be treated as property held for sale to customers, or that we can comply with certain safe-harbor provisions of the Code that would prevent the imposition of the 100% tax. The 100% tax does not apply to gains from the sale of property that is held through a taxable REIT subsidiary or other taxable corporation, although such income will be subject to tax in the hands of that corporation at regular corporate tax rates.

Foreclosure Property

Foreclosure property is real property (including interests in real property) and any personal property incident to such real property (1) that is acquired by a REIT as a result of the REIT having bid on the property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after there was a default (or default was imminent) on a lease of the property or a mortgage loan held by the REIT and secured by the property, (2) for which the related loan or lease was made, entered into or acquired by the REIT at a time when default was not imminent or anticipated and (3) for which such REIT makes an election to treat the property as foreclosure property. REITs generally are subject to tax at the maximum corporate rate (currently 35%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property is held primarily for sale to customers in the ordinary course of a trade or business.

Hedging

We may enter into hedging transactions with respect to one or more of our assets or liabilities. Hedging transactions could take a variety of forms, including interest rate swaps or cap agreements, options, futures contracts, forward rate agreements or similar financial instruments. Except to the extent provided by Treasury Regulations, any income from a hedging transaction (i) made in the normal course of our business primarily to manage risk of interest rate or price changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred by us to acquire or own real estate assets or (ii) entered into after July 30, 2008 primarily to manage the risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% income tests (or any property which generates such income or gain), which is clearly identified as such before the close of the day on which it was acquired, originated or entered into, including gain from the disposition of such a transaction, will not constitute gross income for purposes of the 95% gross income test and, in respect of hedges entered into after July 30, 2008, the 75% gross income test. To the extent we enter into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of both the 75% and 95% gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our ability to qualify as a REIT.

Tax Aspect of Investments in the Operating Partnership and Subsidiary Partnerships

The following discussion summarizes certain Federal income tax considerations applicable to Brandywine’s investment in the Operating Partnership and the Operating Partnership’s subsidiary partnerships and limited liability companies (referred to as the “Subsidiary Partnerships”).

General

We may hold investments through entities that are classified as partnerships for U.S. federal income tax purposes, including our interest in the Operating Partnership and the equity interests in Subsidiary Partnerships. In general, partnerships are “pass-through” entities that are not subject to U.S. federal income tax. Rather, partners are allocated their proportionate shares of the items of income, gain, loss, deduction and credit of a partnership, and are subject to tax on these items without regard to whether the partners receive a distribution from the partnership. We will include in our income our proportionate share of these partnership items for purposes of the various REIT income tests and in the computation of our REIT taxable income. Moreover, for purposes of the REIT asset tests, we will include our proportionate share of assets held by subsidiary partnerships. Consequently, to the extent that we hold an equity interest in a partnership, the partnership’s assets and operations may affect our ability to qualify as a REIT.

Classification of the Operating Partnership and Subsidiary Partnerships as Partnerships

The investment by us in partnerships involves special tax considerations, including the possibility of a challenge by the Internal Revenue Service to the status of the Operating Partnership or any if our Subsidiary Partnerships as a partnership, as opposed to an association taxable as a corporation, for U.S. federal income tax purposes. If any of these entities were treated as an association for U.S. federal income tax purposes, it would be taxable as a corporation and, therefore, could be subject to an entity-level tax on its income. In such a situation, the character of our assets and items of our gross income would change and could preclude us from satisfying the REIT asset tests or the REIT income tests as discussed in “—Taxation of the Company—Asset Tests” and “—Income Tests” above, and in turn could prevent us from qualifying as a REIT. See “—Taxation of the Company—Failure to Qualify,” above, for a discussion of the effect of our failure to meet these tests for a taxable year. In addition, any change in the status of any of our subsidiary partnerships for tax purposes might be treated as a taxable event, in which case we could have taxable income that is subject to the REIT distribution requirements without receiving any cash.

Treasury Regulations that apply for tax periods beginning on or after January 1, 1997 provide that a domestic business entity not otherwise organized as a corporation (an “Eligible Entity”) may elect to be treated as a partnership or disregarded entity for federal income tax purposes. Unless it elects otherwise, an Eligible Entity in existence prior to January 1, 1997, will have the same classification for federal income tax purposes that it claimed under the entity classification Treasury Regulations in effect prior to this date. In addition, an Eligible Entity that did not exist or did not claim a classification prior to January 1, 1997 will be classified as a partnership or disregarded entity for federal income tax purposes unless it elects otherwise. The Operating Partnership and the Subsidiary Partnerships (other than those Subsidiary Partnerships that have elected to be treated as taxable REIT subsidiaries) intend to claim classification as partnerships or disregarded entities under these Treasury Regulations. As a result, we believe that the Operating Partnership and such Subsidiary Partnerships (other than those Subsidiary Partnerships that have elected to be treated as taxable REIT subsidiaries) will be classified as partnerships or disregarded entities for federal income tax purposes. We have not requested and do not intend to request a ruling from the Internal Revenue Service that the Operating Partnership or Subsidiary Partnerships will be classified as partnerships for federal income tax purposes.

Partnership Allocations

Although a partnership agreement will generally determine the allocation of income and losses among partners, such allocations will be disregarded for tax purposes if they do not comply with the provisions of Section 704(b) of the Code and the Treasury Regulations promulgated thereunder, which require that partnership allocations respect the economic arrangement of the partners. If an allocation is not recognized for Federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners’ interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. The Operating Partnership’s allocations of taxable income and loss are intended to comply with the requirements of Section 704(b) of the Code and the Treasury Regulations promulgated thereunder.

Tax Allocations With Respect to Contributed Properties

Pursuant to Section 704(c) of the Code, items of income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for federal income tax purposes in a manner such that the contributor is charged with or benefits from the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of such unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution. Such allocations are solely for federal income tax purposes and do not affect other economic or legal arrangements among the partners.

Our Operating Partnership has entered into transactions involving the contribution to the Operating Partnership of appreciated property, and the Operating Partnership may enter into such transactions in the future. The partnership agreement of the Operating Partnership requires allocations of income, gain, loss and deduction attributable to contributed property to be made in a manner that is consistent with Section 704(c) of the Code. Treasury Regulations issued under Section 704(c) give partnerships a choice of several methods of allocating taxable income with respect to contributed properties. Depending upon the method chosen, (1) our tax depreciation deductions attributable to those properties may be lower than they would have been if our Operating Partnership had acquired those properties for cash and (2) in the event of a sale of such properties, we could be allocated gain in excess of our corresponding economic or book gain. These allocations may cause us to recognize taxable income in excess of cash proceeds received by us, which might adversely affect our ability to comply with the REIT distribution requirements or result in our shareholders recognizing additional dividend income without an increase in distributions.

Depreciation

The Operating Partnership’s assets include a substantial amount of appreciated property contributed by its partners. Assets contributed to a partnership in a tax-free transaction generally retain the same depreciation method and recovery period as they had in the hands of the partner who contributed them to the partnership. Accordingly, a substantial amount of the Operating Partnership’s depreciation deductions for its real property are based on the historic tax depreciation schedules for the properties prior to their contribution to the Operating Partnership. The properties are being depreciated over a range of 15 to 40 years using various methods of depreciation which were determined at the time that each item of depreciable property was placed in service. Any depreciable real property purchased by the Partnerships is currently depreciated over 40 years. In certain instances where a partnership interest rather than real property is contributed to the Partnership, the real property may not carry over its recovery period but rather may, similarly, be subject to the lengthier recovery period.

Basis in Operating Partnership Interest

Our adjusted tax basis in each of the partnerships in which we have an interest generally (1) will be equal to the amount of cash and the basis of any other property contributed to such partnership by us, (2) will be increased by (a) our allocable share of such partnership’s income and (b) our allocable share of any indebtedness of such partnership, and (3) will be reduced, but not below zero, by our allocable share of (a) such partnership’s loss and (b) the amount of cash and the tax basis of any property distributed to us and by constructive distributions resulting from a reduction in our share of indebtedness of such partnership.

If our allocable share of the loss (or portion thereof) of any partnership in which we have an interest would reduce the adjusted tax basis of our partnership interest in such partnership below zero, the recognition of such loss will be deferred until such time as the recognition of such loss (or portion thereof) would not reduce our adjusted tax basis below zero. To the extent that distributions to us from a partnership, or any decrease in our share of the nonrecourse indebtedness of a partnership (each such decrease being considered a constructive cash distribution to the partners), would reduce our adjusted tax basis below zero, such distributions (including such constructive distributions) would constitute taxable income to us. Such distributions and constructive distributions normally would be characterized as long-term capital gain if our interest in such partnership has been held for longer than the long-term capital gain holding period (currently 12 months).

Sale of Partnership Property

Generally, any gain realized by a partnership on the sale of property held by the partnership for more than 12 months will be long-term capital gain, except for any portion of such gain that is treated as depreciation or cost recovery recapture. However, under requirements applicable to REITs under the Code, our share as a partner of any gain realized by the Operating Partnership on the sale of any property held as inventory or other property held primarily for sale to customers in the ordinary course of a trade or business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. See “—Taxation of the Company—Prohibited Transactions.”

Taxation of Shareholders

As used herein, a “U.S. Shareholder” means a beneficial owner of our common shares or preferred shares, who is, for U.S. federal income tax purposes:

•	a citizen or resident of the U.S. as defined in section 7701(b) of the Code,

•	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the U.S. or any state thereof or the District of Columbia,

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source or

•

a trust if it (a) is subject to the primary supervision of a court within the U.S. and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

As used herein, a “non-U.S. Shareholder” means a beneficial owner of our common shares or preferred shares that is not a “U.S. Shareholder” and that is not a partnership (or other entity treated as a partnership for U.S. federal income tax purposes).

If a partnership holds common shares or preferred shares, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding common shares or preferred shares, you should consult your tax advisors.

Taxation of Taxable U.S. Shareholders

Taxation of Ordinary Dividends on Shares

As long as Brandywine qualifies as a REIT, distributions made to Brandywine’s taxable U.S. Shareholders out of current or accumulated earnings and profits (and not designated as capital gain dividends) (“Ordinary Dividends”) will be dividends taxable to such U.S. Shareholders as ordinary income and will not be eligible for the dividends received deduction for corporations. Dividends received from REITs are generally not eligible for taxation at the preferential rates for qualified dividends received by individual shareholders. We may designate a distribution as qualified dividend income to the extent of (1) qualified dividend income we receive during the current year (for example, dividends received from our taxable REIT subsidiaries), plus (2) income on which we have been subject to corporate level tax during the prior year (for example, undistributed REIT taxable income), plus (3) any income attributable to the sale of a built in gain asset that was acquired from a C corporation in a carry-over basis transaction less the tax paid on that income. To the extent that we designate a dividend as qualified dividend income, an individual will be taxable at preferential rates (15% maximum federal rate through the end of 2012) on such qualified dividend income provided certain holding period requirements are met. However, we expect that ordinary dividends paid by Brandywine generally will not be eligible for treatment as qualified dividend income to any significant extent.

Capital Gain Distributions

Distributions that are designated as long-term capital gain dividends will be taxed as long-term capital gains (to the extent they do not exceed our actual net capital gain for the taxable year) without regard to the period for which the U.S. Shareholder has held its shares of beneficial interest. In general, U.S. Shareholders will be taxable on long term capital gains at a maximum rate of 15% (through 2012), except that the portion of such gain that is attributable to depreciation recapture will be taxable at the maximum rate of 25%. However, corporate shareholders may be required to treat up to 20% of certain capital gain dividends as ordinary income.

We may elect under the applicable provisions of the Code to retain and pay tax on our net capital gains. In such event U.S. Shareholders will be taxable on their proportionate share of such undistributed capital gains. Each U.S. Shareholder would then receive a credit, for use on their return, in the amount of their proportionate share of the capital gains tax paid by us. If the credit results in an amount owed to a U.S. Shareholder, such U.S. Shareholder would receive a refund. A U.S. Shareholder’s basis in our shares will be increased by the amount of the shareholder’s allocable share of any retained capital gains less the shareholder’s allocable share of the tax paid by us on such capital gains.

Non-Dividend Distributions

Distributions in excess of current and accumulated earnings and profits (“Non-Dividend Distributions”) will not be taxable to a U.S. Shareholder to the extent that they do not exceed the adjusted basis of the shareholder’s shares, but rather will reduce the adjusted basis of such shares. To the extent that Non-Dividend Distributions exceed the adjusted basis of a U.S. Shareholder’s shares, such distributions will be included in income as long-term capital gain (or short-term capital gain if the shares have been held for 12 months or less) assuming the shares are a capital asset in the hands of the shareholder. In determining the extent to which a distribution on our shares constitutes a dividend for tax purposes, the earnings and profits of Brandywine will be allocated first to distributions with respect to the preferred shares and second to distributions with respect to common shares. Therefore, depending on our earnings and profits, distributions with respect to the preferred shares (as compared to distributions with respect to our common shares) are more likely to be treated as dividends than as a return of capital or a distribution in excess of basis.

Dividends Paid in Common Shares

A recent Internal Revenue Service revenue procedure allows us to satisfy the REIT distribution requirements with respect to certain taxable years by distributing up to 90% of our dividends in the form of common shares rather than cash. In the event that we pay a portion of a dividend in common shares, taxable U.S. Shareholders would be required to pay tax on the full amount of the dividend (including the fair market value of any common shares received) and the amount of the tax may exceed the amount of cash received.

Timing of Distributions

Any distribution declared by us in October, November or December of any year payable to a shareholder of record on a specified date in any such month shall be treated as both paid by Brandywine and received by the shareholder on December 31 of such year, provided that the distribution is actually paid by Brandywine not later than the end of January of the following calendar year. Shareholders may not include in their individual income tax returns any of Brandywine’s losses.

Sale or Exchange of Common and Preferred Shares

In general, a U.S. Shareholder will recognize capital gain or loss on the disposition of common or preferred shares equal to the difference between the sales price for such shares and the adjusted tax basis for such shares. In general, a U.S. Shareholder’s adjusted tax basis will equal the U.S. Shareholder’s acquisition cost, increased by the U.S. Shareholder’s allocable share of any retained capital gains, less the U.S. Shareholder’s allocable share of the tax paid by us on such retained capital gains, and reduced by Non-Dividend Distributions.

In general, capital gains recognized by individuals and other non-corporate U.S. Shareholders upon the sale or disposition of shares of our shares will be subject to a maximum U.S. federal income tax rate of 15% for taxable years through 2012, if our shares are held for more than 12 months, and will be taxed at ordinary income rates (of up to 35% through 2012) if our shares are held for 12 months or less. Gains recognized by U.S. Shareholders that are corporations are subject to U.S. federal income tax at a maximum rate of 35%, whether or not classified as long-term capital gains.

Capital losses recognized by a U.S. Shareholder upon the disposition of our shares held for more than one year at the time of disposition will be considered long-term capital losses, and are generally available only to offset capital gain income of the U.S. Shareholder but not ordinary income (except in the case of individuals, who may offset up to $3,000 of ordinary income each year). However, any loss upon a sale or exchange of shares by a U.S. Shareholder who has held such shares for six months or less (after applying certain holding period rules) will be treated as a long-term capital loss to the extent such shareholder has received distributions from us required to be treated as long-term capital gain.

If a U.S. Shareholder recognizes a loss upon a subsequent disposition of our shares in an amount that exceeds a prescribed threshold, it is possible that the provisions of Treasury Regulations involving “reportable transactions” could apply, with a resulting requirement to separately disclose the loss generating transactions to the IRS. While these regulations are directed towards “tax shelters,” they are written broadly, and apply to transactions that would not typically be considered tax shelters. Significant penalties apply for failure to comply with these requirements. You should consult your tax advisors concerning any possible disclosure obligation with respect to the receipt or disposition of our shares, or transactions that might be undertaken directly or indirectly by us. Moreover, you should be aware that we and other participants in transactions involving us (including our advisors) might be subject to disclosure or other requirements pursuant to these regulations.

Passive Activity Losses and Investment Interest Limitations

Distributions from us and gain from the disposition of shares will not be treated as passive activity income and, therefore, U.S. Shareholders will not be able to apply any “passive losses” against such income. Distributions from us (to the extent they do not constitute a return of capital or capital gain dividends) will generally be treated as investment income for purposes of the investment income limitation. A shareholder may elect to treat capital gain dividends and capital gains from the disposition of shares as investment income for purposes of the investment income limitation, but in such event a shareholder will be taxed at ordinary income rates on such amounts.

Redemption of Preferred Shares

Our preferred shares are redeemable by us under certain circumstances. A redemption of preferred shares will be treated under Section 302 of the Internal Revenue Code as a distribution taxable as a dividend (to the extent of our current and accumulated earnings and profits) at ordinary income rates, unless the redemption satisfies one of the tests set forth in Section 302(b) of the Internal Revenue Code and is therefore treated as a sale or exchange of the redeemed shares. The redemption will be treated as a sale or exchange if it (i) is “substantially disproportionate” with respect to the holder, (ii) results in a “complete termination” of the holder’s share interest in our company, or (iii) is “not essentially equivalent to a dividend with respect to the holder, all within the meaning of Section 302(b) of the Internal Revenue Code.

In determining whether any of these tests has been met, there must be taken into account not only any preferred shares owned by the holder, but also such holder’s ownership of our common shares, other series of preferred shares and any options to acquire any of the foregoing. The holder also must take into account any such securities (including options) which are considered to be owned by such holder by reason of the constructive ownership rules set forth in Sections 318 and 302(c) of the Internal Revenue Code. If a particular holder owns (actually or constructively) no common shares or an insubstantial percentage of common shares or preferred shares, based upon current law, it is probable that the redemption of the preferred shares from such holder would be considered “not essentially equivalent to a dividend.” However, because the determination as to whether any of the alternative tests of Section 302(b) of the Internal Revenue Code will be satisfied with respect to any particular holder of preferred shares depends upon the facts and circumstances at the time the determination must be made, prospective holders of preferred shares are advised to consult their own tax advisors to determine such tax treatment.

If a redemption of preferred shares is not treated as a distribution taxable as a dividend to a particular holder, it will be treated as a taxable sale or exchange by that holder. As a result, the holder will recognize gain or loss for federal income tax purposes in an amount equal to the difference between (i) the amount of cash and the fair market value of any property received (less any portion thereof attributable to accumulated and declared but unpaid dividends, which will be taxable as a dividend to the extent of our current and accumulated earnings and profits) and (ii) the holder’s adjusted tax basis in the shares. Such gain or loss will be capital gain or loss if the shares were held as a capital asset, and will be long-term gain or loss if such shares were held for more than one year.

If the redemption is treated as a distribution taxable as a dividend, the amount of the distribution will be measured by the amount of cash and the fair market value of any property received by the holder. The holder’s adjusted tax basis in the preferred shares redeemed will be transferred to any other shareholdings of the holder in Brandywine. If the holder of the preferred shares owns no other shares, under certain circumstances, such basis may be transferred to a related person, or it may be lost entirely.

Information Reporting and Backup Withholding Applicable to U.S. Shareholders

In general, Brandywine will report to its U.S. Shareholders and the Internal Revenue Service the amount of distributions paid (unless the U.S. Shareholder is an exempt recipient) during each calendar year, and the amount of tax withheld, if any. Under the backup withholding rules, a shareholder may be subject to backup withholding at the rate of 28% with respect to distributions paid unless such shareholder (a) comes within certain exempt categories and, when required, demonstrates this fact, or (b) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A shareholder that does not provide us with his correct taxpayer identification number may also be subject to penalties imposed by the Internal Revenue Service. In addition, we may be required to withhold a portion of capital gain distributions to any shareholders who fail to certify their non-foreign status to Brandywine. See “—Taxation of non-U.S. Shareholders.” Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against the shareholder’s income tax liability, provided the required information is furnished to the Internal Revenue Service.

Taxation of Tax-Exempt Shareholders

U.S. tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. However, they are subject to taxation on their unrelated business taxable income or UBTI. Distributions by us to a shareholder that is a tax-exempt entity should generally not constitute UBTI, as defined in Section 512(a) of the Code provided that the tax-exempt entity has not financed the acquisition of its shares with “acquisition indebtedness” within the meaning of the Code and the shares are not otherwise used in an unrelated trade or business of the tax-exempt entity. Tax-exempt U.S. Shareholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from U.S. federal income taxation under sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Code, respectively, are subject to different UBTI rules, which generally will require them to characterize distributions from us as UBTI.

In certain circumstances, a pension trust (1) that is described in Section 401(a) of the Code, (2) is tax exempt under section 501(a) of the Code, and (3) that owns more than 10% of our shares could be required to treat a percentage of the dividends from us as UBTI if we are a “pension-held REIT.” We will not be a pension-held REIT unless (1) either (A) one pension trust owns more than 25% of the value of our shares, or (B) a group of pension trusts, each individually holding more than 10% of the value of our shares, collectively owns more than 50% of such shares and (2) we would not have qualified as a REIT but for the fact that Section 856(h)(3) of the Code provides that shares owned by such trusts shall be treated, for purposes of the requirement that not more than 50% of the value of the outstanding shares of a REIT is owned, directly or indirectly, by five or fewer “individuals” (as defined in the Code to include certain entities). Certain restrictions on ownership and transfer of our shares should generally prevent a tax-exempt entity from owning more than 10% of the value of our shares, or us from becoming a pension-held REIT.

Tax-exempt U.S. Shareholders are urged to consult their tax advisor regarding the U.S. federal, state, local and foreign tax consequences of the acquisition, ownership and disposition of our shares.

Taxation of Non-U.S. Shareholders

The rules governing United States federal income taxation of non-U.S. Shareholders are complex and no attempt will be made herein to provide more than a summary of such rules. Prospective non-U.S. Shareholders should consult with their own tax advisors to determine the impact of federal, state and local income and estate tax laws with regard to an investment in our shares, including any reporting requirements.

Ordinary Dividends

The portion of Ordinary Dividends received by non-U.S. Shareholders that are not attributable to gain from sales or exchanges by us of United States real property interests and which are not effectively connected with a U.S. trade or business of the non-U.S. Shareholder will generally be subject to a withholding tax equal to 30% of the gross amount of the distribution unless an applicable tax treaty reduces or eliminates that tax. Under some treaties, however, the lower rates generally applicable to dividends do not apply to dividends from REITs. We intend to withhold United States income tax at the rate of 30% on the gross amount of any such Ordinary Dividends paid to a non-U.S. Shareholder unless (1) a lower treaty rate applies and the non-U.S. Shareholder files a W-8 BEN (or applicable substitute form) claiming the benefits of the lower treaty rate or (2) the non-U.S. Shareholder files an IRS Form W-8 ECI with us claiming that the distribution is effectively connected with a U.S. trade or business.

In general, non-U.S. Shareholders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of our shares. If income from the investment in our shares is treated as effectively connected with the non-U.S. Shareholder’s conduct of a United States trade or business, the non-U.S. Shareholder generally will be subject to a tax at graduated rates, in the same manner as U.S. Shareholders are taxed with respect to such distributions (and may also be subject to the 30% branch profits tax in the case of a shareholder that is a foreign corporation).

Non-Dividend Distributions

Unless our shares constitute a U.S. real property interest (“USRPI”), any Non-Dividend Distributions will not be taxable to a shareholder to the extent that such distributions do not exceed the adjusted basis of the shareholder’s shares, but rather will reduce the adjusted basis of the shareholder in such shares. To the extent that Non-Dividend Distributions exceed the adjusted basis of a non-U.S. Shareholder’s shares, such distributions will give rise to tax liability if the non-U.S. Shareholder would otherwise be subject to tax on any gain from the sale or disposition of its shares, as described below (See—Taxation of Non-U.S. Shareholders—Dispositions of our Shares). If it cannot be determined at the time a distribution is made whether or not such distribution will be in excess of current and accumulated earnings and profits, the distributions will be subject to withholding at the same rate as Ordinary Dividends. Because we generally cannot determine at the time we make a distribution whether or not the distribution will exceed our current and accumulated earnings and profits, we normally will withhold tax on the entire amount of any distribution at the same rate as we would withhold on Ordinary Dividends. However, amounts thus withheld are refundable to the non-U.S. Shareholder if it is subsequently determined that such distribution was, in fact, in excess of our current and accumulated earnings and profits.

If our shares constitute a USRPI, as described below (See—Taxation of Non-U.S. Shareholders—Dispositions of our Shares), Non-Dividend Distributions by us in excess of the non-U.S. Shareholder’s adjusted tax basis in our shares will be taxed under the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”) at the rate of tax, including any applicable capital gains rates, that would apply to a U.S. Shareholder of the same type (e.g., an individual or a corporation, as the case may be), and the collection of the tax will be enforced by a refundable withholding at a rate of 10% of the Non-Dividend Distribution.

Capital Gain Distributions

Except as discussed below with respect to 5% or less holders of regularly traded classes of shares, distributions that are attributable to gain from sales or exchanges by us of United States real property interests will be taxed to a non-U.S. Shareholder under the provisions of FIRPTA Under FIRPTA, distributions attributable to gain from sales of United States real property interests are taxed to a non-U.S. Shareholder as if such gain were effectively connected with a United States business. Individuals who are non-U.S. Shareholders will be required to report such gain on a U.S. federal income tax return and such gain will be taxed at the normal capital gain rates applicable to U.S. individual shareholders (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). Also, distributions subject to FIRPTA may be subject to a 30% branch profits tax in the hands of a foreign corporate shareholder not entitled to treaty relief. Brandywine is required by applicable Treasury Regulations to withhold 35% of any distribution that could be designated by us as a capital gains dividend. The amount is creditable against the non-U.S. Shareholder’s U.S. tax liability.

However, distributions attributable to gain from sales or exchanges by us of United States real property interests are treated as ordinary dividends (not subject to the 35% withholding tax under FIRPTA) if the distribution is made to a non-U.S. Shareholder with respect to any class of shares which is “regularly traded” on an established securities market located in the United States and if the non-U.S. Shareholder did not own more than 5% of such class of shares at any time during the taxable year. Such distributions will generally be subject to a 30% U.S. withholding tax (subject to reduction under applicable treaty) and a non-U.S. Shareholder will not be required to report the distribution on a U.S. tax return. In addition, the branch profits tax will not apply to such distributions. See “Taxation of Non-U.S. Shareholders—Ordinary Dividends.”

Dividends Paid in Common Shares

A recent Internal Revenue Service revenue procedure allows us to satisfy the REIT distribution requirements with respect to certain taxable years by distributing up to 90% of our dividends in the form of common shares rather than cash. In the event that we pay a portion of a dividend in common shares, we may be required to withhold U.S. tax with respect to such dividend, including in respect of all or a portion of such dividend that is payable in common shares.

Dispositions of our Shares

Unless our shares constitutes a USRPI, gain recognized by a non-U.S. Shareholder upon a sale of shares generally will not be taxed under FIRPTA. Our shares will not be treated as a USRPI if Brandywine is a “domestically controlled REIT,” defined generally as a REIT in which at all times during a specified testing period less than 50% in value of the shares of beneficial interest was held directly or indirectly by foreign persons. It is currently anticipated that we will be a “domestically controlled REIT,” and therefore the sale of shares by a non-U.S. Shareholder will not be subject to taxation under FIRPTA. However, because the shares may be traded, we cannot be sure that we will continue to be a “domestically controlled REIT.” Further, even if we are a domestically controlled REIT, pursuant to “wash sale” rules under FIRPTA, a non-U.S. Shareholder may incur tax under FIRPTA to the extent such non-U.S. Shareholder disposes of our shares within a certain period prior to a capital gain distribution and directly or indirectly (including through certain affiliates) reacquires our shares within certain prescribed periods.

However, a non-U.S. shareholder will not incur tax under FIRPTA on a sale of common or preferred shares if (1) our preferred shares or common shares is “regularly traded” on an established securities market within the meaning of applicable Treasury regulations and (2) the non-U.S. Shareholder did not actually, or constructively under specified attribution rules under the Code, own more than 5% of our preferred shares or common shares at any time during the shorter of the five-year period preceding the disposition or the holder’s holding period.

Even if our common or preferred shares were not regularly traded on an established securities market, a non-U.S. Shareholder would not be subject to taxation under FIRPTA as a sale of a U.S. real property interest if such non-U.S. Shareholder’s common or preferred shares had a fair market value on the date of acquisition that was equal to or less than 5% of our regularly traded class of shares with the lowest fair market value. For purposes of this test, if a non-U.S. Shareholder acquired shares of common or preferred shares and subsequently acquired additional shares at a later date, then all such shares would be aggregated and valued as of the date of the subsequent acquisition.

If gain on the sale of our shares is subject to taxation under FIRPTA, the non-U.S. Shareholder will be subject to the same treatment as a U.S. Shareholder with respect to such gain, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals, and the purchaser of the shares could be required to withhold 10% of the purchase price and remit such amount to the Internal Revenue Service. Gain not subject to FIRPTA will nonetheless be taxable in the United States to a non-U.S. Shareholder if (1) investment in the shares is effectively connected with the non-U.S. Shareholder’s United States trade or business, in which case the non-U.S. Shareholder will be subject to the same treatment as U.S. Shareholders with respect to such gain or (2) the non-U.S. Shareholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year, in which case the nonresident alien individual will be subject to a 30% tax on the individual’s capital gains.

Information Reporting and Backup Withholding Applicable to non-U.S. Shareholders

We must report annually to the IRS and to each non-U.S. Shareholder the amount of dividends paid to such holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. Shareholder resides under the provisions of an applicable income tax treaty.

Payments of dividends or of proceeds from the disposition of stock made to a non-U.S. Shareholder may be subject to information reporting and backup withholding unless such holder establishes an exemption, for example, by properly certifying its non-United States status on an IRS Form W-8 BEN or another appropriate version of IRS Form W-8. Notwithstanding the foregoing, backup withholding may apply if either we or our paying agent has actual knowledge, or reason to know, that a non-U.S. Shareholder is a United States person.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against the shareholder’s income tax liability, provided the required information is furnished to the Internal Revenue Service.

State, Local and Foreign Tax Consequences

Brandywine, the Operating Partnership, the Subsidiary Partnerships and Brandywine’s shareholders may be subject to state, local and foreign taxation in various jurisdictions, including those in which it or they transact business or reside. The state, local and foreign tax treatment of Brandywine, the Operating Partnership, the Subsidiary Partnerships and Brandywine’s shareholders may not conform to the federal income tax consequences discussed above. Any foreign taxes incurred by us would not pass through to shareholders as a credit against their U.S. federal income tax liability. Prospective shareholders should consult their own tax advisors regarding the effect of state, local and foreign tax laws on an investment in our shares.

Legislative or Other Actions Affecting REITs

The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the Internal Revenue Service and the U.S. Treasury Department. No assurance can be given as to whether, when, or in what form, the U.S. federal income tax laws applicable to us and our shareholders may be enacted. Changes to the U.S. federal tax laws and interpretations of U.S. federal tax laws could adversely affect an investment in our shares.

Taxation of Holders of Debt Securities

This section describes the material United States federal income tax consequences of owning the debt securities that Brandywine Realty Trust or Brandywine Operating Partnership may offer. This summary is for general information only and is not tax advice. The tax consequences of owning any particular issue of debt securities will be discussed in the applicable prospectus.

As used herein, a “U.S. Holder” means a beneficial owner of our debt securities, who is, for U.S. federal income tax purposes:

•	a citizen or resident of the U.S. as defined in section 7701(b) of the Code,

•	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the U.S. or any state thereof or the District of Columbia,

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source or

•

a trust if it (a) is subject to the primary supervision of a court within the U.S. and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

As used herein, a “non-U.S. Holder” means a beneficial owner of our debt securities that is not a “U.S. Holder,” and that is not a partnership (or other entity treated as a partnership for U.S. federal income tax purposes).

If a partnership holds debt securities, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding debt securities, you should consult your tax advisors.

Taxation of U.S. Holders

Interest

The stated interest on debt securities generally will be taxable to a U.S. Holder as ordinary income at the time that it is paid or accrued, in accordance with the U.S. Holder’s method of accounting for United States federal income tax purposes.

Original Issue Discount

If you own debt securities issued with original issue discount (“OID”), you will be subject to special tax accounting rules, as described in greater detail below. In that case, you should be aware that you generally must include OID in gross income in advance of the receipt of cash attributable to that income. However, you generally will not be required to include separately in income cash payments received on the debt securities, even if denominated as interest, to the extent those payments do not constitute “qualified stated interest,” as defined below. If we determine that a particular debt security will be an OID debt security, we will disclose that determination in the prospectus relating to those debt securities.

A debt security with an “issue price” that is less than the “stated redemption price at maturity” (the sum of all payments to be made on the debt security other than “qualified stated interest”) generally will be issued with OID if that difference is at least 0.25% of the stated redemption price at maturity multiplied by the number of complete years to maturity. The “issue price” of each debt security in a particular offering will be the first price at which a substantial amount of that particular offering is sold to the public. The term “qualified stated interest” means stated interest that is unconditionally payable in cash or in property, other than debt instruments of the issuer, and the interest to be paid meets all of the following conditions:

•	it is payable at least once per year;

•	it is payable over the entire term of the debt security; and

•	it is payable at a single fixed rate or, subject to certain conditions, based on one or more interest indices.

If we determine that particular debt securities of a series will bear interest that is not qualified stated interest, we will disclose that determination in the prospectus relating to those debt securities.

If you own a debt security issued with “de minimis” OID, which is discount that is not OID because it is less than 0.25% of the stated redemption price at maturity multiplied by the number of complete years to maturity, you generally must include the de minimis OID in income at the time principal payments on the debt securities are made in proportion to the amount paid. Any amount of de minimis OID that you have included in income will be treated as capital gain.

Certain of the debt securities may contain provisions permitting them to be redeemed prior to their stated maturity at our option and/or at your option. OID debt securities containing those features may be subject to rules that differ from the general rules discussed herein. If you are considering the purchase of OID debt securities with those features, you should carefully examine the applicable prospectus and should consult your own tax advisors with respect to those features since the tax consequences to you with respect to OID will depend, in part, on the particular terms and features of the debt securities.

If you own OID debt securities with a maturity upon issuance of more than one year you generally must include OID in income in advance of the receipt of some or all of the related cash payments using the “constant yield method” described in the following paragraphs. This method takes into account the compounding of interest.

The amount of OID that you must include in income if you are the initial United States holder of an OID debt security is the sum of the “daily portions” of OID with respect to the debt security for each day during the taxable year or portion of the taxable year in which you held that debt security (“accrued OID”). The daily portion is determined by allocating to each day in any “accrual period” a pro rata portion of the OID allocable to that accrual period. The “accrual period” for an OID debt security may be of any length and may vary in length over the term of the debt security, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs on the first day or the final day of an accrual period. The amount of OID allocable to any accrual period is an amount equal to the excess, if any, of:

•

the debt security’s “adjusted issue price” at the beginning of the accrual period multiplied by its yield to maturity, determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period, over

•	the aggregate of all qualified stated interest allocable to the accrual period.

OID allocable to a final accrual period is the difference between the amount payable at maturity, other than a payment of qualified stated interest, and the adjusted issue price at the beginning of the final accrual period. Special rules will apply for calculating OID for an initial short accrual period. The “adjusted issue price” of a debt security at the beginning of any accrual period is equal to its issue price increased by the accrued OID for each prior accrual period, determined without regard to the amortization of any acquisition or bond premium, as described below, and reduced by any payments made on the debt security (other than qualified stated interest) on or before the first day of the accrual period. Under these rules, you will generally have to include in income increasingly greater amounts of OID in successive accrual periods. We are required to provide information returns stating the amount of OID accrued on debt securities held of record by persons other than corporations and other exempt holders.

Floating rate debt securities are subject to special OID rules. In the case of an OID debt security that is a floating rate debt security, both the “yield to maturity” and “qualified stated interest” will be determined solely for purposes of calculating the accrual of OID as though the debt security will bear interest in all periods at a fixed rate generally equal to the rate that would be applicable to interest payments on the debt security on its date of issue or, in the case of certain floating rate debt securities, the rate that reflects the yield to maturity that is reasonably expected for the debt security. Additional rules may apply if either:

•	the interest on a floating rate debt security is based on more than one interest index; or

•	the principal amount of the debt security is indexed in any manner.

This discussion does not address the tax rules applicable to debt securities with an indexed principal amount. If you are considering the purchase of floating rate OID debt securities or securities with indexed principal amounts, you should carefully examine the prospectus relating to those debt securities, and should consult your own tax advisors regarding the United States federal income tax consequences to you of holding and disposing of those debt securities.

You may elect to treat all interest on any debt securities as OID and calculate the amount includible in gross income under the constant yield method described above. For purposes of this election, interest includes stated interest, acquisition discount, OID, de minimis OID, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium or acquisition premium. You must make this election for the taxable year in which you acquired the debt security, and you may not revoke the election without the consent of the Internal Revenue Service (the “IRS”). You should consult with your own tax advisors about this election.

Market Discount

If you purchase debt securities, other than OID debt securities, for an amount that is less than their stated redemption price at maturity, or, in the case of OID debt securities, their adjusted issue price, the amount of the difference will be treated as “market discount” for United States federal income tax purposes, unless that difference is less than a specified de minimis amount. Under the market discount rules, you will be required to treat any principal payment on, or any gain on the sale, exchange, retirement or other disposition of, the debt securities as ordinary income to the extent of the market discount that you have not previously included in income and are treated as having accrued on the debt securities at the time of their payment or disposition. In addition, you may be required to defer, until the maturity of the debt securities or their earlier disposition in a taxable transaction, the deduction of all or a portion of the interest expense on any indebtedness attributable to the debt securities. You may elect, on a debt security-by-debt security basis, to deduct the deferred interest expense in a tax year prior to the year of disposition. You should consult your own tax advisors before making this election.

Any market discount will be considered to accrue ratably during the period from the date of acquisition to the maturity date of the debt securities, unless you elect to accrue on a constant interest method. You may elect to include market discount in income currently as it accrues, on either a ratable or constant interest method, in which case the rule described above regarding deferral of interest deductions will not apply. Your election to include market discount in income currently, once made, applies to all market discount obligations acquired by you on or after the first taxable year to which your election applies and may not be revoked without the consent of the IRS. You should consult your own tax advisor before making this election.

Acquisition Premium and Amortizable Bond Premium

If you purchase OID debt securities for an amount that is greater than their adjusted issue price but equal to or less than the sum of all amounts payable on the debt securities after the purchase date other than payments of qualified stated interest, you will be considered to have purchased those debt securities at an “acquisition premium.” Under the acquisition premium rules, the amount of OID that you must include in gross income with respect to those debt securities for any taxable year will be reduced by the portion of the acquisition premium properly allocable to that year.

If you purchase debt securities (including OID debt securities) for an amount in excess of the sum of all amounts payable on those debt securities after the purchase date other than qualified stated interest, you will be considered to have purchased those debt securities at a “premium” and, if they are OID debt securities, you will not be required to include any OID in income. You generally may elect to amortize the premium over the remaining term of those debt securities on a constant yield method as an offset to interest when includible in income under your regular accounting method. In the case of debt securities that provide for alternative payment schedules, bond premium is calculated by assuming that (a) you will exercise or not exercise options in a manner that maximizes your yield, and (b) we will exercise or not exercise options in a manner that minimizes your yield (except that we will be assumed to exercise call options in a manner that maximizes your yield). If you do not elect to amortize bond premium, that premium will decrease the gain or increase the loss you would otherwise recognize on disposition of the debt security. Your election to amortize premium on a constant yield method will also apply to all debt obligations held or subsequently acquired by you on or after the first day of the first taxable year to which the election applies. You may not revoke the election without the consent of the IRS. You should consult your own tax advisor before making this election.

Sale, Exchange and Retirement of Debt Securities

A U.S. Holder of debt securities will recognize gain or loss upon the sale, exchange, retirement, redemption or other taxable disposition of such debt securities in an amount equal to the difference between:

•

the amount of cash and the fair market value of other property received in exchange for such debt securities, other than amounts attributable to accrued but unpaid stated interest, which will be subject to tax as ordinary income to the extent not previously included in income; and

•	the U.S. Holder’s adjusted tax basis in such debt securities.

A U.S. Holder’s adjusted tax basis in a debt security generally will equal the cost of the debt security to such holder (A) increased by the amount of OID or accrued market discount (if any) previously included in income by such holder and (B) decreased by the amount of any payments other than qualified stated interest payments and any amortizable bond premium taken by the holder.

Any gain or loss recognized will generally be capital gain or loss, and such capital gain or loss will generally be long-term capital gain or loss if debt securities has been held by the U.S. Holder for more than one year. Long-term capital gain for non-corporate taxpayers is subject to reduced rates of United States federal income taxation (15% maximum federal rate through the end of 2012). The deductibility of capital losses is subject to certain limitations.

If a U.S. Holder recognizes a loss upon a subsequent disposition of our debt securities in an amount that exceeds a prescribed threshold, it is possible that the provisions of Treasury Regulations involving “reportable transactions” could apply, with a resulting requirement to separately disclose the loss generating transactions to the IRS. While these regulations are directed towards “tax shelters,” they are written broadly, and apply to transactions that would not typically be considered tax shelters. Significant penalties apply for failure to comply with these requirements. You should consult your tax advisors concerning any possible disclosure obligation with respect to the receipt or disposition of our debt securities, or transactions that might be undertaken directly or indirectly by us. Moreover, you should be aware that we and other participants in transactions involving us (including our advisors) might be subject to disclosure or other requirements pursuant to these regulations.

Taxation of Tax-Exempt Holders of Debt Securities

Assuming the debt security is debt for tax purposes, interest income accrued on the debt security should not constitute unrelated business taxable income to a tax-exempt holder. As a result, a tax-exempt holder generally should not be subject to U.S. federal income tax on the interest income accruing on our debt securities. Similarly, any gain recognized by the tax-exempt holder in connection with a sale of the debt security generally should not be unrelated business taxable income. However, if a tax-exempt holder were to finance its acquisition of the debt security with debt, a portion of the interest income and gain attributable to the debt security would constitute unrelated business taxable income pursuant to the “debt-financed property” rules. Tax-exempt holders should consult their own counsel to determine the potential tax consequences of an investment in our debt securities.

Taxation of Non-U.S. Holders of Debt Securities

The rules governing the U.S. federal income taxation of a Non-U.S. Holder are complex and no attempt will be made herein to provide more than a summary of such rules. Non-U.S. Holders should consult their tax advisors to determine the effect of U.S. federal, state, local and foreign tax laws, as well as tax treaties, with regard to an investment in the debt securities.

Interest

Interest (including OID) paid to a non-U.S. Holder of debt securities will not be subject to United States federal withholding tax under the “portfolio interest exception,” provided that:

•	interest paid on debt securities is not effectively connected with a non-U.S. Holder’s conduct of a trade or business in the United States;

•

the non-U.S. Holder does not actually or constructively own 10% or more of the capital or profits interest in the Operating Partnership (in the case of debt issued by the Operating Partnership), or 10% or more of the shares of Brandywine (in the case of debt issued by Brandywine);

•	the non-U.S. Holder is not

•	a controlled foreign corporation that is related to the Operating Partnership or Brandywine, as applicable, or

•	a bank that receives such interest on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business; and

•

the beneficial owner of debt securities provides a certification, which is generally made on an IRS Form W-8BEN or a suitable substitute form and signed under penalties of perjury, that it is not a United States person.

A payment of interest (including OID) to a non-U.S. Holder that does not qualify for the portfolio interest exception and that is not effectively connected to a United States trade or business will be subject to United States federal withholding tax at a rate of 30%, unless a United States income tax treaty applies to reduce or eliminate withholding.

A non-U.S. Holder will generally be subject to tax in the same manner as a U.S. Holder with respect to payments of interest (including OID) if such payments are effectively connected with the conduct of a trade or business by the non-U.S. Holder in the United States and, if an applicable tax treaty provides, such gain is attributable to a United States permanent establishment maintained by the non-U.S. Holder. In some circumstances, such effectively connected income received by a non-U.S. Holder which is a corporation may be subject to an additional “branch profits tax” at a 30% base rate or, if applicable, a lower treaty rate.

To claim the benefit of a lower treaty rate or to claim exemption from withholding because the income is effectively connected with a United States trade or business, the non-U.S. Holder must provide a properly executed IRS Form W-8BEN or IRS Form W-8ECI, or a suitable substitute form, as applicable, prior to the payment of interest. Such certificate must contain, among other information, the name and address of the non-U.S. Holder.

Non-U.S. Holders are urged to consult their own tax advisors regarding applicable income tax treaties, which may provide different rules.

Sale or Retirement of Debt Securities

A non-U.S. Holder generally will not be subject to United States federal income tax or withholding tax on gain realized on the sale, exchange or redemption of debt securities unless:

•	the non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of the sale, exchange or redemption, and certain other conditions are met; or

•

the gain is effectively connected with the conduct of a trade or business of the non-U.S. Holder in the United States and, if an applicable tax treaty so provides, such gain is attributable to a United States permanent establishment maintained by such holder.

Except to the extent that an applicable tax treaty provides otherwise, a non-U.S. Holder will generally be subject to tax in the same manner as a U.S. Holder with respect to gain realized on the sale, exchange or redemption of debt securities if such gain is effectively connected with the conduct of a trade or business by the non-U.S. Holder in the United States and, if an applicable tax treaty provides, such gain is attributable to a United States permanent establishment maintained by the non-U.S. Holder. In certain circumstances, a non-U.S. Holder that is a corporation will be subject to an additional “branch profits tax” at a 30% rate or, if applicable, a lower treaty rate on such income.

U.S. Federal Estate Tax

Your estate will not be subject to U.S. federal estate tax on the debt securities beneficially owned by you at the time of your death, provided that any payment to you on the debt securities, including OID, would be eligible for exemption from the 30% U.S. federal withholding tax under the “portfolio interest” rule described above, without regard to the certification requirement.

Information Reporting and Backup Withholding Applicable to Holders of Debt Securities

U.S. Holders

Certain U.S. Holders may be subject to information reporting requirements on payments of principal and interest (including OID) on debt securities and payments of the proceeds of the sale, exchange, or redemption of debt securities, and backup withholding, currently imposed at a rate of 28%, may apply to such payment if the U.S. Holder:

•	fails to furnish an accurate taxpayer identification number, or TIN, to the payor in the manner required;

•	is notified by the IRS that it has failed to properly report payments of interest or dividends; or

•	under certain circumstances, fails to certify, under penalties of perjury, that it has furnished a correct TIN and that it has not been notified by the IRS that it is subject to backup withholding.

Non-U.S. Holders

A non-U.S. Holder is generally not subject to backup withholding with respect to payments of interest (including OID) on debt securities if it certifies as to its status as a non-U.S. Holder under penalties of perjury or if it otherwise establishes an exemption, provided that neither we nor our paying agent has actual knowledge or reason to know that the non-U.S. Holder is a United States person or that the conditions of any other exemptions are not, in fact, satisfied. Information reporting requirements, however, will apply to payments of interest (including OID) to non-U.S. Holders where such interest is subject to withholding or exempt from United States withholding tax pursuant to a tax treaty. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which the non-U.S. Holder resides.

The payment of the proceeds from the disposition of debt securities to or through the United States office of any broker, United States or foreign, will be subject to information reporting and possible backup withholding unless the owner certifies as to its non-United States status under penalties of perjury or otherwise establishes an exemption, provided that the broker does not have actual knowledge or reason to know that the non-U.S. Holder is a United States person or that the conditions of any other exemption are not, in fact, satisfied.

The payment of the proceeds from the disposition of debt securities to or through a non-United States office of a non-United States broker that is not a “United States related person” generally will not be subject to information reporting or backup withholding. For this purpose, a “United States related person” is:

•	a controlled foreign corporation for United States federal income tax purposes;

•

a foreign person 50% or more of whose gross income from all sources for the three-year period ending with the close of its taxable year preceding the payment, or for such part of the period that the broker has been in existence, is derived from activities that are effectively connected with the conduct of a United States trade or business; or

•

a foreign partnership that at any time during the partnership’s taxable year is either engaged in the conduct of a trade or business in the United States or of which 50% or more of its income or capital interests are held by United States persons.

In the case of the payment of proceeds from the disposition of debt securities to or through a non-United States office of a broker that is either a United States person or a United States related person, the payment may be subject to information reporting unless the broker has documentary evidence in its files that the owner is a non-U.S. Holder and the broker has no knowledge or reason to know to the contrary. Backup withholding will not apply to payments made through foreign offices of a broker that is a United States person or a United States related person, absent actual knowledge that the payee is a United States person.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a Holder will be allowed as a refund or a credit against such Holder’s United States federal income tax liability, provided that the requisite procedures are followed.

Holders of debt securities are urged to consult their tax advisors regarding their qualification for exemption from backup withholding and the procedure for obtaining such an exemption, if applicable.

New Legislation Relating to Foreign Accounts

On March 18, 2010 the President signed into law the Hiring Incentives to Restore Employment Act (the “HIRE Act”). The HIRE act may impose withholding taxes on certain types of payments made to “foreign financial institutions and “non-financial foreign entities” (as defined under these rules). The legislation imposes a 30% withholding tax on “withholdable payments,” which include payments of dividends on our common or preferred shares, payments of interest on our debentures (without regard to the portfolio interest exception) or gross proceeds from the sale or other disposition of our common shares, preferred shares or debentures paid to a foreign financial institution or to a non-financial foreign entity, unless (i) the foreign financial institution undertakes certain diligence and reporting obligations with respect to certain U.S. account holders or (ii) the non-financial foreign entity either certifies it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner. If the payee is a foreign financial institution, it must enter into an agreement with the United States Treasury requiring, among other things, that it undertake to identify accounts held by certain U.S. persons or U.S.-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to account holders whose actions prevent it from complying with these reporting and other requirements. The legislation would generally apply to payments made after December 31, 2012, other than with respect to payments on debentures that were issued prior to December 31, 2012. Prospective investors should consult their tax advisors regarding the possible implications of this legislation on their investment in our common shares, preferred shares or debentures.

New Health Care Legislation

On March 30, 2010, the President signed into law the Health Care and Reconciliation Act of 2010 (the “Reconciliation Act”). The Reconciliation Act will require certain U.S. Shareholders who are individuals, estates or trusts and whose income exceeds certain thresholds to pay a 3.8% Medicare tax on “net investment income” which includes, among other things, dividends on shares, interest on debentures and capital gains from the sale or other disposition of shares or debentures, subject to certain exceptions. This tax will apply for taxable years beginning after December 31, 2012. U.S. shareholders should consult their tax advisors regarding the effect, if any, of this legislation on their ownership and disposition of our common shares, preferred shares or debentures.

PLAN OF DISTRIBUTION

We and, where applicable, selling securityholders may sell the securities in any one or more of the following ways:

•	directly to investors;

•	to investors through agents;

•	to dealers;

•	through underwriting syndicates led by one or more managing underwriters; and

•	through one or more underwriters acting alone.

Any underwritten offering may be on a best efforts or a firm commitment basis. We may also make direct sales through subscription rights distributed to our shareholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to shareholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties. We may also sell securities to our shareholders as part of a dividend on our common shares if our board of trustees, in the future, should elect to pay dividends with a combination of cash and common shares.

The distribution of the securities may be effected from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices, including in “at the market offerings” within the meaning of Rule 415(a)(4) of the Securities Act; or

•	at negotiated prices.

Any of the prices may represent a discount from the then prevailing market prices.

In the sale of the securities, underwriters or agents may receive compensation from us or from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters under the Securities Act of 1933, and any discounts or commissions they receive from us and any profit on the resale of securities they realize may be deemed to be underwriting discounts and commissions under the Securities Act. The applicable prospectus supplement will, where applicable:

•	identify any such underwriter or agent;

•	describe any compensation in the form of discounts, concessions, commissions or otherwise received from us by each such underwriter or agent and in the aggregate to all underwriters and agents;

•	identify the amounts underwritten; and

•	identify the nature of the underwriter’s obligation to take the securities.

Unless otherwise specified in the related prospectus supplement, each series of securities will be a new issue with no established trading market, other than the common shares, Series C Preferred Shares and Series D Preferred Shares, which are listed on the NYSE. Any common shares sold pursuant to a prospectus supplement will be listed on the NYSE, subject to official notice of issuance. We may elect to list any series of debt securities or preferred shares, respectively, on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a series of securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, no assurance can be given as to the liquidity of, or the trading market for, any series of debt securities or preferred shares.

Until the distribution of the securities is completed, rules of the SEC may limit the ability of any underwriters and selling group members to bid for and purchase the securities. As an exception to these rules, underwriters are permitted to engage in some transactions that stabilize the price of the securities. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities.

If any underwriters create a short position in the securities in an offering in which they sell more securities than are set forth on the cover page of the applicable prospectus supplement, the underwriters may reduce that short position by purchasing the securities in the open market.

The lead underwriters may also impose a penalty bid on other underwriters and selling group members participating in an offering. This means that if the lead underwriters purchase securities in the open market to reduce the underwriters’ short position or to stabilize the price of the securities, they may reclaim the amount of any selling concession from the underwriters and selling group members who sold those securities as part of the offering.

In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security before the distribution is completed.

We do not make any representation or prediction as to the direction or magnitude of any effect that the transactions described above might have on the price of the securities. In addition, we do not make any representation that underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

Under agreements into which we may enter, underwriters, dealers and agents who participate in the distribution of the securities may be entitled to indemnification by us against some liabilities, including liabilities under the Securities Act.

Underwriters, dealers and agents may engage in transactions with us, perform services for us or be our tenants in the ordinary course of business.

If indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by particular institutions to purchase securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in such prospectus supplement. Each delayed delivery contract will be for an amount no less than, and the aggregate principal amounts of securities sold under delayed delivery contracts shall be not less nor more than, the respective amounts stated in the applicable prospectus supplement. Institutions with which such contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but will in all cases be subject to our approval. The obligations of any purchaser under any such contract will be subject to the conditions that (a) the purchase of the securities shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject, and (b) if the securities are being sold to underwriters, we shall have sold to the underwriters the total principal amount of the securities less the principal amount thereof covered by the contracts. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

To comply with applicable state securities laws, the securities offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, securities may not be sold in some states unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

LEGAL MATTERS

Unless otherwise set forth in a prospectus supplement, the validity of the securities offered will be passed upon for us by Pepper Hamilton LLP and for any underwriters by Simpson Thacher & Bartlett LLP (or such other counsel as may be engaged by any such underwriters).

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2010 for Brandywine Realty Trust have been so incorporated in reliance on the report (which contains an explanatory paragraph on the effectiveness of internal control over financial reporting due to the exclusion of Brandywine’s investments in Three Logan Square from its assessment of internal control over financial reporting as of December 31, 2010 because it was acquired by Brandywine during 2010) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2010 for Brandywine Operating Partnership, L.P. have been so incorporated in reliance on the report (which contains an explanatory paragraph on the effectiveness of internal control over financial reporting due to the exclusion of Brandywine’s investments in Three Logan Square from its assessment of internal control over financial reporting as of December 31, 2010 because it was acquired during 2010) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

4,000,000 Shares

6.90% Series E Cumulative Redeemable

Preferred Shares of Beneficial Interest

(Liquidation Preference $25 Per Share)

PROSPECTUS    SUPPLEMENT

BofA Merrill Lynch

Citigroup

J.P. Morgan

RBC Capital Markets

Janney Montgomery Scott

PNC Capital Markets LLC

April 3, 2012